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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Assured Guaranty Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 25, 2009
Hamilton, Bermuda

Dear Shareholders:

        It is with great pleasure that we invite you to our 2009 Annual General Meeting of shareholders. The meeting will be held on Thursday, May 7, 2009, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Hamilton, Bermuda at 8:00 a.m. Atlantic Time.

        Our formal agenda for this year's meeting is to vote on the election of directors, to vote on an amendment to the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan, to vote on an amendment to the Assured Guaranty Ltd. Employee Stock Purchase Plan, to ratify the selection of independent auditors for 2009, and to direct the Company to vote on directors and independent auditors for one of our subsidiaries. In addition, we will report to you the highlights of 2008 and discuss the outlook for our business in 2009. We will also answer any questions you may have. Representatives of our independent accountants will be in attendance at the meeting and will be available to answer questions.

        Whether or not you plan to attend the meeting, your vote on these matters is important to us. Please complete, sign and return the enclosed proxy card in the envelope provided. Alternatively, you can vote your proxy by telephone or through the Internet by following the instructions on the enclosed proxy card.

        We look forward to seeing you at the meeting.

Sincerely,

Walter A. Scott Chairman of the Board	Dominic J. Frederico President and Chief Executive Officer

NOTICE OF ANNUAL GENERAL MEETING

March 25, 2009
Hamilton, Bermuda

TO THE SHAREHOLDERS OF ASSURED GUARANTY LTD.:

        The Annual General Meeting of Assured Guaranty Ltd., which we refer to as the Company, will be held on Thursday, May 7, 2009, at 8:00 a.m. Atlantic Time at the Fairmont Hamilton Princess, 76 Pitts Bay Road, Hamilton, Bermuda, for the following purposes:

  1.
  To elect four Class II directors to hold office until 2012;

  2.
  To vote on an amendment to the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan;

  3.
  To vote on an amendment to the Assured Guaranty Ltd. Employee Stock Purchase Plan;

  4.
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2009;

  5.
  To direct the Company to vote for directors of, and the ratification of the appointment of independent auditors for, our subsidiary, Assured Guaranty Re Ltd.; and

  6.
  To transact such other business, if any, as lawfully may be brought before the meeting.

        Only shareholders of record, as shown by the transfer books of the Company, at the close of business on March 17, 2009, are entitled to notice of, and to vote at, the Annual General Meeting.

        PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. YOU MAY ALSO VOTE OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE VOTING INSTRUCTIONS PRINTED ON THE ACCOMPANYING PROXY CARD. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, THE PROPOSALS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ENCLOSED PROXY STATEMENT.

By Order of the Board of Directors,
James M. Michener Secretary

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ASSURED GUARANTY LTD.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
March 30, 2009

PROXY STATEMENT

 INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING

Why did you send me this proxy statement?

        We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Assured Guaranty Ltd., which we refer to as "Assured," the "Company," "we," "us" or "our," is soliciting your proxy to vote at the 2009 Annual General Meeting, which will be held on Thursday, May 7, 2009, at 8:00 a.m. Atlantic Time at the Fairmont Hamilton Princess, 76 Pitts Bay Road, Hamilton, Bermuda. A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2008 accompanies this proxy statement.

        This proxy statement summarizes the information you need to vote at the Annual General Meeting. You do not need to attend the Annual General Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card or vote by telephone or over the Internet.

        We will begin mailing this proxy statement on or about April 6, 2009 to all shareholders entitled to vote.

What proposals will be voted on at the Annual General Meeting?

        There are five proposals scheduled to be voted on at the Annual General Meeting:

  •
  The election of four Class II directors.

  •
  The approval of an amendment to the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan.

  •
  The approval of an amendment to the Assured Guaranty Ltd. Stock Purchase Plan.

  •
  The ratification of the selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for 2009.

  •
  Directing the Company to vote for the election of the directors of, and the ratification of the appointment of the independent auditors for, our subsidiary, Assured Guaranty Re Ltd., which we refer to as "AG Re."

        Assured's Board recommends that you vote your shares "FOR" each of the nominees to the Board, "FOR" the approval of the amendment to the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan, "FOR" the approval of the amendment to the Assured Guaranty Ltd. Employee Stock Purchase Plan, "FOR" the appointment of the selection of PricewaterhouseCoopers LLP as our independent auditors for 2009 and "FOR" directing the Company to vote for the election of the directors of, and the ratification of the appointment of independent auditors for, our subsidiary, Assured Guaranty Re Ltd.

 Are proxy materials available on the Internet?

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on Thursday May 7, 2009

        Yes. Our proxy statement for the 2009 Annual General Meeting, form of proxy card and 2008 annual report are available at http://www.assuredguaranty.com/annualmeeting.html.

 Who is entitled to vote?

        March 17, 2009 is the record date for the Annual General Meeting. If you owned our common shares at the close of business on March 17, 2009, you are entitled to vote. On that date, we had 90,562,067 of our common shares outstanding and entitled to vote at the Annual General Meeting, including 439,764 unvested restricted common shares (but excluding 5,354,116 common shares held by our subsidiary, Assured Guaranty US Holdings Inc.). Our common shares are our only class of voting stock. The closing price of our common shares on March 17, 2009 was $5.45.

How many votes do I have?

        You have one vote for each of our common shares that you owned at the close of business on March 17, 2009. However, if your shares are considered "controlled shares," which our Bye-laws defined generally to include all of our common shares directly, indirectly or constructively owned or beneficially owned by any person or group of persons, owned by any "United States person," as defined in the U.S. Internal Revenue Code, as amended, which we refer to in this proxy statement as the "Internal Revenue Code," and such shares constitute 9.5% or more of our issued common shares, the voting rights with respect to your controlled shares will be limited, in the aggregate, to a voting power of approximately 9.5%, pursuant to a formula specified in our Bye-Laws. Funds affiliated with Wilbur L. Ross, Jr., one of our directors, are subject to this restriction and, as a result, the voting rights of all other shareholders will be increased accordingly, subject to the 9.5% voting limitation.

        The proxy card indicates the number of common shares you are entitled to vote, without giving effect to the controlled share rule described above.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

        Many of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

  Shareholder of Record

        If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent to you directly. As the shareholder of record, you have the right to grant your voting proxy directly to Assured or to vote in person at the Annual General Meeting. Assured has enclosed a proxy card for you to use. You may also vote on the Internet or by telephone as described below under the heading "Information About the Annual General Meeting and Voting—May I vote by telephone or via the Internet?"

  Beneficial Owner

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares and are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may only vote these shares in person at the Annual General Meeting if you follow the instructions described below under the heading "Information About the Annual General Meeting and Voting—How do I vote in person at the Annual General Meeting?" Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares. You may also vote on the Internet or by telephone as described below under the heading "Information About the Annual General Meeting and Voting—May I vote by telephone or via the Internet?"

How do I vote by proxy?

        If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board:

  •
  "FOR" the election of four Class II directors.

  •
  "FOR" the approval of the amendment to the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan.

  •
  "FOR" the approval of the amendment to the Assured Guaranty Ltd. Employee Stock Purchase Plan.

  •
  "FOR" the ratification of PricewaterhouseCoopers LLP as our independent auditors for 2009.

  •
  "FOR" directing the Company to vote for the election of directors of, and the ratification of the appointment of independent auditors for, our subsidiary, AG Re.

        If any other matter is presented, your proxy will vote in accordance with the best judgment of the individuals named on your proxy card. As of the date of printing this proxy statement, we knew of no matters that needed to be acted on at the Annual General Meeting, other than those discussed in this proxy statement.

May I vote by telephone or via the Internet?

        Yes. Instead of submitting your vote by mail on the enclosed proxy card, you may be able to vote via the Internet or by telephone. We encourage you to do so because your vote is then tabulated faster than if you mailed it. Please note that there are separate Internet and telephone arrangements depending on whether you are a shareholder of record (that is, if you hold your stock in your own name), or whether you are a beneficial owner and hold your shares in "street name" (that is, if your stock is held in the name of your broker or bank).

        If you are a shareholder of record, you may vote by telephone, or electronically through the Internet, by following the instructions provided on your proxy card.

        If you are a beneficial owner and held your shares in "street name," you may need to contact your bank or broker to determine whether you will be able to vote by telephone or electronically through the Internet.

        The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. If you vote via the Internet, you may incur costs, such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.

        Whether or not you plan to attend the Annual General Meeting, we urge you to vote. Returning the proxy card or voting by telephone or over the Internet will not affect your right to attend the Annual General Meeting and vote.

 May I revoke my proxy?

        Yes. If you change your mind after you vote, you may revoke your proxy by following any of the procedures described below. To revoke your proxy:

  •
  Send in another signed proxy with a later date or resubmit your vote by telephone or the Internet,

  •
  Send a letter revoking your proxy to Assured's Secretary at 30 Woodbourne Avenue, Hamilton HM 08, Bermuda, or

  •
  Attend the Annual General Meeting and vote in person.

        If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

How do I vote in person at the Annual General Meeting?

        You may vote shares held directly in your name as the shareholder of record in person at the Annual General Meeting. If you choose to vote your shares in person at the Annual General Meeting, please bring the enclosed proxy card or proof of identification. Shares held in "street name" may be voted in person by you only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. If your shares are held in the name of your broker, bank or other nominee, you must bring to the Annual General Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares and a signed proxy from the shareholder of record giving you the right to vote the shares. The account statement or letter must show that you were beneficial owner of the shares on March 17, 2009.

        Even if you plan to attend the Annual General Meeting, Assured recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual General Meeting.

        You can obtain directions to attend the 2009 Annual General Meeting by contacting Natasha Medeiros at 441-299-9375 or at nmedeiros@assuredguaranty.com.

What votes need to be present to hold the Annual General Meeting?

        To have a quorum for our Annual General Meeting, two or more persons must be present, in person or by proxy, representing more than 50% of the common shares that were outstanding on March 17, 2009. As of March 17, 2009, our subsidiary, Assured Guaranty US Holdings Inc., owns 5,354,116 of our common shares. While it does not intend to vote these shares at the upcoming Annual General Meeting, it does intend for these shares to be present at the meeting so they will be counted towards the quorum.

What vote is required to approve each proposal?

Election of directors	The election of each nominee for Class II director requires the affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting.

Approval of the Amendment of the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan	Under NYSE rules, the approval of the amendment of the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan requires an affirmative vote of the majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of the voting power of the total outstanding shares of stock, which is referred to as the "Outstanding Votes." Votes "For" and "Against" and abstentions count as votes cast, while broker non-votes do not count as votes cast but count as Outstanding Votes. Thus, the total sum of votes "For," plus votes "Against," plus abstentions, which is referred to as the "NYSE Votes Cast," must be greater than 50% of the total Outstanding Votes. Further, the number of votes "For" the proposal must be greater than 50% of the NYSE Votes Cast.
Approval of the Amendment of the Assured Guaranty Ltd. Employee Stock Purchase Plan
Under NYSE rules, the approval of the amendment of the Assured Guaranty Ltd. 2004 Employee Stock Purchase Plan requires an affirmative vote of the majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of the Outstanding Votes. Votes "For" and "Against" and abstentions count as votes cast, while broker non-votes do not count as votes cast but count as Outstanding Votes. Thus, the total sum of NYSE Votes Cast must be greater than 50% of the total Outstanding Votes. Further, the number of votes "For" the proposal must be greater than 50% of the NYSE Votes Cast.
Ratification of Appointment of Independent Auditors
The ratification of the selection of PricewaterhouseCoopers LLP as independent auditors for 2009 requires the affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting.
Election of Directors and Ratification of Independent Auditors for a Subsidiary
Directing the Company to vote for the election of directors of, and the ratification of the appointment of independent auditors for, our subsidiary, AG Re, requires the affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting.

How are votes counted?

        In the election of Assured directors, your vote may be cast "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. Your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN" with respect to the approval of the amendment of the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan, the approval of the amendment of the Assured Guaranty Ltd. Employee Stock Purchase Plan and the ratification of Assured's independent auditors. For directing the Company to vote for the election of directors of our subsidiary, AG Re, your vote may be cast "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees and for directing the Company to vote for the ratification of AG Re's independent auditors, your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN". If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. We will appoint one or more inspectors of election to count votes cast in person or by proxy.

 What is the effect of broker non-votes and abstentions?

        A broker "non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

        Common shares owned by shareholders electing to abstain from voting with respect to any proposal and broker "non-votes" will be counted towards the presence of a quorum but will not be considered present and voting with respect to elections of directors or other matters to be voted upon at the Annual General Meeting. Therefore, abstentions and "broker non-votes" will have no effect on the outcome of the proposals to elect directors, to ratify the appointment of the Company's independent accountants or the subsidiary matters.

        Because of NYSE rules, abstentions have the same effect as a vote against the amendment of the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan and the amendment to the Assured Guaranty Employee Stock Purchase Plan. Broker non-votes will not directly have any effect on the outcome of the proposals to amend the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan or the Assured Guaranty Ltd. Employee Stock Purchase Plan because broker non-votes are not treated as votes cast under NYSE rules. However, brokers do not have discretionary authority to vote shares on the proposals to amend the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan or the Assured Guaranty Ltd. Employee Stock Purchase Plan without the direction from the beneficial owner. Thus, broker non-votes could impair our ability to satisfy the requirement that the NYSE Votes Cast represent over 50% of the Outstanding Votes.

Are there any voting agreements with respect to our common shares?

        The funds affiliated with Wilbur L. Ross, Jr., one of our directors, have agreed that they will vote all common shares of the Company owned by them solely in proportion with the votes cast by holders of the Company's common shares on any matter put before them.

        The funds affiliated with Mr. Ross have agreed to be subject to the 9.5% voting limitation described in "How many votes do I have?" ACE Limited, which we refer to as "ACE," has agreed to be subject to such 9.5% voting limitation following the closing of our acquisition of Financial Security Assurance Holdings Ltd., which we refer to as "FSAH."

What are the costs of soliciting these proxies and who will pay them?

        Assured will pay all the costs of soliciting these proxies. Our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Georgeson Inc. is assisting us with the solicitation of proxies for a fee of $6,500 plus out-of-pocket expenses.

Where can I find the voting results?

        We will publish the voting results in our Form 10-Q for the second quarter of 2009, which we will file with the Securities and Exchange Commission (SEC) in August 2009. You can find the Form 10-Q on our website at www.assuredguaranty.com.

Will Assured's independent accountants attend the Annual General Meeting?

        PricewaterhouseCoopers LLP will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

 Do directors attend the Annual General Meeting?

        Our Corporate Governance Guidelines provide that directors are expected to attend our annual meeting of shareholders and any special meeting of shareholders called by the Company to consider extraordinary business transactions, unless they are unable to do so as a result of special circumstances; directors are encouraged to attend all other special meetings of shareholders called by the Company. All but one of our directors then in office attended the Annual General Meeting that was held on May 8, 2008.

Can a shareholder communicate directly with our Board? If so, how?

        Our Board provides a process for shareholders, employees or other interested parties to send communications to our Board. Shareholders, employees or other interested parties wanting to contact the Board concerning accounting or auditing matters may send an e-mail to the Chairman of the Audit Committee at chmaudit@assuredguaranty.com. Shareholders, employees or other interested parties wanting to contact the Board, the independent directors, the Chairman of the Board, the chairman of any Board committee or any other director, as to other matters may send an e-mail to corpsecy@assuredguaranty.com. The Secretary has access to both of these e-mail addresses. Alternatively, shareholders, employees or other interested parties may send written communications to the Board c/o Secretary, 30 Woodbourne Avenue, Hamilton HM 08, Bermuda, although mail to Bermuda is not as prompt as e-mail. Communication with the Board may be anonymous. The Secretary will forward all communications to the Board to the Chairman of the Audit Committee or the Chairman of the Nominating and Governance Committee, who will determine when it is appropriate to distribute such communications to other members of the Board or to management.

Whom should I call if I have any questions?

        If you have any questions about the Annual General Meeting or voting, please contact James M. Michener, our Secretary, at 441-278-6679 or at jmichener@assuredguaranty.com. If you have any questions about your ownership of Assured common shares, please contact Sabra Purtill, our Managing Director, Investor Relations and Strategic Planning, at 441-299-9375 or 212-408-6044 or at spurtill@assuredguaranty.com.

CORPORATE GOVERNANCE

Overview

In General	Our Board of Directors has maintained corporate governance policies since becoming a public company following our 2004 initial public offering, which we refer to as our IPO. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the NYSE's listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards. We have adopted Corporate Governance Guidelines covering issues such as executive sessions of the Board of Directors, director qualification standards, including independence, director responsibilities and board self-evaluations. Our Corporate Governance Guidelines contains our Categorical Standards for Director Independence. We have also adopted Code of Conduct and charters for each of our Compensation Committee, Audit Committee, Nominating and Governance Committee, Finance Committee and Risk Oversight Committee. The full text of our Corporate Governance Guidelines, our Code of Conduct and each committee charter, is available on the Company's website located at www.assuredguaranty.com. You can view and print these documents by accessing our website, then clicking on "Investor Information," followed by "Corporate Governance." In addition, you may request copies of the Corporate Governance Guidelines, the Code of Conduct, Categorical Standards for Director Independence and the committee charters by contacting our Secretary:

Telephone	441-278-6679
Facsimile	441-296-1083
e-mail	jmichener@assuredguaranty.com

Independent Director Meetings

The independent directors meet at regularly scheduled executive sessions without participation of management or any director that is not independent. The Chairman of the Board is the presiding director for executive sessions of independent directors.

Other Corporate Governance Highlights	•	Our Board has a substantial majority of non-management, independent directors.
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Only non-management, independent directors may serve on our Audit, Compensation and Nominating and Governance Committees and currently only non-management directors serve on our Finance and Risk Oversight Committees.

•	Our Audit Committee hires, determines the compensation of, and decides the scope of services performed by, our independent auditors. It also has the authority to retain outside advisors.
•	No member of our Audit Committee simultaneously serves on the audit committees of more than two public companies.
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Our Compensation Committee has the authority to retain independent consultants and has engaged Frederic W. Cook & Co., Inc., which we refer to as Cook, to assist it. Our Compensation Committee evaluates the performance of the Chief Executive Officer, whom we refer to as our "CEO," based on corporate goals and objectives and, with the other independent directors, sets his compensation based on this evaluation.

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Our Board has adopted a Code of Conduct applicable to all directors, officers and employees that sets forth basic principles to guide their day-to-day activities. The Code of Conduct addresses, among other things, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws and regulations, including insider trading laws, and reporting illegal or unethical behavior.

•

In addition to quarterly Board meetings lasting approximately two days each, our Board has an annual business review meeting to review specific areas of the Company's operations and to learn about general trends affecting the financial guaranty industry. We also provide our directors with the opportunity to attend continuing education programs.

The Board of Directors

        Our Board oversees our business and monitors the performance of management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed by discussing matters with the CEO, other key executives and our principal external advisors, such as legal counsel, outside auditors, investment bankers and other consultants, by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

        The Board usually meets four times per year in regularly scheduled meetings, but will meet more often if necessary. The Board met four times during 2008 plus attended a business review meeting. All of our incumbent directors, except for Mr. Layton and Mr. Ross, attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of which they were a member held while they were in office during the year ended December 31, 2008. In 2008, all directors, including Mr. Layton and Mr. Ross, make significant contributions to the governance of the Company outside of formal board meetings.

 Director independence

        In February 2009, our Board determined that the following directors are independent under the listing standards of the New York Stock Exchange (NYSE): Neil Baron, Francisco L. Borges, G. Lawrence Buhl, Stephen A. Cozen, Patrick W. Kenny, Donald H. Layton, Robin Monro-Davies, Michael T. O'Kane and Walter A. Scott. These independent directors constitute substantially more than a majority of the Company's Board of Directors. In making its determination of independence, the Board applied its Categorical Standards for Director Independence and determined that no other material relationships existed between the Company and these directors. A copy of our Categorical Standards for Director Independence is attached as Exhibit A to this proxy statement and is also available as part of our Corporate Governance Guidelines by accessing our website at www.assuredguaranty.com, then clicking on "Investor Information," followed by "Corporate Governance." The Board also considered the other directorships held by the independent directors and determined that none of these directorships constituted a material relationship with the Company.

The committees of the Board

        The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, a Finance Committee and a Risk Oversight Committee.

The Audit Committee	The Audit Committee provides oversight of the integrity of the Company's financial statements and financial reporting process, the Company's compliance with legal and regulatory requirements, the system of internal controls, the audit process, the performance of the Company's internal audit program and the performance, qualification and independence of the independent accountants.
The Audit Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards.

The Board has determined that each member of the Audit Committee satisfies the financial literacy requirements of the NYSE and that Messrs. Buhl, Borges and O'Kane are each audit committee financial experts, as that term is defined under 401(h) of Regulation S-K.

The Audit Committee is comprised of G. Lawrence Buhl (Chairman), Neil Baron, Francisco L. Borges and Michael T. O'Kane.
The Audit Committee held five meetings during 2008.
The Compensation Committee

The Compensation Committee has responsibility for evaluating the performance of the CEO and senior management and determining executive compensation. The Compensation Committee also works with the Nominating and Governance Committee and the CEO on succession planning.

The Compensation Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards.
The Compensation Committee is comprised of Patrick W. Kenny (Chairman), Stephen A. Cozen and Donald H. Layton.

The Compensation Committee held four meetings during 2008. The Compensation Committee also met with Cook to review executive compensation trends and peer group compensation data.
The Nominating and Governance Committee

The responsibilities of the Nominating and Governance Committee include identification of individuals qualified to become Board members, recommending director nominees to the Board and developing and recommending corporate governance guidelines. The Nominating and Governance Committee also has responsibility to review and make recommendations to the full Board regarding director compensation. In addition to general corporate governance matters, the Nominating and Governance Committee assists the Board and the Board committees in their self-evaluations.

The Nominating and Governance Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards.
The Nominating and Governance Committee is comprised of Stephen A. Cozen (Chairman), Patrick W. Kenny and Robin Monro-Davies.
The Nominating and Governance Committee held four meetings during 2008.
The Finance Committee

The Finance Committee of the Board of Directors oversees management's investment of the Company's investment portfolio. The Finance Committee also oversees, and makes recommendations to the Board with respect to, the Company's capital structure, financing arrangements, investment guidelines and any corporate development activities.

The Finance Committee is comprised of Robin Monro-Davies (Chairman), Francisco L. Borges, G. Lawrence Buhl and Wilbur L. Ross, Jr.
The Finance Committee held four meetings during 2008.
The Risk Oversight Committee

The Risk Oversight Committee oversees management's establishment and implementation of standards, controls, limits, guidelines and policies relating to risk assessment and risk management. The Risk Oversight Committee focuses on both the underwriting and surveillance of credit risks and the assessment and management of other risks, including, but not limited to, financial, legal, operational and other risks concerning the Company's reputation and ethical standards.

The Risk Oversight Committee is comprised of Donald H. Layton (Chairman), Neil Baron, Michael O'Kane and Wilbur L. Ross, Jr.
The Risk Oversight Committee held four meetings during 2008.

How are directors compensated?

        We currently pay our non-management directors an annual retainer of $150,000 per year, $60,000 of which we pay in cash and $90,000 of which we pay in stock units or restricted stock. A director may elect to receive up to 100 percent his annual retainer in stock units or restricted stock. The Chairman of the Board receives an additional $100,000 annual retainer, the Chairman of the Audit Committee receives an additional $30,000 annual retainer and the Chairman of each of the Compensation Committee, the Nominating and Governance Committee, the Finance Committee and the Risk Oversight Committee receives an additional $10,000 annual retainer. Members of the Audit Committee, other than the chairman, receive an additional $10,000 annual retainer and members, other than the chairmen, of each of the Compensation Committee, the Nominating and Governance Committee, the Finance Committee and the Risk Oversight Committee receive an additional $5,000 annual retainer. The Company will generally not pay a fee for attendance at board or committee meetings, though the Chairman of the Board has the discretion to pay attendance fees of $2,000 for extraordinary or special meetings.

        We awarded an initial, one-time grant of restricted shares with a value of $100,000 to each non-management director upon closing of our IPO in 2004, or, if later, upon the director's initial election to the Board of Directors. These restricted shares vested on the day immediately prior to the third annual general meeting of shareholders at which directors are elected following the grant of the shares. We have discontinued the practice of awarding this initial, one-time restricted share grant.

        The Board of Directors has recommended that each director own at least 10,000 common shares within three years after joining the Board. Common shares represented by stock units will count toward that guideline, though restricted shares awarded upon a director's initial election will not. We grant annual retainer awards in the form of stock units until the share ownership guidelines have been met. The first 10,000 stock units awarded to each director became, or will become, non-forfeitable on the day immediately prior to the first annual general meeting of shareholders at which directors are elected following the grant of the units. We mandatorily defer the issuance of common shares for these units until six months after termination of the director's service on the Board of Directors. After directors meet the share ownership guidelines, they may elect to receive their annual retainer equity award in the form of either restricted shares that vest on the day immediately prior to the first annual general meeting of shareholders at which directors are elected following the grant of the shares, or stock units that become non-forfeitable on the day immediately prior to the first annual general meeting of shareholders at which directors are elected following the grant of the units, with the issuance of common shares deferred to a later date chosen by the director. Each director has satisfied our stock ownership guideline. Directors cannot sell or transfer stock units until we issue the common shares to them. We credit dividend equivalents to stock units as additional stock units. Grants of restricted stock receive cash dividends. As a result of U.S. tax legislation enacted in 2008, we expect to discontinue the grant of stock units to directors. The Nominating and Governance Committee is considering the form of any future equity grants to directors.

        The following table sets forth our 2008 non-management director compensation:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation(1) ($)	Total ($)
Neil Baron	$75,000	$93,515	—	$168,515
Francisco L. Borges(2)	$15,000	$151,086	—	$166,086
G. Lawrence Buhl	$95,000	$92,457	$6,000	$193,457
Stephen A. Cozen	$75,000	$92,457	—	$167,457
Patrick W. Kenny	$60,000	$109,022	—	$169,022
Donald H. Layton	$75,000	$91,737	—	$166,737
Robin Monro-Davies(3)	$126,100	$92,427	—	$218,527
Michael T. O'Kane	$75,000	$92,427	$5,000	$172,427
Wilbur L. Ross, Jr.	$70,000	90,008	—	$160,008
Walter A. Scott	$100,000	$153,831	—	$253,831

(1)
Other compensation includes matching gift donations of $5,000 for Mr. Buhl and $5,000 for Mr. O'Kane and $1,000 for Mr. Buhl's personal use of a corporate apartment.

(2)
Stock awards include Mr. Borges's one-time grant of restricted shares with a value of $100,000 upon his initial election to the Board of Directors.

(3)
The fees for Mr. Monro-Davis include £35,000 (which is approximately $51,100) for serving as an independent director of Assured Guaranty (UK) Ltd, a subsidiary of the Company.

        The grant date fair value of the May 2008 stock awards for each director, based on the grant date of May 8, 2008, was $90,000 for all directors except Mr. Kenny at $105,000; and $150,000 for Mr. Borges and Mr. Scott. The following table shows information related to director awards outstanding on December 31, 2008:

	Unvested Restricted Stock		Forfeitable Restricted Stock Units(2)	Non-Forfeitable Restricted Stock Units
N. Baron	—		3,545	16,543
F. Borges	9,888	(1)	—	5,971
L. Buhl	3,545	(2)	—	13,356
S. Cozen	3,545	(2)	—	13,356
P. Kenny	—		4,135	18,848
D. Layton	4,100	(2)	3,545	6,877
R. Monro-Davies	—		3,545	10,641
M. O'Kane	—		3,545	10,641
W. Ross	3,545	(2)	—	—
W. Scott	—		5,908	16,543

    (1)
    Vests one day prior to 2010 annual general meeting.

    (2)
    Vests one day prior to 2009 annual general meeting.

How are directors nominated?

        In accordance with its charter, the Nominating and Governance Committee identifies potential nominees for directors from various sources. The Nominating and Governance Committee reviews the qualifications of these persons to determine whether they might be a good candidate for membership on the Board of Directors. The Nominating and Governance Committee includes a review of the person's judgment, experience, independence, understanding of the Company's business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating and Governance Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to nominate the person for election to the Board of Directors at an annual general meeting. Between annual general meetings, the Board, upon the recommendation of the Nominating and Governance Committee, can approve additions to the Board.

        The Company's corporate governance guidelines require the Nominating and Governance Committee to review annually the skills and attributes of Board members within the context of the current make-up of the full Board. Board members should have individual backgrounds that when combined provide a portfolio of experience and knowledge that will serve the Company's governance and strategic needs. The Nominating and Governance Committee will consider Board candidates on the basis of a range of criteria including broad-based business knowledge and contacts, prominence and sound reputation in their fields as well as a global business perspective and commitment to good corporate citizenship. Directors should be able and prepared to provide wise and thoughtful counsel to top management on the full range of potential issues facing the Company. They should represent all shareholders and not any special interest group or constituency. Directors shall possess the highest personal and professional integrity and commitment to ethical and moral values. Directors must have the time necessary to fully meet their duty of due care to the shareholders and be willing to commit to service over the long term, if called upon.

        The Nominating and Governance Committee will consider a shareholder's recommendation for director, but the Nominating and Governance Committee has no obligation to recommend such candidates for nomination by the Board of Directors. Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. If a shareholder has a suggestion for candidates for election, the shareholder should mail it to: Secretary, Assured Guaranty Ltd., 30 Woodbourne Avenue, Hamilton HM 08, Bermuda. No person recommended by a shareholder will become a nominee for director and be included in a proxy statement unless the Nominating and Governance Committee recommends, and the Board approves, such person.

        If a shareholder desires to nominate a person for election as director at a shareholders meeting, that shareholder must comply with Article 14 of the Company's Bye-Laws, which requires notice no later than 90 days prior to the anniversary date of the immediately preceding annual general meeting. This time period has passed with respect to the 2009 Annual General Meeting. With respect to the 2010 Annual General Meeting, the Company must receive such written notice on or prior to February 6, 2010. Such notice must describe the nomination in sufficient detail to be summarized on the agenda for the meeting and must set forth:

  •
  the shareholder's name as it appears in the Company's books;

  •
  a representation that the shareholder is a record holder of the Company's shares and intends to appear in person or by proxy at the meeting to present such proposal;

  •
  the class and number of shares beneficially owned by the shareholder;

  •
  the name and address of any person to be nominated;

  •
  a description of all arrangements or understanding between the shareholder and each nominee and any other person or persons, naming such other person or persons, pursuant to which the nomination or nominations are to be made by the shareholder;

  •
  such other information regarding such nominee proposed by such shareholders as would be required to be included in a proxy statement filed pursuant to the SEC's proxy regulations; and

  •
  the consent of each nominee to serve as a director of the Company, if so elected.

        Pursuant to its investment agreement with the Company, WLR Recovery Fund IV, L.P. has Board representation rights during the term of the investment by funds affiliated with Wilbur L. Ross, Jr. Mr. Ross is currently a director of the Company and is standing for election at the Annual General Meeting.

        The Company has entered into a stock purchase agreement with Dexia Holdings, Inc., which we refer to as "Dexia", to purchase FSAH and, indirectly, all of its subsidiaries, including the financial guaranty insurance company, Financial Security Assurance Inc., which we refer to as "FSA." The Company expects this transaction to close during the second quarter of 2009. A portion of the purchase price for this acquisition is payable in the form of common shares of the Company issued to Dexia. If the common shares so issued represent more than 15% of the Company's total common shares outstanding on the closing date (after giving effect to all common shares of the Company issued on such date), then upon the written request of Dexia, the Company's Board of Directors will appoint one nominee of Dexia to serve as a member of the Company's Board of Directors. At such time as Dexia no longer owns common shares of the Company representing at least 10% of the total number of the Company's common shares outstanding, Dexia will no longer be entitled to nominate a representative to the Company's Board of Directors.

Compensation Committee interlocking and insider participation

        The Compensation Committee of the Company's Board of Directors has responsibility for determining the compensation of the Company's executive officers. None of the members of the Compensation Committee is a current or former officer or employee of the Company. No executive officer of the Company serves on the compensation committee of any company that employs any member of the Compensation Committee.

What is our related person transactions approval policy and what procedures do we use to implement it?

        Through our committee charters, we have established review and approval policies for transactions involving the Company and related persons, with the Nominating and Governance Committee taking the primary approval responsibility for transactions with our executive officers and directors and the Audit Committee taking the primary approval responsibility for transactions with our 5% shareholders. No member of these committees that has an interest in a transaction being reviewed is allowed to participate in any decision regarding any such transaction.

        Our Nominating and Governance Committee charter requires the Nominating and Governance Committee to review and approve or disapprove of all proposed transactions with executive officers and directors that, if entered into, would be required to be disclosed pursuant to Item 404 of Regulation S-K, the SEC provision which requires disclosure of any related person transaction with the Company that exceeds $120,000 per fiscal year. The Nominating Committee must also review reports, which our general counsel provides periodically, and not less often than annually, regarding transactions with executive officers and directors (other than compensation) that have resulted, or could result, in expenditures that are not required to be disclosed pursuant to Item 404 of Regulation S-K.

        Our Audit Committee charter requires our Audit Committee to review and approve or disapprove all proposed transactions with any person owning more than 5% of any class of our voting securities that, if entered into, would be required to be disclosed pursuant to Item 404 of Regulation S-K. In addition, our Audit Committee charter requires the Audit Committee to review reports regarding such transactions, which our general counsel provides to the Audit Committee periodically, and not less often than annually, regarding all transactions with any persons owning more than 5% of any class of the voting securities of the Company that have resulted, or could result in expenditures that are not required to be disclosed pursuant to Item 404 of Regulation S-K. Our Audit Committee charter also requires the Audit Committee to review other reports and disclosures of insider and affiliated party transactions which our general counsel provides periodically, and not less often than annually.

        Our general counsel identifies related party transactions requiring committee review pursuant to our committee charters from transactions that are

  •
  disclosed in director and officer questionnaires (which are also be completed by nominees for director) or in certifications of code of conduct compliance;

  •
  reported directly by the related person or by another employee of the Company; or

  •
  reported by our chief accounting officer based on a list of directors, executive officers and known 5% shareholders that our general counsel has given to him.

        If we have a related person transaction that requires committee approval in accordance with the policies set forth in our committee charters, we either seek that approval before we enter the transaction or, if that timing is not practical, we ask the appropriate committee to ratify the transaction.

        Prior to the adoption of our formal related party transaction approval policy in August 2006, we entered into transactions with ACE related to our IPO that were approved by the Board of Directors of the Company that was in office prior to our IPO. Some of these transactions remained in place in 2008 and, to the extent these arrangements were renewed or modified prior to the adoption of our approval policy, our CEO approved such renewals and modifications.

What related person transactions do we have?

Relationships with ACE Limited

        During the time the Company was a subsidiary of ACE, it was party to a number of service agreements with subsidiaries of ACE under which either the Company provided services to subsidiaries of ACE, or they provided services to the Company. Since the IPO, all but one of these service agreements have been terminated.

        During 2008, 2007 and 2006, ACE provided certain general and administrative services to some of the Company's subsidiaries, including Assured Guaranty Corp., which we refer to as "AGC", AG Re and Assured Guaranty Re Overseas Ltd., which we refer to as "AGRO". In 2008 and 2007, those services were information technology related services and in 2006 also included tax consulting and preparation services. Expenses included in the Company's consolidated financial statements related to these services were $0.1 million for the year ended December 31, 2007. Effective January 1, 2007, the tax consulting and preparation services arrangement was terminated.

        Real Estate.    In May 2005, AG Re and the landowner, which is a company of which ACE owns 40% of the outstanding capital stock, signed a five year renewal of this lease covering approximately 11,000 square feet at an annual rent of approximately $0.9 million. In May 2005, the Company subleased approximately 2,700 square feet to a subsidiary of ACE at an annual rent of approximately $0.2 million. In October 2007 this sublease was terminated and AG Re entered into a sublease with a third party on substantially the same terms as the original sublease to ACE.

        Prior to August 2006, the Company provided a housing allowance to Mr. Frederico by leasing a house in Bermuda for him from the ACE Foundation. Since December 2004, the rent on this house has been $20,000 per month. In August 2006 the lease with the ACE Foundation was terminated and Mr. Frederico currently leases the property directly from the ACE Foundation. Mr. Frederico is reimbursed the rent pursuant to the terms of his housing allowance.

        Reinsurance Transactions.    The Company ceded business to affiliates of ACE under certain reinsurance agreements. Amounts related to reinsurance ceded are reflected in the table below:

2008 ($ in millions)
For the year ended December 31, 2008:
Written premiums	$3.5
Earned premiums	3.6
Loss and loss adjustment expenses incurred	—
Profit commission expenses	—
Acquisition costs	—
As of December 31, 2008:
Prepaid reinsurance premiums	0.1
Reinsurance recoverable on ceded losses	4.8
Funds held by Company under reinsurance contracts	30.7

        The Company also writes business with affiliates of ACE under insurance and reinsurance agreements. Amounts related to business assumed from affiliates are reflected in the table below:

2008 ($ in millions)
For the year ended December 31, 2008:
Written premiums	$—
Earned premiums	0.1
Loss and loss adjustment expenses incurred	—
Acquisition costs	—
As of December 31, 2008:
Unearned premium reserve	$1.5
Reserve for losses and loss adjustment expenses	4.8

        Keepwell Agreement.    AGRO provided a keepwell to ACE Capital Title Reinsurance Company, which was its subsidiary until shortly prior to the IPO. Pursuant to the terms of this agreement, AGRO agreed to provide funds to ACE Capital Title Reinsurance Company sufficient for it to meet its obligations. In connection with the IPO, AGRO assigned this keepwell to ACE Bermuda Insurance Ltd., and ACE Bermuda Insurance Ltd. has agreed to indemnify and hold harmless AGRO in respect of the keepwell. No payment was made in connection with the assignment of the keepwell agreement.

        Tax Allocation Agreement.    In connection with the IPO and related share exchange, the Company and ACE Financial Services Inc., which we refer to as "AFS", entered into a tax allocation agreement. Pursuant to the tax allocation agreement, the Company and AFS has made an election under sections 338(g) and 338(h)(10) of the Internal Revenue Code of 1986, as amended, with the effect that the portion of the tax basis of the Company's assets covered by this election was increased to the deemed purchase price of the assets and an amount equal to such increase was included in income in the consolidated federal income tax return filed by U.S. tax-paying subsidiaries of ACE. It is expected that this additional basis will result in increased income tax deductions and, accordingly, reduced income taxes payable by the Company. Pursuant to the tax allocation agreement, the Company will pay AFS any tax benefits realized by the Company, on a quarterly basis, generally calculated by comparing our actual taxes to the taxes that would have been owed by the Company had the increase in basis not occurred. During 2008, the Company paid AFS, and correspondingly reduced its liability by $0.7 million to $9.1 million. In the event that any taxing authority successfully challenges any deductions reflected in a tax benefit payment to AFS, AFS will reimburse the Company for the loss of the tax benefit and any related interest or penalties imposed upon us. The tax benefit payments to AFS should have no material effect on the Company's earnings or cash flows, which should not be materially less than they would have been in the absence of the tax allocation agreement and additional tax basis.

        The tax allocation agreement provides that the tax benefit calculation for any period ending after the consummation of the IPO will not be less than the tax benefit calculated without giving effect to any items of income, expense, loss, deduction, credit or related carryovers or carrybacks from businesses conducted by the Company or relating to the Company's assets and liabilities other than those businesses conducted by the Company and those assets and liabilities existing immediately prior to the consummation of the IPO (taking into account any assets acquired from AFS or its subsidiaries after the offering and any liabilities incurred or assumed with respect to such assets). The tax allocation agreement further provides that the Company will not enter into any transaction a significant effect of which is to reduce the amount payable to AFS under the tax allocation agreement.

        Registration Rights Agreement.    The Company entered into a registration rights agreement with ACE in connection with the transactions associated with the IPO to provide ACE and its affiliates with registration rights relating to the Company's common shares which they hold. The Company has filed a shelf registration statement under the Securities Act, pursuant to which ACE is able to sell its common shares of the Company.

Relationships with WLR Funds

        WLR Backstop Commitment.    The Company may finance the cash portion of its proposed acquisition of Financial Security Assurance Holdings Ltd., which we refer to as "FSAH", with the proceeds of a public equity offering. On November 13, 2008, in connection with the stock purchase agreement for the FSAH acquisition, the Company entered into an amendment, which we refer to as the "WLR Backstop Commitment", to its investment agreement dated as of February 28, 2008, which we refer to as the "Investment Agreement," with funds, which we refer to as the "WLR Funds", that are affiliated with Wilbur L. Ross, Jr., a director of the Company. Pursuant to the WLR Backstop Commitment, the WLR Funds have agreed to purchase newly issued common shares of the Company, with the proceeds to the Company funding the cash purchase price of its acquisition of FSAH. As of the date of this proxy statement, the WLR Funds own approximately 13.43% of the Company's common shares.

        The WLR Backstop Commitment provided to the Company the option to cause the WLR Funds to purchase from the Company or Assured Guaranty US Holdings Inc. a number of common shares of the Company equal to the quotient of (i) the aggregate dollar amount not to exceed $361 million specified by the Company divided by (ii) the volume weighted average price of a Company common share on the NYSE for the 20 NYSE trading days ending with the last NYSE trading day immediately preceding the date of the closing under the stock purchase agreement, with a floor of $6.00 and a cap of $8.50.

        The WLR Funds have no obligation to purchase these common shares pursuant to the WLR Backstop Commitment until the closing under the Company's stock purchase agreement for FSAH occurs. The Company may use the proceeds from the sale of common shares of the Company pursuant to the WLR Backstop Commitment solely to pay a portion of the purchase price under that stock purchase agreement.

        The WLR Funds' obligations under the WLR Backstop Commitment have been secured by letters of credit issued for the benefit of the Company by Bank of America, N.A. and RBS Citizens Bank, N.A., each in the amount of $180.5 million. These letters of credit were renewed in March 2009.

        The Company has paid the WLR Funds a nonrefundable commitment fee of $10,830,000 in connection with the option granted by the WLR Backstop Commitment and has agreed to pay the

WLR Funds' expenses in connection with the transactions contemplated thereby. The Company has reimbursed the WLR Funds for the approximately $4.8 million cost of obtaining the letters of credit referred to above.

        If the Company offers common shares for sale other than pursuant to the WLR Backstop Commitment to fund a portion of the purchase price under the stock purchase agreement, the WLR Funds have pre-emptive rights to purchase a portion of the common shares so sold. The portion of common shares which the WLR Funds are entitled to purchase under such pre-emptive rights is equal to the greater of (1) 25% of the shares offered in such sale and (2) the number of shares offered in such sale that is derived by dividing $150,000,000 by the price paid in such sale. If such sale of common shares is a public offering and the managing underwriter determines that such level of participation would be detrimental to such public offering, the WLR Funds' participation will be reduced to the level recommended by such managing underwriter but in no event to below 25% of the common shares offered in such public offering.

        The WLR Backstop Commitment may be terminated by either the Company or the WLR Funds if the closing under the stock purchase agreement for the FSAH transaction does not occur by August 14, 2009 and will be automatically terminated if that stock purchase agreement is terminated. The WLR Backstop Commitment may also be terminated by the mutual agreement of the Company and the WLR Funds; by either the Company or the WLR Funds if a non-appealable final judgment is issued prohibiting the closing under the WLR Backstop Commitment or prohibiting or restricting the WLR Funds from owning or voting any common shares purchased pursuant to the WLR Backstop Commitment; by the WLR Funds if the Company amends the stock purchase agreement for the FSAH acquisition in any material respect without the prior written consent of the WLR Funds; by the WLR Funds if the Company's board recommendation to shareholders is withdrawn or modified in a manner determined by the WLR Funds in good faith to be adverse to it; or by the WLR Funds if the Company or one of its subsidiaries becomes subject to an insolvency action.

        Original Investment Agreement.    Pursuant to the Investment Agreement, on April 8, 2008, the WLR Funds purchased 10,651,896 common shares of the Company at $23.47 per share. In addition, pursuant to the Investment Agreement, the WLR Funds have granted the Company an option to cause the WLR Funds to purchase from the Company or Assured Guaranty US Holdings Inc. a number of common shares having an aggregate purchase price of up to $750,000,000 at a purchase price per common share equal to 97% of the volume weighted average price of a common share on the NYSE for the 15 NYSE trading days prior to the applicable drawdown notice. The Company may exercise this option in one or more drawdowns, subject to a minimum drawdown of $50 million, at any time through the one year anniversary of the initial closing, provided that the purchase price per common share is not greater than 17.5% above, or less than 17.5% below, the price per common share for the initial shares purchased pursuant to the Investment Agreement. This option will terminate if the Company would otherwise be required to offer to sell to the WLR Funds common shares pursuant to the pre-emptive rights provided for under the Investment Agreement but is prohibited from doing so because shareholder approval had not been obtained as required under NYSE rules. As the purchase price per common share of the subsequent shares under the Investment Agreement would currently be less than 17.5% below the price per common share for the shares initially purchased under that agreement, the Company cannot currently exercise the foregoing option. Furthermore, the obligation of the WLR Funds to purchase subsequent shares under the Investment Agreement was subject to a financial ratings condition that cannot currently be satisfied as a result of the downgrade of AGC and AG Re by Moody's on November 21, 2008.

        The Company has granted the WLR Funds pre-emptive rights in the event that the Company completes the sale on or before the date which is one year after the closing date for the initial shares or any subsequent shares sold pursuant to the Investment Agreement resulting in gross proceeds to Assured of $100,000,000 or more, so that the WLR Funds may maintain their relative common share ownership position in Assured, on a fully diluted basis. As required pursuant to the terms of the Investment Agreement, the Company has filed a shelf registration statement under the Securities Act covering the resale of the common shares sold to the WLR Funds pursuant to the Investment Agreement.

Relations with Dexia

        The Company has entered into a stock purchase agreement with Dexia to purchase FSAH and, indirectly, all of its subsidiaries, including the financial guaranty insurance company, FSA. AG Re has provided, and continues to provide, reinsurance to FSA with respect to risks in its financial guaranty business. As of December 31, 2008, the net par outstanding of risks ceded by FSA to AG Re was $33.8 billion. In connection with these reinsurance arrangements, FSA pays to AG Re both upfront premiums and any installment premiums with respect to risks reinsured. The gross amounts paid by FSA to AG Re in 2007 and 2008 were $58,558,890 and $101,261,156, respectively.

Did our insiders comply with Section 16(a) beneficial ownership reporting in 2008?

        Our executive officers and directors are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended. We believe that all of our executive officers and directors complied with all filing requirements imposed by Section 16(a) of the Exchange Act on a timely basis during fiscal 2008, except that, due to an administrative error, the following executive officers were late in reporting the accrual of dividend equivalents on restricted stock units in the amounts listed after their names, rounded to the next whole share: Mr. Frederico (99 units), Mr. Schozer (40 units), Mr. Michener (39 units), Mr. Mills (40 units) and Mr. Bailenson (10 units). Mr. Cozen was also late reporting his wife's purchase of 500 shares in 2005.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

        Our Bye-laws divide our Board of Directors into three classes with the terms of office of each class ending in successive years. Our Bye-Laws provide for a maximum of 21 directors and empower our Board of Directors to fix the exact number of directors and appoint persons to fill any vacancies on the Board until the next Annual General Meeting.

        Following the recommendation of the Nominating and Governance Committee, our Board of Directors has nominated Stephen A. Cozen, Donald H. Layton, Wilbur L. Ross, Jr. and Walter A. Scott as Class II directors of the Company to serve three year terms to expire at the Annual General Meeting in 2012 and, in each case, until their respective successors shall have been elected and shall have qualified. Each nominee is currently serving as a director of the Company.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS OF THE COMPANY.

        It is the intention of the persons named as proxies, subject to any direction to the contrary, to vote in favor of the candidates nominated by the Board of Directors. We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, the Board may fill the vacancy until the annual general meeting.

        We have set forth below information with respect to the nominees for election as directors and the other directors whose terms of office as directors will continue after the Annual General Meeting. Except as otherwise described with respect to Mr. Ross (and, following the closing of our acquisition of FSAH, with respect to Dexia) in "How are directors nominated?", there are no arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee.

Nominees for election for terms expiring in 2012

Stephen A. Cozen, age 69, became a director of the Company upon completion of our IPO. Mr. Cozen is the founder and Chairman of Cozen O'Connor, an internationally-recognized law firm, with its home office in Philadelphia, Pennsylvania. Mr. Cozen is a fellow in the American College of Trial Lawyers and the International Academy of Trial Lawyers. Mr. Cozen also serves on numerous educational and philanthropic boards, including the University of Pennsylvania's Institute of Law and Economics and its Law School Board of Overseers, and the Board of Counselors of the University of Southern California (Shoah Foundation Institute). Mr. Cozen is also a director of United America Indemnity, Ltd. and Haverford Trust Co.

Donald H. Layton, age 58, became a director of the Company in 2006. Prior to his retirement in 2004 from J.P. Morgan Chase & Co., Mr. Layton was Vice Chairman and a member of its three person Office of the Chairman. Previously, Mr. Layton had been Co-Chief Executive Officer of J.P. Morgan, the investment bank of J.P. Morgan Chase & Co. Mr. Layton became Chairman of the Board of E*Trade Financial Corporation in late 2007 and in March 2008 he was also named as its chief executive officer. He also is a Senior Advisor to The Securities Industry and Financial Markets Association, a member of the Federal Reserve Bank of New York's International Capital Markets Advisory Committee and the Massachusetts Institute of Technology Visiting Committee for Economics. Mr. Layton also serves as Chairman of the Board for The Partnership for the Homeless and director of the International Executive Service Corps.

Wilbur L. Ross, Jr., age 71, is the Chairman and Chief Executive Officer of WL Ross & Co. LLC, a merchant banking firm, a position he has held since April 2000. Mr. Ross is also the Managing Member of the General Partner of WLR Recovery Fund L.P., WLR Recovery Fund II L.P., WLR Recovery Fund III L.P., WLR Recovery Fund IV L.P., Asia Recovery Fund, Asia Recovery Fund Co-Investment and Absolute Recovery Hedge Fund, India Asset Recovery Fund, Japan Real Estate Recovery Fund, and Chairman of the Investment Committee of the Taiyo Fund. Mr. Ross is also Chairman of International Coal Group, Inc., a leading producer of coal in Northern and Central Appalachia and the Illinois Basin, International Textile Group, Inc., a provider of global textile solutions and distinguished market brands to apparel and interior furnishings customers worldwide, Nano-Tex, LLC, a fabric innovations company located in the United States, IPE-Ross, an investment partnership investing in middle market European buyouts, and the International Automotive Components Group, a group of joint venture companies in the automotive component parts industry in North America, Europe and Brazil. Mr. Ross is a board member of Arcelor Mittal Steel Company and Compagnie Européenne de Wagons SARL in Luxembourg, Insuratex, Ltd., an insurance company in Bermuda, Blue Ocean Re Holdings Ltd., Montpelier Re Holdings Ltd., Panther Re Holdings Ltd., Nikko Electric Industry Co. Ltd., an electrical equipment company in Japan, Ohizumi Manufacturing Company, an electrical equipment company in Japan, Wagon PLC, Plascar Participacoes SA, Phoenix International Insurance Company, and Clarent Hospital Corp., an operator of acute care hospitals and related healthcare businesses. Mr. Ross is also a member of the Business Roundtable. Previously, Mr. Ross served as the Executive Managing Director at Rothschild Inc., an investment banking firm, from October 1974 to March 2000. Mr. Ross was also formerly Chairman of the Smithsonian Institution National Board and currently is a board member of Whitney Museum of American Art, the Japan Society and the Yale University School of Management. He holds an A.B. from Yale University and an M.B.A., with distinction, from Harvard University.

Walter A. Scott, age 71, became a director of the Company upon completion of our IPO and its Chairman in May 2005. Mr. Scott was Chairman, President and Chief Executive Officer of ACE from 1991 until his retirement in 1994 and President and Chief Executive Officer of ACE from 1989 to 1991. Subsequent to his retirement he served as a consultant to ACE until 1996. Mr. Scott was a director of ACE from 1989 through May 2005. Prior to joining ACE, Mr. Scott was President and Chief Executive Officer of Primerica's financial services operations (which is now part of Citigroup). Mr. Scott is currently Chairman and Chief Executive Officer of Beverage Acquisition Group LLC, a Vermont-based hard-cider company. Mr. Scott is an Emeritus Trustee of Lafayette College and a founding trustee of the Bermuda Foundation for Insurance Studies.

Directors whose terms of office will continue after this meeting

Directors whose terms expire in 2010

Neil Baron, age 65, became a director of the Company upon completion of our IPO. Mr. Baron was Chairman of Criterion Research Group, LLC, an independent securities research firm from March 2002 through February 2006, at which time this firm was acquired. Mr. Baron was Vice Chairman and General Counsel of Fitch Inc., a nationally recognized statistical ratings organization, from April 1989 to August 1998. Prior to joining Fitch, Mr. Baron was in private practice for more than 20 years, including at the law firm of Booth & Baron, specializing in structured finance and rating agency matters.

G. Lawrence Buhl, age 62, CPA, became a director of the Company upon completion of our IPO. Mr. Buhl was a partner of Ernst & Young LLP and its predecessors through 2003. During his 35-year accounting career, Mr. Buhl served as the Regional Director for Insurance Services in Ernst & Young's Philadelphia, New York and Baltimore offices and as audit engagement partner for more than 40 insurance companies, including those in the financial guaranty industry. Mr. Buhl also serves as a director for Harleysville Group, Inc. (NASDAQ:HGIC) and its majority shareholder, Harleysville Mutual Insurance Company and is chair of each company's audit committee. Mr. Buhl is also a member of the Board of Sponsors of the Sellinger School of Business and Management's of Loyola College in Maryland.

Dominic J. Frederico, age 56, has been a director, President and Chief Executive Officer of Assured since our IPO. Mr. Frederico served as Vice Chairman of ACE from 2003 until 2004 and served as President and Chief Operating Officer of ACE and Chairman of ACE INA Holdings, Inc., from 1999 to 2003. Mr. Frederico was a director of ACE from 2001 through May 2005. From 1995 to 1999 Mr. Frederico served in a number of executive positions with ACE. Prior to joining ACE, Mr. Frederico spent 13 years working for various subsidiaries of the American International Group. Mr. Frederico is a member of the Board of Trustees of Drexel University.

Directors whose terms expire in 2011

Francisco L. Borges, age 57, became a director of the Company in August 2007. He is Chairman of Landmark Partners, Inc, an alternative investment management firm where he has been employed since 1999. He serves on the board of directors and investment committees for the Hartford Foundation for Public Giving and Connecticut Public Television. Mr. Borges is also a member of the board of directors of Davis Selected Funds.

Patrick W. Kenny, age 66, became a director of the Company upon completion of our IPO. Mr. Kenny has served as the President and Chief Executive Officer of the International Insurance Society in New York, an organization dedicated to fostering the exchange of ideas through a program of international seminars and sponsored research, since June 2001. From 1998 to June 2001 Mr. Kenny served as executive vice president of Frontier Insurance Group, Inc. From 1995 to 1998, Mr. Kenny served as senior vice president of SS&C Technologies. From 1988 to 1994, Mr. Kenny served as Group Executive, Finance & Administration and Chief Financial Officer of Aetna Life & Casualty. Mr. Kenny serves on the board of directors of several ING mutual funds. Mr. Kenny is a director and member of the Audit and the Compensation Committees of Odyssey Reinsurance Holdings. He is also a director of and chairman of the Compensation Committee of the Independent Order of Forresters, a fraternal benefit society.

Robin Monro-Davies, age 68, became a director of the Company in August 2005. From 1997 until his retirement in 2001, Mr. Monro- Davies was Chief Executive Officer of Fitch Ratings. Mr. Monro-Davies is a director of AXA UK plc, AXA Asia Pacific Holdings and HSBC Bank plc, North American Banks Fund, European Equity Tranche Income Fund and The Ukraine Opportunity Trust PLC. Mr. Monro-Davies is also an independent director of Assured Guaranty (UK) Ltd., one of our subsidiaries.

Michael T. O'Kane, age 63, became a director of the Company in August 2005. Until his retirement in August 2004, Mr. O'Kane was employed at TIAA-CREF (financial products) in a number of different capacities since 1986, most recently as Senior Managing Director, Securities Division. Since 2006, Mr. O'Kane has been a director of Jefferies Group, Inc.

INFORMATION ABOUT OUR COMMON SHARE OWNERSHIP

How much stock is owned by directors and executive officers?

        The following table shows our common shares owned directly or indirectly by our directors and executive officers as of March 17, 2009. Unless otherwise indicated, the named individual has sole voting and investment power over the common shares under the column "Common Shares Beneficially Owned." The common shares listed for each director and executive officer constitute less than 1% of our outstanding common shares, except for Mr. Ross who, together with affiliates, owns 13.43% of our common shares. The common shares beneficially owned by all directors and executive officers as a group constitute approximately 14.58% of our outstanding common shares. For the purposes of calculating the percentages of our outstanding common shares held by our directors and executive officers, we did not include as outstanding the common shares held by our subsidiary, Assured Guaranty US Holdings Inc.

Name of Beneficial Owner	Common Shares Beneficially Owned		Unvested Restricted Common Shares(1)	Vested and Unvested Stock Units(2)	Common Shares Subject to Option(3)
Neil Baron	8,056		—	20,811	—
Francisco L. Borges	40,000		9,888	6,139	—
G. Lawrence Buhl	17,743		3,545	13,905	—
Stephen A. Cozen	34,743		3,545	13,905	—
Dominic J. Frederico	422,914	(4)	62,499	190,714	1,011,113
Patrick W. Kenny	9,056		—	23,801	—
Donald H. Layton	10,000		4,100	10,726	—
Robin Monro-Davies	29,182		—	14,637	—
Michael T. O'Kane	12,182		—	14,637	—
Wilbur L. Ross, Jr.	12,166,396	(5)	3,545	—	—
Walter A. Scott	65,556		—	23,228	—
Michael J. Schozer	116,380	(6)	30,000	45,828	466,668
James M. Michener	104,595		18,750	41,985	303,334
Robert B. Mills	141,032	(7)	30,000	45,828	466,668
Robert A. Bailenson	22,625		5,500	19,070	61,001

All directors and executive officers as a group (15 individuals)	13,200,460		171,372	485,214	2,308,784

(1)
The reporting person has the right to vote (but not dispose of) the common shares listed under "Unvested Restricted Common Shares."

(2)
Each non-management director holds stock units, including dividend accruals, which will be mandatorily deferred at least 6 months after the termination of such directors' service on the Board. In addition, our executive officers have restricted stock units that vest on specified anniversaries of the date of the award, with common shares delivered upon vesting. None of the common shares associated with restricted stock units are deliverable within 60 days of March 17, 2009 and therefore cannot be voted or disposed within such time period. As a result, these shares are not considered beneficially owned under SEC rules. We include them in the table above, however, because we view them as an integral part of share ownership by our directors and executive officers.

(3)
Represents common shares which the reporting person has the right to acquire within 60 days of March 17, 2009 pursuant to options.

(4)
Includes shares owned by Mr. Frederico's spouse and daughter over which Mr. Frederico has the power to direct the voting and disposition.

(5)
Includes shares held by funds affiliated with Mr. Ross.

(6)
Includes shares owned by Mr. Schozer's spouse over which Mr. Schozer has the power to direct the voting and disposition.

(7)
Includes shares owned by Mr. Mills' spouse over which Mr. Mills has the power to direct the voting and disposition.

Which shareholders own more than 5% of our common shares?

        The following table shows all persons we know to be direct or indirect owners of more than 5% of our common shares as of March 17, 2009, unless otherwise indicated. For the purpose of determining the percentage of class held by each such shareholder, we did not include as outstanding the common shares held by our subsidiary Assured Guaranty US Holdings Inc. Our information is based on reports filed with the SEC by each of the firms listed in the table below. You may obtain these reports from the SEC.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
ACE Limited Bärengasse 32 CH-8001 Zurich, Switzerland	19,157,401	21.15%
WLR Recovery Fund IV, L.P.(1) 600 Lexington Avenue New York, NY 10022	12,166,396	13.43%
LMM, LLC(2) 100 Light Street Baltimore, MD 21202	11,397,522	12.59%
FMR LLC(3) 82 Devonshire Street Boston, MA 02109	8,630,300	9.53%
Wellington Management Company, LLP(4) 75 State Street Boston, MA 02109	5,524,184	6.10%

    (1)
    Reflects shares beneficially owned by WLR Recovery Fund IV, L.P. and certain of its affiliates based on an amendment to Schedule 13D filed on November 14, 2008. The WLR Funds, as hereinafter defined, have committed to purchase $361 million common shares if we are not able to successfully complete a public offering of equity securities. See "What related person transactions do we have?—Relationships with WLR Funds."

    (2)
    Based on a Schedule 13G filed jointly by LMM, LCC, Legg Mason Capital Management, Inc. and Legg Mason Opportunity Trust filed on February 17, 2009. These entities reported shared voting and dispositive power. The allocation of share ownership among these joint filers is set forth in their Schedule 13G.

    (3)
    Based on a Schedule 13G filed by FMR LLC on February 17, 2009.

    (4)
    Based on a Schedule 13G filed by Wellington Management Company, LLP on February 17, 2009.

        Subject to the satisfaction of certain conditions described in the stock purchase agreement, dated November 14, 2008, between the Company, Dexia Holdings, Inc. and Dexia Credit Local S.A., Dexia

Holdings, Inc. has agreed to acquire up to 44,567,901 common shares, however under the agreement we may elect to pay $8.10 per common share in cash in lieu of up to 22,283,951 common shares that we would otherwise deliver as part of the purchase price. Prior to closing the transaction, Dexia Holdings, Inc. does not own these shares. While we expect the transaction to close within 60 days of the date of this proxy statement, because there is no assurance that the transaction will close in that time frame, we have not included Dexia Holdings, Inc. in the table above. We intend to finance the cash portion of the acquisition with the net proceeds of a public offering of equity securities and we have obtained a commitment from WLR Funds to purchase $361 million of our common shares if we are not able to successfully complete the offering. The ownership percentage of Dexia Holdings, Inc. will depend on the number of shares actually issued by us in the transaction and related financing.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Executive Summary

        We provide our executive officers with a base compensation that consists of base salary, retirement and other post-termination benefits, employee benefits and perquisites. We also provide variable compensation in the form of an annual cash bonus, equity awards under our long-term incentive plan and cash-based awards under our Performance Retention Plan, which we call PRP.

        To a large degree, base salary is determined by employment contracts, most of which were entered into before we became a public company, and which annually renew at the option of the Company and the executive. The Compensation Committee of our Board of Directors evaluates base salary each year to determine if any raises are appropriate and is guided by salary and compensation trends among peer group companies, although we do not benchmark any specific percentile. The Compensation Committee also considers individual performance when setting annual base salary. Many of the retirement and employee benefits that we provide to our executive officers are on terms generally available to our salaried employees, although we also provide additional post-termination and change in control compensation to our executive officers.

        We use the variable component of our compensation program as the primary tool to reward performance and provide incentives for our key executives to remain with the Company. In establishing variable compensation for each executive officer, the Compensation Committee evaluates both Company and individual performance. As with base compensation, the Compensation Committee considers peer group variable compensation when making variable compensation decisions with respect to its executive officers, but does not target any percentile for any component of variable compensation or for total compensation.

        The Compensation Committee views the Company's 2008 performance as a combination of favorable and unfavorable performance. 2008 operating income was significantly below our 2008 business plan. However, our 2008 results exceeded our competitors' results and were achieved during the worst credit conditions in decades. In addition, in July 2008 Moody's Investor Services, which we call "Moody's," put both AGC and AG Re on credit review for possible downgrade and in November 2008 Moody's downgraded AGC to Aa2 (stable) and AG Re to Aa3 (stable). On the other hand, the Committee noted several positive developments in 2008, including record direct new business production and the FSA stock purchase agreement. For more information on 2008 performance, see 2008 Performance and Compensation Decisions. After considering all of these factors, the Compensation Committee approved aggregate Company 2008 cash bonuses approximately 38% below 2007 cash bonuses and 2008 long-term incentive grants valued at approximately 31% below 2007 long-term incentive awards. The executive officers' 2009 salaries are unchanged from 2008.

  Objectives of the Compensation Program

        We are committed to building shareholder value by achieving the following key strategic goals:

  •
  Expanding our financial guaranty direct business.

  •
  Executing financial guaranty reinsurance portfolio transactions.

  •
  AGC and AG Re maintaining their current ratings from the three major rating agencies.

  •
  Maintaining underwriting discipline and the quality of our financial guaranty portfolio.

  •
  Minimizing losses in poorly performing insured transactions.

  •
  Managing capital efficiently.

        The Compensation Committee reviews the philosophy and objectives of our compensation program annually and makes compensation decisions to recognize and support the achievement of our key strategic goals by:

  •
  Attracting and retaining talented executives with established records of success in the financial guaranty or financial services industry to implement the Company's long-term business strategy. As a Bermuda-based company, we also need to attract and retain executives to work in Bermuda.

  •
  Closely aligning the financial rewards of management with those of the Company's shareholders by linking executive incentives to achieving the Company's short-term and long-term business goals and rewarding them for such achievement, including growth in shareholder value.

  •
  Creating accountability for individual performance measured by individual, unit and Company achievement of goals.

        The Compensation Committee implements its objectives by:

  •
  Developing performance targets and measures consistent with its key strategic goals and basing incentive compensation on achievement of those goals.

  •
  Making long-term incentive awards a significant component of compensation for its senior executive officers to align the interests of these officers with long-term interests of all shareholders.

  •
  Establishing vesting requirements for long-term incentive awards such as restricted stock, stock options and PRP awards to encourage our executives to remain with the Company and have a long-term perspective.

        The compensation program is also designed to reward each executive officer for:

  •
  Working together as a team to achieve the Company's strategic goals.

  •
  Achieving identified objectives in their areas of responsibility.

  •
  Demonstrating ethical behavior in compliance with current legal and regulatory standards.

        The Compensation Committee also evaluates how quickly and effectively the Company and each executive officer responds to unanticipated opportunities or challenges. For example, 2008 performance goals did not anticipate the Moody's credit review and downgrade announcements. However, the Compensation Committee believes the management team responded promptly and well to these events by achieving record direct new business production, maintaining "stable" ratings for both AGC and AG Re and entering into the stock purchase agreement to acquire FSA.

  Compensation Governance and Administration

        The Compensation Committee oversees all aspects of our executive compensation program. The Compensation Committee has responsibility for establishing executive compensation policies, determining the compensation of the CEO, reviewing the CEO's compensation recommendations regarding other senior officers and determining appropriate compensation for such officers. Our board has adopted a Compensation Committee Charter to govern the Compensation Committee's activities, a copy of which may be found at www.assuredguaranty.com. The charter is reviewed annually by the Compensation Committee. Under its charter, the Compensation Committee is authorized to retain compensation, legal, accounting and other consultants to assist it.

        The Compensation Committee has retained Cook as its compensation consultant. The Compensation Committee has instructed Cook to advise it on executive compensation developments and to assist with peer comparisons of executive compensation and the aggregate amount of long-term incentives. Cook meets periodically with the Compensation Committee and prepares materials for the Compensation Committee, such as peer group compensation data and measurements of long term compensation. Cook's work for the Company in 2008 was solely with respect to matters under the Compensation Committee's authority.

        The CEO is the principal executive involved with the Compensation Committee in establishing compensation policy and setting the compensation for other executive officers. The CEO generally attends the Compensation Committee meetings, although the Compensation Committee also meets regularly in executive session. Both the General Counsel and the head of Human Resources attend portions of the Compensation Committee meetings and provide additional information and analysis to the Compensation Committee, as requested, and communicate with Cook on committee matters. Between meetings, the chairman of the Compensation Committee will often speak with the CEO or the General Counsel regarding committee and compensation matters.

        The Board of Directors has delegated to the CEO the power to approve:

  •
  Routine changes to benefit plans.

  •
  New-hire packages for non-executive officers with expected annual compensation below a specified amount.

  •
  New-hire equity grants for non-executive officers up to a specified amount of stock options and restricted stock for each new hire. All equity grants authorized by the CEO must be reported to the Compensation Committee at its next meeting.

  •
  Routine salary and employment termination arrangements for employees below the top three levels of the Company.

        The Compensation Committee meets in February of each year to make executive compensation decisions with respect to the previous year's performance. The Compensation Committee follows this schedule because the February meeting is the earliest practical opportunity to review the prior year's financial results and the performance of the executive officers. To date, other than equity granted in connection with our 2004 IPO, all equity grants to executive officers have been approved during the February meeting. At the February meeting, the Compensation Committee discusses its compensation recommendations with the independent, non-management directors who are not on the Compensation Committee. All independent, non-management directors approve executive officer salary increases, bonuses, equity awards and PRP awards. Stock options are priced at the NYSE closing price of the Company's stock on the day the awards are approved by the Compensation Committee and the other independent non-management directors.

  Elements of Compensation

        The Company provides various elements of compensation to its executive officers, which can be grouped into base compensation and variable compensation. Base compensation is provided for an executive officer's acceptable performance and is only adjusted periodically. Base compensation includes base salary, retirement and other post termination benefits, employee benefits and perquisites. Variable compensation is adjusted annually to correspond to actual performance in prior periods and to provide incentives to achieve annual and long term goals. To increase the effectiveness of these incentives, a significant portion of executive officer total compensation is variable compensation. Variable compensation includes annual bonus and long-term compensation.

  Base Compensation

  •
  Base Salary—The Compensation Committee establishes a base salary for each executive's position, taking into account competitive salary measures, business or professional experience,

    prior salary history and contractual arrangements. Once established, base salaries are periodically adjusted to reflect new responsibilities, salary changes at peer group companies and inflation.

    Analysis—The Compensation Committee does not target base salary as a particular percentage of total compensation, although base salary typically comprises 10%-30% executive officers' total compensation. The Compensation Committee annually considers Company performance and evaluates the individual officer's performance and how it contributed to Company performance. The Compensation Committee also reviews salary data at peer group companies. Variable incentive awards do not affect base salary.

  •
  Retirement Benefits—We maintain tax-qualified and non-qualified defined contribution retirement plans for our eligible employees, including executive officers. We contribute 6% of each employee's salary and cash bonus compensation, which we call eligible compensation, to the defined contribution plans. We also have 401(k) type plans, with 100% Company matching up to 6% of eligible compensation.

  Analysis—Because the Company's contribution to retirement plans is based on eligible compensation, we will make higher or lower contributions if an executive officer's base salary or annual bonus increases or decreases. We make contributions to these plans to be competitive with other companies and to retain talented employees. The investment return in each employee's retirement account depends on the performance of the investment elections made by each employee. No executive officer is guaranteed any level of retirement payout or preferential return on their accounts. To date, retirement plan contributions and balances have not affected other elements of executive compensation. The Company does not maintain any defined benefit pension plans.

  •
  Other Post-Termination Benefits—The Company provides executive officers other post-termination benefits such as accelerated vesting and severance payments in certain circumstances. See "Executive Compensation—Potential Payments Upon Termination or Change of Control."

  Analysis—We have provided these other post-termination benefits because we believe they are necessary to attract and retain our executive officers. In particular, severance amounts for most of our executive officers were established in employment agreements negotiated before our IPO and the protection provided by the severance provisions of their contracts was a key element in recruiting experienced executives to work for the Company. Similarly, the accelerated vesting for events such as death or disability is typically provided to executives at other companies. To date, these other post-termination benefits have not affected other elements of executive compensation.

  •
  Employee Benefits—The Company provides employee benefits to its employees, including its executive officers. These benefits include life, health and disability insurance. The Company also maintains an Employee Stock Purchase Plan, which we refer to as the ESPP, to encourage stock ownership by employees. Under the ESPP, employees, including executive officers, may annually purchase up to $25,000 of our stock at a 15% discount, subject to the overall limit on the number of shares available for purchase under the ESPP. In 2008 Mr. Frederico and Mr. Mills participated in the ESPP to the maximum extent possible.

  Analysis—We believe the level of benefits provided under our programs is generally consistent with practices among our principal competitors for employees, including other financial guaranty companies.

  •
  Perquisites—We also provide executive officers fringe benefits that are not available to employees generally. These include tax preparation, financial planning, golf club memberships, executive medical, physical and excess health insurance and, for our executive officers located in Bermuda, housing and car allowances, family travel benefits and tax gross-ups.

    Analysis—These benefits are provided to retain highly valued executives. In addition, we provide the Bermuda perquisites to attract Mr. Frederico and Mr. Michener to work and reside in Bermuda. These fringe benefits are customary for non-Bermudians who are senior executives working in Bermuda and are provided for in Mr. Frederico's and Mr. Michener's employment agreements. In 2006, changes in U.S. tax law significantly increased the individual U.S. income tax on the housing allowances provided to Mr. Frederico and Mr. Michener. To maintain the net value of their housing allowances, in August 2006, the Compensation Committee approved a tax gross-up to Mr. Frederico and Mr. Michener for the cost of the increased taxes. Since Bermuda imposes similar taxes, the Company reimburses Mr. Frederico and Mr. Michener for U.S. Social Security and Medicare taxes incurred when they are working in the United States.

  •
  Employment agreements—Some of the elements of the compensation packages for our executive officers, such as minimum base salary, severance and change in control benefits are governed by the terms of the employment agreements we entered into with these individuals. Details of these agreements are shown under the headings "Executive Compensation—Employment Agreements" and "Executive Compensation—Potential Payments Upon Termination or Change in Control—Employment Agreements."

  Analysis—Beginning in 2003, we recruited executives to implement our business plan and achieve our key strategic goals. Implementation of our business plan involved substantial risk, including the risks of completing a successful IPO, achieving rating upgrades and accomplishing the strategic shift to write financial guaranty direct business along with financial guaranty reinsurance. To mitigate these risks, we recruited executives with established records of success in the financial guaranty or financial services industry. Prior to the IPO, Mr. Frederico, Mr. Schozer, Mr. Michener and Mr. Mills left senior positions at well-established companies to join us and employment agreements were entered into with these executives at that time. We believe these employment agreements were essential to recruit Mr. Frederico, Mr. Schozer, Mr. Michener and Mr. Mills prior to the IPO. In October 2006, we entered into an employment agreement with Mr. Bailenson. We believe the employment agreements also have served as powerful performance incentives and retention tools by proscribing employment terms, including benefits to executives if their employment is terminated without cause or after a change of control. In addition, each employment agreement contains a non-competition agreement. In December 2008, the employment agreements were amended at no cost to the Company to comply with U.S. Internal Revenue Code Section 409A.

  •
  Change of Control Benefits—The vesting of any unvested stock options and restricted stock held by an executive officer will be accelerated on a change of control. In addition, the employment agreements provide that in the event of a change of control, severance benefits are provided if the executive officer, other than Mr. Bailenson, is terminated without cause or resigns during the first 12 months following a change of control. In Mr. Bailenson's case, he will receive severance benefits if he is terminated for any reason after a change in control or resigns during the 12 month period beginning 3 months after a change in control. In each case, the definition of change in control excludes transactions, such as an internal reorganization and when the Company issues shares directly, for which it may not be appropriate to provide change of control benefits. Additional information on benefits provided upon a change of control is shown in "Executive Compensation—Employment Agreements" and "Executive Compensation—Potential Payments Upon Termination or Change in Control."

  Analysis—We provide for the use of single trigger change of control equity vesting because we believe that is appropriate to best motivate an executive to pursue increases in shareholder value when evaluating a transaction which could result in a change of control. The Compensation Committee believes that severance benefits provided by the employment agreements that were entered into prior to the IPO comprised a key part of the employment package that induced experienced officers to work for the Company. Mr. Bailenson was provided separation benefits in his employment contract so that he would have comparable benefits to the Company's other executive officers, although the benefit was modified from the other executive officers' separation agreements to provide additional protections in the event of termination without cause or a change in control.

  Variable Compensation

        For the executive officers, other than Mr. Bailenson, the overall mix of variable compensation elements was largely established by their employment agreements entered into in conjunction with the IPO. The agreements were the result of negotiation between each executive officer and the pre-IPO shareholder of the Company. The compensation mix for Mr. Bailenson has generally followed the mix for the other executive officers because the Compensation Committee believes that achievement of the Company's goals is best promoted by use of that mix, and because the Compensation Committee believes that providing incentives to each of its officers that are similar to incentives provided to the other officers better promotes coordination of effort by these executives. Beginning in 2008, a portion of each executive officer's long-term incentive compensation has been in the form of PRP grants. The mix of variable compensation reflects the Compensation Committee's view that, to properly provide incentives for executives to take long term actions in the best interests of the Company, executive compensation should be a balanced blend of several elements of compensation, with no undue reliance on any one element. The Compensation Committee believes it is appropriate for the CEO to receive substantially higher variable compensation than the other executive officers since he has responsibility for the strategy and operations of the entire Company.

  •
  Annual Cash Bonus—The Compensation Committee awards annual cash bonuses to provide incentive compensation to executives for achieving annual goals established for each executive officer. Annual bonuses are also intended to reward executives for the overall success of the Company.

  Analysis—In February 2008 we awarded bonus payments to the executive officers for 2007 performance. In February 2009 we awarded cash bonuses for 2008 performance, which were paid after completion of the 2008 audit by PwC to ensure that cash bonus awards were based on final 2008 results. Bonus amounts that were determined and paid in 2009 are reported in the Summary Compensation Table of this proxy statement as compensation for 2008. The Compensation Committee uses its discretion to evaluate the performance of each executive officer and the Company to set annual cash bonuses. The process followed by the Compensation Committee is discussed below under "Compensation Process." The goals and results for 2008 are discussed below under "2008 Performance and Compensation Decisions."

  •
  Long Term Incentive Program: 2004 Long-Term Incentive Plan—In 2004, we adopted a long-term incentive plan to create incentives for employees to enhance the long-term value of the Company. A key goal of the long-term incentive plan is to increase ownership of Company shares by executive officers, thereby aligning the executives' interests with long-term shareholder interests. While the Company's long-term incentive plan provides for a variety of types of awards, the Compensation Committee has made awards to employees, including executive officers, only in the form of shares of restricted stock, restricted stock units and stock options. Cash dividends are paid on the unvested portion of pre-2008 restricted stock grants. Beginning in 2008, restricted stock awards are granted in the form of stock units with dividends paid in restricted stock units.

  Analysis—In February 2008 we awarded restricted stock and stock option grants to the executive officers for 2007 performance. Further detail on those awards is shown on "Executive Compensation—2008 Grants of Plan-Based Awards." We believe that restricted share awards are important in recruiting and retaining executives, and that the delayed vesting of the awards is crucial in retaining those executives. By providing an immediate equity stake in the Company, restricted stock provides an incentive to achieve the Company's long-term goals. The Company includes stock options as part of long-term compensation because the Company believes that options are a valuable incentive tool, providing compensation only if stock price increases. Generally, restricted stock and stock option grants serve as strong retention incentives since executive officers generally forfeit unvested the stock grants and stock options if they leave the Company. However, due to the decline in our stock price, in 2008, prior equity awards have lost much of their value and may not provide as strong a retention incentive as in the past. The chart below shows for each executive officer the change in value during 2008 of unvested restricted stock and stock options:

Executive	Value at December 31, 2007	Value at December 31, 2008	Decline

Dominic J. Frederico	$7,223,248	$1,994,966	-72%

Michael J. Schozer	$3,467,194	$912,000	-74%

James M. Michener	$2,200,169	$598,500	-73%

Robert B. Mills	$3,467,194	$912,000	-74%

Robert A. Bailenson	$517,712	$173,850	-66%

    The Committee will continue to monitor the Company's compensation arrangements to assess whether they provide the appropriate retention incentive. Additional information on our long-term incentive program is provided in "Potential Payments Upon Termination or Change in Control—Equity and Incentive Plans." Historically, executive officer target equity awards were established in most of the executive employment agreements. Beginning with 2007 performance, the employment agreements no longer established target equity awards. From the IPO through 2007, the value of the Company's equity grants to all employees as a percentage of it market capitalization exceeded those of the peer group, which had larger more established businesses. The Compensation Committee determined that this level of equity grants was necessary to attract high quality staff from established companies. Cook has advised the Compensation Committee that higher levels of grants as a percentage of market capitalization are often seen in smaller companies. In 2008, the value of the Company's equity grants to all employees as a percentage of its market capitalization was consistent with the median of the peer group. This reflects the changes in composition of 2008 long-term incentive awards which decreased equity awards and increased PRP awards. In February 2009 the number of shares covered by restricted share and options awards was approximately the same as the number of shares covered by such awards granted in February 2008. The value of the 2009 grants was approximately 54% below the value of the 2008 grants. For information about specific grants see "Individual Compensation Analysis." Peer group comparisons are not yet available for the 2009 grants.

  •
  Long-Term Incentive Program: Performance Retention Plan—In February 2007 we initiated the PRP. PRP awards were also made in February 2008 and 2009. PRP awards are cash-based. Except as described below, PRP awards only vest if the executive is employed by the Company through the end of the performance period. Awards granted in 2007 vest after a four year performance period. Awards granted in 2008 and 2009 vest 25% after a two year performance period; 25% after a three year performance period and 50% after a four year performance period. We chose this vesting schedule to be generally consistent with the vesting schedule we use for equity awards. In 2008, we also granted a limited number of PRP awards to non-executive officers with a five year performance period, which vest only if the employee is employed by the Company through the five year performance period. Although PRP awards generally vest only if the executive remains with the Company through the end of the applicable performance period, PRP awards also vest if the executive leaves the Company before the applicable vesting period by reason of death, disability, or (except for awards with five year vesting) retirement. Awards granted in 2007 will increase in value at the rate that the Company's modified adjusted book value increases during the performance period. Awards granted in 2008 and 2009 will increase or decrease in value based 50% on the rate the Company's per share modified adjusted book value changes and 50% on the Company's operating return on equity over each performance period; provided that executive officers will not receive their awards if the specified modified adjusted book value and operating return on equity performance measures are not met.

    Analysis—We believe the PRP is a valuable tool in attracting and retaining talented employees because employees will be rewarded for staying with the Company and for profitable growth in our business. Because PRP awards are cash-based, there will be no shareholder dilution from the awards. Also, since the value of PRP grants are not tied to the value of the Company's stock, they have retained their incentive and retention value. PRP grants to most executive officers were made for the first time in February 2008, although one grant was made in 2007. The level of PRP award was made to reach the level of long-term compensation determined by the Compensation Committee.

  Stock Ownership Guidelines

        Since the IPO, the Board of Directors has recommended that each director hold at least 10,000 shares of Company stock within three years of joining the board. Each of our outside directors has attained the recommended ownership level.

        No executive officer has sold any Company common shares since our IPO. However, to further demonstrate the Company's commitment to build shareholder value, in February 2007, the Board of Directors adopted management stock ownership guidelines. The chart below shows the guideline for each executive officer and their stock ownership as of February 28, 2009:

Executive	Guideline	Current Ownership

Dominic J. Frederico	7 × Base Salary	2.2 × Base Salary

Michael J. Schozer	5 × Base Salary	1.3 × Base Salary

James M. Michener	5 × Base Salary	1.1 × Base Salary

Robert B. Mills	5 × Base Salary	1.2 × Base Salary

Robert A. Bailenson	2 × Base Salary	0.3 × Base Salary

        These ownership levels represent actual shares owned. Unvested restricted shares and unexercised options do not count towards the guidelines. The value of Company stock held by each executive officer declined in 2008 solely as a result of the decline in the Company's share price.

        Our guidelines do not mandate a time frame by which this ownership must be attained, but Mr. Frederico, Mr. Schozer, Mr. Michener and Mr. Mills must retain 100% of their after-tax receipt of Company stock until they reach their ownership goal. Mr. Bailenson must retain at least 50% of his after-tax receipt of Company stock until he reaches his ownership goal.

        In addition, in February 2007, the Company amended its stock trading policy to prohibit hedging with respect to Company stock so as to be consistent with its stock ownership philosophy.

        Please see "Information About Our Common Share Ownership—How Much Stock is Owned by Directors and Executive Officers" for detailed information on the executive officers' stock ownership.

  Executive Officer Recoupment Policy

        In February 2009, the board of directors adopted the Assured Guaranty Ltd. Executive Officer Recoupment Policy, which we call our "Recoupment Policy." Under the Recoupment Policy, if an executive officer engages in misconduct related to a restatement of the Company's financial results, then the Compensation Committee may, in its discretion, rescind the officer's option exercises that occur within 12 months after the restated period, and also recoup the amount of cash bonus payments to the officer in excess of the amount that would have been paid if the correct financial results had been known to the Compensation Committee at the time of the original bonus award. Under the Recoupment Policy, if an executive officer receives incentive compensation based on achievement of a level of objectively quantifiable performance goals, and the level of achievement of those goals is later determined to have been overstated, the Compensation Committee can also recoup the amount of any payment in excess of the amount that would have been paid if the correct level of performance had been known. The PRP is an example of an arrangement that requires achievement of objectively quantifiable performance goals.

  U.S. Internal Revenue Code Section 162(m) Requirements and Performance-Based Compensation

        Section 162(m) of the U.S. Internal Revenue Code limits the deductibility of annual compensation in excess of $1 million paid to the Company's CEO and any of the other highest paid executive officers (not more than four), which we refer to as the $1 million limit. The Company is not subject to U.S. income taxes and so, generally, the limit would not affect amounts payable by the Company. However, if an employee of a U.S. subsidiary is among the most highly compensated officers to whom the limit applies, that subsidiary's deduction for compensation paid to the officer would be subject to the $1 million limit. Mr. Schozer is a full time employee of a U.S. subsidiary; other executive officers split their time between our Bermuda and U.S. operations.

        Compensation otherwise subject to the $1 million limit will be exempt from the limit if it qualifies as performance-based compensation, as defined by the IRS. In May 2005, our 2004 Long-Term Incentive Plan was approved by the shareholders, and such approval is a condition for treatment of a payment or distribution as performance-based compensation. Also, a payment or distribution will be treated as performance-based compensation only if it is contingent on achievement of performance objectives. For example, incentive compensation that is contingent on achievement of pre-established performance goals may be treated as performance-based compensation, while guaranteed payments are not. We maintain an annual cash and stock bonus program that is intended to satisfy the requirements for performance-based compensation. The program provides for establishment of a bonus pool of cash and a bonus pool of shares of Company stock. The amount of cash and shares to be allocated to the respective 2008 bonus pools was based on the level of "2008 adjusted income" compared to pre-established objectives for such income, which we call the "adjusted income goal." Cash was to be allocated to the cash bonus pool and shares were to be allocated to the stock bonus pool if adjusted net income for 2008 was 50% of the adjusted income goal, and the allocation amount was to increase to the extent 2008 adjusted income increased. The 2008 adjusted income was less than 50% of the 2008 adjusted income goal. As a result, no cash or shares were allocated to the 2008 performance-based pool.

        The Compensation Committee does not use U.S. tax deductibility as the sole factor in determining appropriate levels or methods of compensation. Since Company objectives may not always be consistent with the requirements for full deductibility, the Company and subsidiaries have maintained and may in the future establish compensation arrangements under which payments would not be deductible by reason of the $1 million limit. The Company estimates that this limit will result in the loss of a U.S. tax deduction of approximately $1.0 million for the 2008 tax year.

        The cash and stock bonus program established in February 2009, as well as the stock option and PRP grants to the executive officers in February 2009, are intended to qualify as performance-based compensation exempt from the $1 million limit.

  Other Regulatory Limits on Executive Compensation

        Section 409A of the U.S. Internal Revenue Code imposes restrictions on nonqualified deferred compensation plans. The Company maintains deferred compensation plans that provide for employee and employer contributions in excess of the IRS defined contribution plan limits. The deferred compensation plans are intended to satisfy the requirements of section 409A, and the Company has reviewed and, where appropriate, has amended each of its deferred compensation plans to meet the requirements.

        Section 457A was added to the U.S. Internal Revenue Code in 2008. Under section 457A, benefits under a nonqualified deferred compensation plan of a corporation resident in Bermuda (or certain other countries that do not impose a comprehensive income tax) are includible in a participant's taxable income at the time of vesting, rather than deferring recognition of taxable income until benefits are paid. Because section 457A would apply to restricted stock units provided to the Company's outside directors, no further restricted stock units (or other deferred compensation) will be granted to directors after 2008. Section 457A is not expected to apply to the deferred compensation arrangements for the Company's executive officers.

  Compensation Process

        The Compensation Committee annually establishes Company and executive officer performance goals, reviews prior compensation decisions, benchmarks the Company's executive compensation against a peer group, reviews the performance of the Company against its plan and the performance of the competitors, reviews the performance of each executive officer and makes annual compensation decisions.

        Executive Officer Performance Goals    The Compensation Committee annually establishes performance goals for the CEO, which we call CEO performance measures. Not all CEO performance measures are of equal weight and there is no quantitative method by which the Compensation Committee applies the CEO performance measures. The 2008 CEO performance measures included the following financial performance measures from the 2008 business plan, as approved by the board: operating income, book value per share (excluding unrealized gains/losses on derivatives), adjusted book value per share (excluding unrealized gains/losses on derivatives), operating income per share, operating return on equity (excluding accumulated other comprehensive income, which we refer to as "AOCI" and unrealized gains/losses on derivatives), expense ratio (excluding the Other segment), present value of financial guaranty and credit derivative gross written premiums, which we refer to as PVP in the direct segment, and reinsurance segment PVP. (See the explanation of non-GAAP financial measures at the end of the Compensation Discussion and Analysis.) The CEO performance measures included the following non-financial performance measures focused on implementation of our key strategic goals: strategy and leadership, credit quality, ratings, management of enterprise risk, management development and succession planning.

        The Compensation Committee uses the same Company financial performance measures to evaluate the performance of the other executive officers as it does for the CEO. In addition, the Compensation Committee approves annual performance goals for each other executive officer based on the recommendations of the CEO. The performance goals for these officers are primarily related to the following position responsibilities:

        Mr. Schozer—Direct financial guaranty segment business.

        Mr. Michener—Legal, human resources and internal audit.

        Mr. Mills—Financial management, financial reporting and corporate administration.

        Mr. Bailenson—Financial reporting and accounting policy.

        The difficulty of achieving each component of the Company performance measures and other individual performance goals varied. In the aggregate, the Compensation Committee viewed the Company performance measures and other individual performance goals as significant, but attainable, challenges for the CEO and the other executive officers.

        Prior Compensation Decisions    The Compensation Committee annually reviews executive employment agreements, current compensation, retirement balances, prior equity grants, change of control benefits and perquisites. The Compensation Committee reviews tally sheets for each executive officer, the purpose of which is to show the total dollar value of the executive's annual compensation. This includes an executive's salary, annual cash bonus, equity-based compensation, retirement plans and perquisites and other compensation. The tally sheet also shows holdings of common shares and current market value under prior equity-based compensation awards. The Compensation Committee uses tally sheets to estimate the total annual compensation of the named executive officers, and provide perspective on the named executive officers' wealth accumulation from our compensation programs.

        Benchmarking    The Compensation Committee designated a 2008 compensation peer group of Ambac Financial Group, Inc., Financial Security Assurance Holdings Ltd., MBIA Inc., Radian Group Inc. and Syncora Holdings Ltd. (formerly, Security Capital Assurance Ltd.). We call this group our peer group. Cook met with members of the Compensation Committee and the Chairman of the Board in December 2008 and January 2009 to review peer group information and executive compensation trends. The Compensation Committee compared the Company's executive compensation to the executive compensation at the peer group using 2007 data, the most recent data available. The Compensation Committee selected the peer group because these companies are the primary financial guaranty companies competing with us and for which comprehensive compensation data is publicly available. As of December 31, 2007, the Company's assets were below the 25th percentile of the peer group while its market capitalization was between the median and the 75th percentile of the peer group.

        Cook compared the Company's historic share dilution and market value transfer calculations of equity to the peer group. At Cook's suggestion, the Compensation Committee also reviewed equity usage at a broader group of companies, which included companies not competing with the Company. This group included the peer group and Allied World Assurance Company Holdings, Ltd., Endurance Specialty Holdings Ltd., MGIC Investment, Montpelier Re Holdings Ltd., Odyssey Re Holdings Corp., Platinum Underwriters, PMI Group, RAM Re Holdings Ltd., and Renaissance Re Holdings Ltd. According to Cook, aggregate equity grants tend to be similar among broader groups of companies that have similarities in size, Bermuda location, business and structure. The larger group provides more data for comparison purposes than the peer group alone.

        At the time it considers annual executive compensation awards, the Compensation Committee compares the Company's current year performance to the performance of the compensation peer group. At the same time, the committee compares the Company's executive compensation to the prior year's (the most recent available data) executive compensation of the peer group. For executive officers other than the CEO, the Compensation Committee compares the Company's 2nd through 5th highest paid executive officers to the 2nd through 5th highest paid executive officers of the peer group. These comparisons may be less useful than the CEO comparison because of different position responsibilities at different companies. The Compensation Committee does not set executive compensation by targeting any percentile of the compensation peer group. The Compensation Committee determines if its decisions are generally consistent with the peer group, taking into account factors such as age of the information and relative performance. For example, the Compensation Committee noted that the peer group experienced severe adverse rating declines and losses in 2008. As a result, the Compensation

Committee gave less weight to comparison of the Company's compensation to the peer group than in prior years. Later in 2009, the Compensation Committee will compares its 2008 executive compensation decisions to the compensation peer group using more current data from SEC filings and will take that comparison into account for making future compensation decisions.

        Annual Performance Review    The Compensation Committee, with input from the other non-management directors, reviews the financial performance of the Company compared to its annual business plan and the progress the Company is making toward achieving its key strategic objectives.

        The Compensation Committee, with input from the other non-management directors, uses its judgment to evaluate the degree to which each executive officer has met or exceeded his performance goals based on the following:

  •
  The level of achievement of the Company financial performance measures.

  •
  In the case of the CEO, the level of achievement of the CEO non-financial performance measures.

  •
  In the case of the other executive officers, the CEO's evaluation of their performance.

  •
  In the case of the chief financial officer and the chief accounting officer, the Audit Committee Chairman's evaluation of their individual performance.

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  Other Company information, such as stock performance.

  •
  External information, such as competitor performance.

  •
  The results achieved in dealing with unanticipated problems and opportunities such as the successful integration of acquisitions.

        Taking these factors into account, the Compensation Committee uses its judgment to adjust variable compensation to reflect Company and individual performance. The Compensation Committee believes this process is an effective method of tying compensation to performance. For more details about our approach in this regard, see the discussion under the headings "U.S. Internal Revenue Code Section 162(m) Requirements and Performance-Based Compensation" and "2008 Performance and Compensation Decisions."

  2008 Performance and Compensation Decisions

        The Compensation Committee views the Company's 2008 financial performance as a combination of favorable and unfavorable performance. Due to higher than expected losses on insured real estate mortgage-backed securities, which we call "RMBS," the Company's 2008 operating income was approximately 58% below 2007 operating income. (See the explanation of non-GAAP financial measures at the end of the Compensation Discussion and Analysis.) In addition, the Moody's rating actions in July and November hurt second half 2008 new business production. The Committee also noted that the Company's stock declined by approximately 57%. On the other hand, the Committee noted several positive developments in 2008, including record new direct business production and the stock purchase agreement to acquire FSA in November 2008.

  Highlights of 2008 Results

  •
  All of the 2008 non-financial CEO performance measures were achieved except, as noted, the Company incurred higher than expected RMBS losses and the Moody's downgrade of AGC and AG Re.

  •
  Due to higher than expected RMBS losses, the 2008 CEO financial performance measures for operating income, book value per share (excluding unrealized gains/losses on derivatives), adjusted book value per share (excluding unrealized gains/losses on derivatives), operating income per share, operating return on equity (excluding AOCI and unrealized gains/losses on derivatives) were below expectations. Both 2008 direct financial guaranty segment PVP, and reinsurance segment PVP were 94% of the 2008 plan. The expense ratio (excluding the Other segment) was better than expected.

  •
  Due to higher than expected losses on insured RMBS, the Company's 2008 operating income declined to $74.5 million from $178 million in 2007. 2008 operating income per share declined to $0.84 per share from $2.57. These results exceeded those of the peer group.

  •
  Total revenues increased from $358.3 million in 2007 to $498.6 million in 2008, an approximately 39% increase. Strong cash flow from insurance written in 2008 and prior years, especially public finance business, helped increase assets at December 31, 2008 to $4.556 billion from $3.763 billion at December 31, 2007.

  •
  Direct financial guaranty PVP increased from $476.8 million in 2007 to $700.7 million in 2008, a 47% increase. The Company's U.S. direct public finance PVP increased from $60.1 million in 2007 to $431.6 million in 2008, a 618% increase. These results were achieved despite Moody's credit review for possible downgrade announcement in July 2008, the Moody's downgrade in November and very challenging credit market conditions, which severely limited issuance of structured finance bonds in 2008.

  •
  Reinsurance financial guaranty PVP decreased from $397.8 million in 2007 to $122.3 million in 2008. 2007 PVP was $138 million, excluding PVP of $259.8 million from a portfolio reinsurance transaction with Ambac Assurance Corporation. This result was achieved despite significantly lower use of reinsurance by primary financial guaranty insurers.

  •
  In July 2008 Moody's put both AGC and AG Re on credit review for possible downgrade and in November 2008 Moody's downgraded AGC to Aa2 (stable) and AG Re to Aa3 (stable). At year end 2008, AGC was rated AAA (stable) by both Standard & Poor's and Fitch Ratings, and its ratings were higher than every financial guaranty insurer except Berkshire Hathaway Assurance Corporation. Unlike most of its financial guaranty competitors, the Company's high ratings permitted it to continue writing substantial amounts of new business in 2008.

  •
  In October 2008 the Company entered into a public finance portfolio reinsurance transaction with CIFG Assurance North America, Inc. This transaction generated approximately $91 million in PVP and closed in January 2009.

  •
  In November 2008 the Company entered into the stock purchase agreement to acquire FSA. The Compensation Committee views the negotiation of this agreement and the related financing arrangements as significant accomplishments.

        The Compensation Committee views the Company's 2008 performance as substantially better than the peer group and other competitors. At the end of 2008, the Company was the only financial guaranty insurer actively writing insurance except for Berkshire Hathaway Assurance Corporation. Through the first three quarters of 2008, the Company's direct PVP was the second highest in the financial guaranty, only modestly behind FSA. In the third quarter of 2008, AGC accounted for approximately 48% of the direct PVP written by the traditional financial guaranty insurers. The Compensation Committee also noted that in 2008 the Company's stock price declined by approximately 57%. While this performance was extremely disappointing, it exceeded the performance of the Company's publicly traded competitors, which had 2008 stock price declines in the range of approximately 68% to 96%.

  Individual Compensation Analysis

        Dominic J. Frederico    While the Company performed better than its peer group and was able to take advantage of current market conditions to enter into the FSA stock purchase agreement, the Compensation Committee noted the substantially higher than expected RMBS losses. As a result,

Mr. Frederico's cash bonus for 2008 decreased approximately 37% from 2007 and his long-term incentive awards decreased by approximately 22%. Mr. Frederico's total direct compensation (salary and variable compensation) for 2008 would be the second highest if compared to the 2007 total direct compensation of his comparable position at the peer group. Mr. Frederico's salary is unchanged for 2009.

        Michael J. Schozer    While the direct segment had record 2008 new business production, the Compensation Committee noted higher than expected RMBS losses on business written in 2008 and prior years. As a result, Mr. Schozer's cash bonus for 2008 decreased approximately 58% from 2007 and his long-term incentive awards decreased by approximately 27%. Mr. Schozer's total direct compensation (salary and variable compensation) for 2008 would be the fourth highest if compared to the 2007 total direct compensation of his comparable position at the peer group. Mr. Schozer's salary is unchanged for 2009.

        James M. Michener    All legal, human resources and internal audit functions were performed well in 2008. In addition, Mr. Michener made a significant contribution negotiating the FSA stock purchase agreement. As a result, Mr. Michener's cash bonus for 2008 decreased approximately 24% from 2007 and his long-term incentive awards increased by approximately 20%. Mr. Michener's total direct compensation (salary and variable compensation) for 2008 would be the third highest if compared to the 2007 total direct compensation of his comparable position at the peer group. Mr. Michener's salary is unchanged for 2009.

        Robert B. Mills    All finance and corporate administration functions were performed well in 2008. As a result of the overall decrease in cash bonuses and long-term incentives as well as Mr. Mills' total compensation, Mr. Mills' cash bonus for 2008 decreased approximately 56% from 2007 and his long-term incentive awards decreased by approximately 50%. Mr. Mills' total direct compensation (salary and variable compensation) for 2008 would be the third highest if compared to the 2007 total direct compensation of his comparable position at the peer group. Mr. Mills' total direct compensation for 2008 would be fourth highest if compared to the 2007 total direct compensation of chief financial officers at the peer group. Mr. Mills' salary is unchanged for 2009.

        Robert A. Bailenson    All accounting functions were performed well in 2008. In addition, Mr. Bailenson made other significant contributions to the finance functions and negotiating the FSA stock purchase agreement. As a result, Mr. Bailenson's cash bonus for 2008 was the same as for 2007 and his long-term incentive awards increased by approximately 13%. Mr. Bailenson's total direct compensation (salary and variable compensation) for 2008 would be the third highest if compared to the 2007 total direct compensation of his comparable position at the peer group. Mr. Bailenson's 2009 base salary is unchanged for 2009.

        Accordingly, in February 2009, the Compensation Committee, in conjunction with the other independent directors, awarded the executive officers variable compensation which, the Compensation Committee believes properly balanced cash awards for 2008 performance with long-term incentives to retain executives and improve Company performance. The February 2009 variable compensation awards are set forth below:

Executive Officer	Cash Bonus	Restricted Stock Units	Value	Stock Options	Value	PRP	Total

Dominic J. Frederico	$2,200,000	150,000	$1,116,000	100,000	$335,000	$1,800,000	$5,451,000

Michael J. Schozer	$500,000	30,000	$223,200	20,000	$67,000	$1,000,000	$1,790,200

James M. Michener	$650,000	30,000	$223,200	20,000	$67,000	$1,000,000	$1,940,200

Robert B. Mills	$400,000	30,000	$223,200	20,000	$67,000	$500,000	$1,190,200

Robert A. Bailenson	$400,000	15,000	$111,600	10,000	$33,500	$300,000	$845,100

        Restricted shares are valued based on the per common share NYSE closing price of $7.44 on February 5, 2009, the date of the grant. The stock options are ten-year options to purchase Company stock at an exercise price of $7.44, per share. The stock options are valued at $3.35 each, based on FAS 123R.

  Conclusion

        The Company believes that the total compensation and components of compensation awarded to the executive officers are appropriate and in the best interests of the Company and the shareholders. The Company's strategy requires experienced management in the senior financial guaranty executive, finance and legal positions. The current economic crisis has demonstrated the need for experience and the ability to deal with adverse market conditions. The Company believes that the various elements of total compensation have worked well together to attract and properly motivate management.

  Definitions of non-GAAP Financial Measures

        Present value of financial guaranty and credit derivative gross written premiums, or PVP, which is a non-GAAP financial measure, is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, on insurance and credit derivative contracts written in the current period, discounted at 6% per year. Management believes that PVP is a useful measure for management investors and analysts because it permits the evaluation of the value of new business production for Assured by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period, whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives ("credit derivative revenues") does not adequately measure. Actual future net earned or written premiums and credit derivative revenues may differ from PVP due to factors such as prepayments, amortizations, refundings, contract terminations or defaults that may or may not be influenced by market interest rates, refinancing or refunding activity, prepayment speeds, policy changes or terminations, credit defaults, or other factors that management cannot control or predict. This measure should not be viewed as a substitute for gross written premiums determined in accordance with GAAP.

        Operating income, which is a non-GAAP financial measure, is defined as net income (loss) excluding i) after-tax realized gains (losses) on investments and ii) after-tax unrealized gains (losses) on credit derivatives and the fair value adjustment of the Company's committed capital securities, other than the Company's net estimate of after-tax incurred case and portfolio loss and loss adjusted expense reserves for credit derivatives. Management believes that operating income is a useful measure for management, investors and analysts because the presentation of operating income enhances the understanding of Assured's results of operations by highlighting the underlying profitability of Assured's business. Realized gains (losses) on investments and unrealized gains (losses) on credit derivatives and the fair value adjustment of the Company's committed capital securities, other than the portion attributable to the Company's net estimate of incurred case and portfolio loss and loss adjustment expense reserves for credit derivatives, are excluded because the amount of both of these gains (losses) is heavily influenced by, and fluctuates, in part, according to changes in market interest rates, credit spreads and other factors that management cannot control or predict. This measure should not be viewed as a substitute for net income (loss) determined in accordance with GAAP.

        Adjusted book value, which is a non-GAAP financial measure, is defined as shareholders' equity (book value) plus the after-tax value of the unearned premium reserve net of prepaid reinsurance premiums, the after-tax value of unearned premium on credit derivatives net of prepaid reinsurance premiums and the after-tax net present value of estimated future installment premiums in force, less future ceding commissions, discounted at 6%, less after-tax deferred acquisition costs. Management believes that adjusted book value is a useful measure for management, equity analysts and investors because the calculation of adjusted book value permits an evaluation of the net present value of the Company's in force premiums and shareholders' equity. The premiums described above will be earned in future periods, but may differ materially from the estimated amounts used in determining current adjusted book value due to changes in market interest rates, refinancing or refunding activity, prepayment speeds, policy changes or terminations, credit defaults and other factors that management cannot control or predict. This measure should not be viewed as a substitute for book value determined in accordance with GAAP.

        For adjusted book value, and PVP, Assured uses 6% as the present value discount rate because it is the approximate taxable equivalent yield on Assured's investment portfolio for the periods presented.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's annual report on Form 10-K for the year ended December 31, 2008 and this proxy statement.

        The foregoing report has been approved by all members of the Committee.

Patrick W. Kenny, Chairman Stephen A. Cozen Donald H. Layton

2008 Summary Compensation Table

        The following table provides compensation information for 2008, 2007 and 2006 for all of our executive officers.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)

Dominic J. Frederico,
President and Chief	2008	$750,000	$2,200,000	$1,911,772	$1,538,951	$1,018,499	$7,419,222
Executive Officer,	2007	$750,000	$3,500,000	$4,827,926	$1,900,098	$872,097	$11,850,122
Assured Guaranty Ltd	2006	$700,000	$2,500,000	$2,563,119	$1,124,207	$784,373	$7,671,699

Michael J. Schozer,	2008	$400,000	$500,000	$987,951	$457,742	$244,346	$2,590,039
President,	2007	$400,000	$1,200,000	$1,207,036	$422,099	$201,082	$3,430,217
Assured Guaranty Corp.	2006	$375,000	$825,000	$954,050	$435,252	$230,530	$2,819,832

James M. Michener,	2008	$390,000	$650,000	$577,838	$231,496	$457,624	$2,306,958
General Counsel,	2007	$390,000	$850,000	$1,432,312	$550,394	$381,082	$3,603,789
Assured Guaranty Ltd.	2006	$375,000	$650,000	$791,438	$343,826	$392,463	$2,552,727

Robert B. Mills,	2008	$520,000	$400,000	$819,854	$309,416	$184,259	$2,233,529
Chief Financial Officer,	2007	$520,000	$900,000	$1,787,298	$627,629	$178,741	$4,013,668
Assured Guaranty Ltd	2006	$500,000	$775,000	$1,740,300	$807,991	$236,870	$4,060,161

Robert A. Bailenson,	2008	$350,000	$400,000	$156,375	$86,474	$124,099	$1,116,948
Chief Accounting Officer,	2007	$330,000	$400,000	$164,627	$68,330	$111,877	$1,074,834
Assured Guaranty Ltd.	2006	$300,000	$325,000	$113,850	$45,745	$117,654	$902,249

(1)
Payment for bonuses for 2008, 2007 and 2006 were made in 2009, 2008 and 2007, respectively.

(2)
This column discloses the dollar amount recognized for financial reporting purposes with respect to the fiscal year in accordance with FAS 123R. For all assumptions used in the valuation, see note 20 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ending December 31, 2008. Additional detail regarding the 2008 awards is provided in the 2008 Grants of Plan Based Awards table elsewhere in this proxy statement. In 2006, Mr. Frederico's and Mr. Michener's restricted stock expense increased due to the accelerated retirement costs over two years by $1,062,496 and $318,750, respectively. In 2006, Mr. Mills' restricted stock expense increased by acceleration over one year which represents an additional cost of $1,020,000. In 2007, Mr. Frederico's and Mr. Michener's restricted stock expense increased due to the accelerated retirement costs over one year by $2,334,605 and $661,856, respectively. In 2007, Mr. Mills' restricted expense increased by immediate acceleration, which represents an additional cost of $845,500. In 2008, Mr. Frederico's, Mr. Michener's and Mr. Mills' restricted expenses increased by immediate acceleration which represents an additional cost of $1,163,500, $349,050 and $465,400, respectively.

(3)
This column discloses the dollar amount recognized for financial statement reporting purposes with respect to fiscal year in accordance with FAS 123R. For all assumptions used in the valuation, see note 20 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. Additional detail regarding the 2008 awards is provided in the 2008 Grants of Plan-Based Awards table elsewhere in this proxy statement. In 2006, Mr. Frederico's and Mr. Michener's stock option expense increased due to accelerated retirement costs over two years by $559,109, and $167,733, respectively. In 2006, Mr. Mills' stock option expense increased by acceleration over one year which represents an additional $536,744 in option value expense. In 2007, Mr. Frederico's and Mr. Michener's stock option expense was increased due to accelerated vesting costs over one year by $1,040,397 and $291,054, respectively. In 2007, Mr. Mills' stock option expense was increased by immediate accelerating of expenses by $393,888. In 2008, Mr. Frederico's, Mr. Michener's and Mr. Mills' stock option expenses increased by immediate acceleration which represents an additional cost of $1,524,440, $228,666 and $304,888, respectively.

(4)
All other compensation includes:

	Year	D. Frederico		M. Schozer		J. Michener		R. Mills		R. Bailenson

Employer Contribution to Retirement plans	2008 2007 2006	$ $ $	510,000 390,000 324,000	$ $ $	191,782 150,211 187,080	$ $ $	148,800 124,800 117,000	$ $ $	169,271 158,984 218,668	$ $ $	90,058 81,403 94,575

Bermuda Housing Allowance	2008 2007 2006	$ $ $	240,000 240,000 240,000		— — —	$ $ $	144,000 144,000 144,000		— — —		— — —

Bermuda Housing Tax Gross-Up	2008 2007 2006	$ $ $	106,725 106,944 121,772		— — —	$ $ $	90,528 51,761 76,489		— — —		— — —

FICA Paid by Employer	2008 2007 2006	$ $ $	80,318 65,141 49,497		— — —	$ $ $	20,125 17,059 15,593		— — —		— — —

Bermuda Car Allowance	2008 2007 2006	$ $ $	20,000 20,000 20,000		— — —	$ $ $	15,000 15,000 15,000		— — —		— — —

Tax Preparation/ Financial Planning	2008 2007 2006	$ $ $	48,763 39,413 11,431	$ $ $	19,000 18,000 17,500	$ $ $	22,955 10,762 4,730		— — —	$ $	7,300 500 —

Club Fees	2008 2007 2006	$ $ $	7,000 6,300 8,000	$ $ $	16,784 17,443 16,118	$ $ $	7,000 6,300 6,000	$ $	10,935 11,320 9,000	$ $	20,448 17,413 22,029

Executive Health Benefit	2008 2007 2006	$ $ $	2,163 2,307 4,050	$ $ $	16,780 15,428 9,832	$ $ $	2,588 2,567 2,215	$ $ $	3,053 7,437 6,732	$ $ $	6,293 12,561 63

Miscellaneous	2008 2007 2006	$ $ $	3,530 1,992 5,623		— —	$ $ $	6,628 8,833 11,436	$ $ $	1,000 1,000 2,470	$	— — 987

        Contributions to defined contribution retirement plans include contributions with respect to salary and annual bonus paid in the year reported. The miscellaneous category within all other compensation includes business related spousal travel, Bermuda family travel and personal use of a corporate apartment.

Employment Agreements

        Dominic J. Frederico.    Dominic J. Frederico, age 56, serves as President and Chief Executive Officer of the Company pursuant to his employment agreement. The employment agreement was originally dated April 28, 2004, and was amended and restated effective January 1, 2009 to include restrictions to satisfy Section 409A of the Internal Revenue Code. The initial term of Mr. Frederico's agreement was three years and the agreement automatically renews for one year periods thereafter unless non-renewed by either party at least 30 days prior to the expiration date. Under this employment agreement, Mr. Frederico receives a minimum base salary of $700,000 per year. Mr. Frederico is eligible to participate in our long-term incentive program, including our Long-Term Incentive Plan, which we refer to as the LTIP. The amount of his bonus and the amounts and form of his equity awards pursuant to the LTIP are determined by the Compensation Committee. If Mr. Frederico retires at age 55 or later with at least three years of service, his options and restricted Common Shares will continue to vest on their original schedules and his options shall be exercisable until the expiration of the original grant. Mr. Frederico is also eligible to participate in the Company's general benefit plans, in accordance with the terms of the applicable plans. Mr. Frederico is entitled to a housing allowance for a residence in Bermuda of up to $20,000 per month. Mr. Frederico's employment agreement contains an agreement not to compete during the term of the agreement and for a period of 12 months following termination of Mr. Frederico's employment for any reason other than a termination without cause. Mr. Frederico's employment agreement also contains confidentiality and non-solicit provisions.

        Michael J. Schozer.    Michael J. Schozer, age 51, serves as the President of Assured Guaranty Corp. pursuant to his employment agreement. The employment agreement was originally dated April 28, 2004 and was amended and restated effective January 1, 2009 to include restrictions to satisfy Section 409A of the Internal Revenue Code. The initial term of Mr. Schozer's agreement was three years and the agreement automatically renews for one year periods thereafter unless non-renewed by either party at least 30 days prior to the expiration date. Under his employment agreement, Mr. Schozer receives a minimum base salary of $350,000 per year. Mr. Schozer is eligible to participate in our long-term incentive program, including the LTIP. The amount of his bonus and the amounts and form of his equity awards pursuant to the LTIP are determined by the Compensation Committee. If Mr. Schozer retires at age 55 or later with at least three years of service, his options and restricted common shares will continue to vest on their original schedule and his options shall be exercisable until the expiration of the original grant. Mr. Schozer is also eligible to participate in the Company's general benefit plans, in accordance with the terms of the applicable plans. Mr. Schozer's employment agreement contains an agreement not to compete during the term of the agreement and for a period of 12 months following termination of Mr. Schozer's employment for any reason other than a termination without cause. Mr. Schozer's employment agreement also contains confidentiality and non-solicit provisions.

        James M. Michener.    James M. Michener, age 56, serves as General Counsel of the Company pursuant to his employment agreement. The employment agreement was originally dated April 28, 2004 and was amended and restated effective January 1, 2009 to include restrictions to satisfy Section 409A of the Internal Revenue Code. The initial term of Mr. Michener's agreement was three years and the agreement automatically renews for one year periods thereafter unless non-renewed by either party at least 30 days prior to the expiration date. Under his employment agreement, Mr. Michener receives a minimum base salary of $350,000 per year. Mr. Michener is eligible to participate in our long-term incentive program, including the LTIP. The amount of his bonus and the amounts and form of his equity awards pursuant to the LTIP are determined by the Compensation Committee. If Mr. Michener retires at age 55 or later with at least three years of service, his options and restricted common shares will continue to vest on their original schedule and his options shall be exercisable until the expiration of the original grant. Mr. Michener is also eligible to participate in the Company's general benefit plans, in accordance with the terms of the applicable plans. Mr. Michener is entitled to a housing allowance for residency in Bermuda of up to $10,000 per month. Beginning September 2004, Mr. Michener's housing allowance has been increased to $12,000 per month. Mr. Michener's employment agreement contains an agreement not to compete during the term of the agreement and for a period of 12 months following termination of Mr. Michener's employment for any reason other than a termination without cause. Mr. Michener's employment agreement also contains confidentiality and non-solicit provisions.

        Robert B. Mills.    Robert B. Mills, age 59, serves as the Company's Chief Financial Officer pursuant to his employment agreement. The employment agreement was originally dated April 28, 2004 and was amended and restated effective January 1, 2009 to include restrictions to satisfy Section 409A of the Internal Revenue Code. The initial term of Mr. Mills' agreement was three years and the agreement automatically renews for one year periods thereafter unless non-renewed by either party at least 30 days prior to the expiration date. Under his employment agreement, Mr. Mills receives a minimum base salary of $500,000 per year. Mr. Mills is eligible to participate in our long-term incentive program, including the LTIP. The amount of his bonus and the amounts and form of his equity awards pursuant to the LTIP are determined by the Compensation Committee. If Mr. Mills retires at age 55 or later with at least three years of service, his options and restricted common shares will continue to vest on their original schedules and his options shall be exercisable until the expiration of the original grant. Mr. Mills is also eligible to participate in the Company's general benefit plans, in accordance with the terms of the applicable plans. Mr. Mills' employment agreement contains an agreement not to compete during the term of the agreement and for a period of 12 months following termination of Mr. Mills' employment for any reason other than a termination without cause. Mr. Mills' employment agreement also contains confidentiality and non-solicit provisions.

        Robert A. Bailenson.    Robert A. Bailenson, age 42, serves as the chief accounting officer of the Company and AGC pursuant to his employment agreement. The employment agreement was originally dated October 5, 2006 and was amended and restated effective January 1, 2009 to include restrictions to satisfy Section 409A of the Internal Revenue Code. Under his employment agreement, Mr. Bailenson receives a minimum base annual salary of $300,000. Mr. Bailenson is eligible to participate in the Company's annual incentive program. In addition, Mr. Bailenson is eligible to participate in the our LTIP, with awards based on profitability of the Company and his individual performance and subject to the discretion of the Compensation Committee. Mr. Bailenson is also eligible to participate in the Company's general employee benefit programs, in accordance with the terms of the applicable plans. Mr. Bailenson's perquisites include reimbursement for tax preparation and financial planning services and club dues and other perquisites generally made available to senior officers of AGC. If Mr. Bailenson retires after the age of 60 with at least 10 years of service, or if he retires after at least age 55 with at least five years of service and the Compensation Committee approves, any options and restricted common shares held by him will continue to vest on the schedule provided at the time of the awards and options will be exercisable until the expiration date of their original term. In the event we terminate Mr. Bailenson's employment agreement for cause, he will forfeit all grants under the LTIP, the PRP or similar incentive plans. If we terminate Mr. Bailenson's employment without cause, he will receive his then current annual base salary for 24 months, subject to compliance with his non-competition and confidentiality obligations under the employment agreement and subject to reduction by any payments made under a Company severance plan. Mr. Bailenson will also get a prorated bonus for the year in which the termination occurred, as well as a bonus for each 12 month period during the period in which he continues to receive his salary. Each bonus is based on the average annual cash bonus he received for the three years prior to his termination. During the period in which he continues to receive his salary, he may continue to participate in Company benefit plans unless he becomes employed on a full time basis. In the event of a termination without cause, Mr. Bailenson's restricted shares and options will continue to vest in accordance with the terms of the awards until the end of the period in which he continues to receive his salary. The present value of these termination benefits may be paid in a lump sum to the extent such benefits are not deferred compensation. Pursuant to the employment agreement, Mr. Bailenson is subject to a 12-month non-competition agreement and confidentiality obligations.

        Under each employment agreement, in the event of termination with cause, the executive will be paid his salary through the date of termination. No other benefits will be paid. All restricted stock and stock options will be forfeited.

        Each employment agreement provides that in the event of termination without cause, each executive officer will receive 24 month salary and benefit continuation, reduced by future employment. Any equity awards outstanding on termination will continue to vest, and be exercisable, for 24 months. In the case of Mr. Bailenson, he would also be entitled to receive a pro-rata bonus for the year of termination plus a cash bonus for each of the next two years. The bonus would be equal to the average of his annual cash bonus for the preceding three years.

        In the event of a change in control, all outstanding equity agreements for an executive officer would vest and the stock options would be exercisable for their original term. Mr. Frederico, Mr. Schozer, Mr. Michener and Mr. Mills may resign for any reason in the 12 months following a change in control and would receive salary and benefit continuation for 24 months, reduced by future employment. These amounts are payable monthly unless the Compensation Committee decides to pay them in a lump sum (to the extent that such amounts are not deferred compensation subject to Section 409A of the Internal Revenue Code). In the case of Mr. Bailenson, if he is terminated for any reason or resigns in the 4th-15th months following a change in control he will receive 36 months salary and benefit continuation. In addition, Mr. Bailenson will receive a pro rata change in control bonus for the year of termination and a change of control bonus for each of the next three years and a payment equal to the amount of employer contributions to the Company's retirement plans multiplied by 125%. The change in control bonus shall be 150% of his average cash bonus for the preceding three years. Following a change in control, the Company may not reduce Mr. Bailenson's eligibility for retiree health benefits for 15 months following a change in control or reduce the level of Company's contributions to its retirement plans on behalf of Mr. Bailenson below the rate in effect on December 31 of the year preceding the change in control. Mr. Bailenson will have continued coverage under employee benefit plans for three years following a change in control. The present value of his termination benefits may be paid in a lump sum to the extent such benefits are not deferred compensation subject to Section 409A of the Internal Revenue Code.

        Upon a change in control, the executive officers may be subject to certain excise taxes under Section 280G of the Internal Revenue Code. The Company has agreed to reimburse our executive officers for those excise taxes as well as any income and excise taxes payable by the executive officer as a result of any reimbursements for the 280G excise taxes.

        A change in control applicable to the employment agreements means the occurrence of the events described in any of the following paragraphs:

  •
  the acquisition, other than specifically identified categories of acquisitions, by any person or group of ownership of any voting securities of Assured if, immediately after the acquisition, the person has ownership of more than 25% of either our outstanding common shares, or the combined voting power of our outstanding voting securities; provided that an acquisition of voting securities by ACE Limited or one of its affiliates will not constitute a change of control and, provided further, that an acquisition of voting securities directly from the Company, such as the acquisition of shares by the funds affiliated with Mr. Ross, does not constitute a change of control;

  •
  individuals who constitute our incumbent board cease for any reason to represent greater than 50% of the voting power of members of our board; provided that for purposes of this paragraph, the Company's "incumbent board" means the members of our Board as of the date of the completion of the IPO and any individual becoming a director after that date whose election, or nomination for election, was approved by a vote of at least a majority of the directors then comprising the incumbent board; provided, however, that a person will not be considered a member of our incumbent board if he was elected as a result of an actual or publicly threatened election contest or other actual or publicly threatened solicitation of proxies or consents by or on behalf of a person other than our board;

  •
  consummation of a reorganization, amalgamation, merger, consolidation, or other business combination involving us or the sale or other disposition of more than 50% of the Company's operating assets, determined on a consolidated basis, other than any such transaction in which:

  •
  the Company's shareholders before the transaction continue to own a majority of the shares of the ultimate parent resulting from the transaction in substantially the same relative proportions as their ownership immediately prior to such transaction;

  •
  no person will own more than 25% of the resulting parent company; and

  •
  individuals who were members of our incumbent board prior to the transaction will constitute at least a majority of the members of the board of the ultimate parent resulting from the transaction;

  •
  approval by our shareholders of a plan of complete liquidation or dissolution.

Employee Stock Purchase Plan

        We maintain a broad based employee stock purchase plan that gives our eligible employees the right to purchase our common shares through payroll deductions at a purchase price that reflects a 15% discount to the market price of our common shares on the first or last day of the relevant subscription period, whichever is lower. No participant may purchase more than $25,000 worth of common shares under this plan in any calendar year.

Indemnification Agreements

        The employment agreements with our executive officers provide that they are entitled to indemnification in accordance with the Company's Bye-laws, Articles of Incorporation and other governing documents. In addition, we have entered into indemnification agreements with our directors and executive officers. These agreements are in furtherance of our Bye-laws which require us to indemnify our directors and officers for acts done, concurred in or omitted in or about the execution of their duties in their respective offices. The indemnification agreements provide for indemnification arising out of specified indemnifiable events, such as events relating to the fact that the indemnitee is or was one of our directors or officers or is or was a director, officer, employee or agent of another entity at our request or relating to anything done or not done by the indemnitee in such a capacity. The indemnification agreements provide for advancement of expenses. These agreements provide for mandatory indemnification to the extent an indemnitee is successful on the merits. To the extent that indemnification is unavailable, the agreements provide for contribution. The indemnification agreements set forth procedures relating to indemnification claims. The agreements also provide for maintenance of directors' and officers' liability insurance.

 2008 Grants of Plan-Based Awards

        The following table sets forth information concerning grants of plan-based awards for all of our executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)(1)		All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards(4)

Dominic J. Frederico	2/14/2008 2/14/2008 2/14/2008	$	— — 1,500,000	50,000 — —	— 200,000 —	$	— 23.27 —	$ $	1,163,500 1,524,000 —

Michael J. Schozer	2/14/2008 2/14/2008 2/14/2008	$	— — 1,000,000	20,000 — —	— 40,000 —	$	— 23.27 —	$ $	465,400 304,800 —

James M. Michener	2/14/2008 2/14/2008 2/14/2008	$	— — 500,000	15,000 — —	— 30,000 —	$	— 23.27 —	$ $	349,050 228,600 —

Robert B. Mills	2/14/2008 2/14/2008 2/14/2008	$	— — 800,000	20,000 — —	— 40,000 —	$	— 23.27 —	$ $	465,400 304,800 —

Robert A. Bailenson	2/14/2008 2/14/2008 2/14/2008	$	— — 200,000	5,000 — —	— 10,000 —	$	— 23.27 —	$ $	116,350 76,200 —

(1)
This column represents a Performance Retention Plan award that vests 25% after a two year performance period; 25% after a three year performance period and 50% after a four year performance period. Awards will increase or decrease in value based on 50% on the rate the Company's per share modified adjustable book value changes and 50% on the Company's operating return on equity over each performance period.

(2)
The restrictions with respect to one-quarter of the restricted common shares lapse on each of the first, second, third and fourth anniversaries of the grant date of the award, subject to continued employment. During the restricted period, the executive officers are entitled to vote restricted common shares and receive dividends.

(3)
One-third of these options become exercisable on the first, second and third anniversary of the grant date of the award, subject to continued employment.

(4)
This column discloses the aggregate grant date fair market value computed in accordance with FAS 123R, which is $23.27 per share for stock awards and $7.62 per share for option awards. For all assumptions used in the valuation, see note 20 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

Outstanding Equity Awards at December 31, 2008

        The following table sets forth the outstanding equity awards held by our executive officers as of December 31, 2008.

	Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

Dominic J. Frederico	500,000 166,667 111,112 55,556 —	— — 55,555 111,112 200,000	(1) (3) (5)	$ $ $ $ $	18.00 18.03 25.50 26.70 23.27	4/27/2014 2/10/2015 2/2/2016 2/8/2017 2/14/2018	— 20,832 41,666 62,499 50,000	(2) (4) (6) (7)	$ $ $ $	— 237,485 474,992 712,489 570,000

Michael J. Schozer	240,000 80,000 53,334 26,667 —	— — 26,666 53,333 40,000	(1) (3) (5)	$ $ $ $ $	18.00 18.03 25.50 26.70 23.27	4/27/2014 2/10/2015 2/2/2016 2/8/2017 2/14/2018	— 10,000 20,000 30,000 20,000	(2) (4) (6) (7)	$ $ $ $	— 114,000 228,000 342,000 228,000

James M. Michener	160,000 50,000 33,334 16,667 —	— — 16,667 33,333 30,000	(1) (3) (5)	$ $ $ $ $	18.00 18.03 25.50 26.70 23.27	4/27/2014 2/10/2015 2/2/2016 2/8/2017 2/14/2018	— 6,250 12,500 18,750 15,000	(2) (4) (6) (7)	$ $ $ $	— 71,250 142,500 213,750 171,000

Robert B. Mills	240,000 80,000 53,334 26,667 —	— — 26,666 53,333 40,000	(1) (3) (5)	$ $ $ $ $	18.00 18.03 25.50 26.70 23.27	4/27/2014 2/10/2015 2/2/2016 2/8/2017 2/14/2018	— 10,000 20,000 30,000 20,000	(2) (4) (6) (7)	$ $ $ $	— 114,000 228,000 342,000 228,000

Robert A. Bailenson	25,000 10,000 8,000 5,334 —	— — 4,000 10,666 10,000	(1) (3) (5)	$ $ $ $ $	18.00 18.03 25.50 26.70 23.27	4/27/2014 2/10/2015 2/2/2016 2/8/2017 2/14/2018	— 1,250 3,000 6,000 5,000	(2) (4) (6) (7)	$ $ $ $	— 14,250 34,200 68,400 57,000

(1)
These options vest on 2/2/2009, subject to agreement terms relating to continued employment or retirement.

(2)
These shares vest 2/10/2009, subject to agreement terms relating to continued employment or retirement.

(3)
Half of these options vest on 2/8/2009 and 2/8/2010; subject to agreement terms relating to continued employment or retirement.

(4)
One-half of these shares or units vest on each of 2/2/2009 and 2/2/2010, subject agreement terms relating to continued employment or retirement.

(5)
One third of these options vest on each of 2/14/2009, 2/14/2010 and 2/14/2011, subject to agreement terms relating to continued employment or retirement.

(6)
One third of these shares vests on each of 2/8/2009, 2/8/2010 and 2/8/2011, subject to agreement terms relating to continued employment or retirement.

(7)
One quarter of these shares or units vest on each of 2/14/2009, 2/14/2010, 2/14/2011 and 2/14/2012, subject to agreement terms relating to continued employment or retirement.

2008 Option Exercises and Stock Vested

        The following table provides information concerning option exercises by, and vesting of restricted stock awards of, all of our executive officers during 2008.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Dominic J. Frederico	—	—	125,000	$3,010,624

Michael J. Schozer	—	—	60,000	$1,445,100

James M. Michener	—	—	38,750	$934,862

Robert B. Mills	—	—	60,000	$1,445,100

Robert A. Bailenson	—	—	7,875	$187,315

(1)
The value of a restricted share upon vesting is the fair market value of the stock on the vesting date.

Nonqualified Deferred Compensation

        The following table sets forth information concerning nonqualified deferred compensation of our executive officers. The amounts set forth in this table include only contributions made and earnings received during 2008 and do not include contribution and earnings with respect to the 2008 bonus paid in 2009.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE(3) ($)

Dominic J. Frederico	$241,200	$482,400	($1,207,797)	$3,160,104	(4)

Michael J. Schozer	$82,200	$166,029	($313,720)	$427,328

James M. Michener	$60,600	$121,200	($237,286)	$494,811

Robert B. Mills	$71,400	$144,071	($179,478)	$589,125

Robert A. Bailenson	$31,172	$63,982	($111,477)	$188,187

(1)
The amounts in this column are also included in the Summary Compensation Table, in the salary column, as follows.

Name	2008 Amount	2007 Amount

Dominic J. Frederico	$40,125	$38,000

Michael J. Schozer	$20,308	$20,510

James M. Michener	$20,429	$19,650

Robert B. Mills	$26,400	$26,562

Robert A. Bailenson	$17,926	$16,996

(2)
The amounts in this column are included in the Summary Compensation Table, in the all other compensation column as the employer contribution to the retirement plans.

(3)
Of the totals in this column, the following totals have been previously reported in the Summary Compensation Table for previous years:

Name	2008 Amount	2007 Amount

Dominic J. Frederico	$1,769,990	$1,225,490

Michael J. Schozer	$412,539	$232,626

James M. Michener	$543,425	$396,725

Robert B. Mills	$485,142	$292,611

Robert A. Bailenson	$164,956	$87,000

(4)
$1,612,387 was assumed from the ACE Limited Supplemental Retirement Plan at the IPO.

Potential Payments Upon Termination or Change in Control

        The following tables quantify the potential payments upon termination or change of control that our executive officers would receive assuming that the relevant termination event had occurred on December 31, 2008.

Termination Due to Retirement

	Unvested Restricted Stock	Unvested Stock Options	Total

Dominic J. Frederico	$1,994,966	—	$1,994,966

Michael J. Schozer	$912,000	—	$912,000

James M. Michener	$598,500	—	$598,500

Robert B. Mills	$912,000	—	$912,000

Robert A. Bailenson	$173,850	—	$173,850

Termination Due to Death or Disability

	Unvested Restricted Stock	Unvested Stock Options	Total

Dominic J. Frederico	$1,994,966	—	$1,994,966

Michael J. Schozer	$912,000	—	$912,000

James M. Michener	$598,500	—	$598,500

Robert B. Mills	$912,000	—	$912,000

Robert A. Bailenson	$173,850	—	$173,850

Termination Without Cause Payments

	Salary Continuation	Bonus	Benefits	Employer Retirement Plan Contributions	Unvested Restricted Stock	Unvested Stock Options	Total

Dominic J. Frederico	$1,494,358	—	$77,347	$180,000	$1,994,994	—	$3,746,670

Michael J. Schozer	$796,991	—	$46,305	$96,000	$912,000	—	$1,851,296

James M. Michener	$777,066	—	$78,273	$93,600	$598,500	—	$1,547,439

Robert B. Mills	$1,036,088	—	$46,507	$124,800	$912,000	—	$2,119,395

Robert A. Bailenson	$696,080	$985,000	$45,278	$202,200	$173,850	—	$2,102,408

 Change in Control Payments

	Salary Continuation	Bonus	Benefits	Employer Retirement Plan Contributions	Excise Tax Gross-Up	Unvested Restricted Stock	Unvested Stock Options	Total

Dominic J. Frederico	$1,494,358	—	$77,346	$180,000	—	$1,994.994	—	$3,746,647

Michael J. Schozer	$796,991	—	$46,305	$96,000	—	$912,000	—	$1,851,296

James M. Michener	$777,066	—	$78,273	$93,600	—	$598,500	—	$1,547,439

Robert B. Mills	$1,036,088	—	$46,507	$124,800	—	$912,000	—	$2,119,395

Robert A. Bailenson	$2,510,754	$492,500	$45,278	$202,200	$1,431,784	$173,850	—	$4,856,366

        Each of these tables assumes that salary has accrued through December 31, 2008 and that benefit costs remain at current premium levels for three years from December 31, 2008. The lump sum cash severance values have been present valued as provided under the employment agreements. The Termination Due to Retirement table assumes that each executive officer was retirement eligible on December 31, 2008, although a retirement age is generally 55.

        With respect to the termination due to retirement, vesting of restricted stock and stock options takes place over time. However, we have not discounted these amounts receivable in the future following retirement in the Termination Due to Retirement table.

        The amounts shown in these tables do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. The aggregate qualified and non-qualified defined contribution retirement account balances as of December 31, 2008 for Messrs. Frederico, Schozer, Michener, Mills and Bailenson are as follows respectively: $3,281,207; $578,179; $616,327; $818,034 and $675,780. Retirement account balances will be paid upon termination in accordance with the terms of the plans, as described below.

        The amounts in the change in control payments table are based on a Section 280G of the Internal Revenue Code excise tax rate of 20 percent, a statutory 35 percent federal income tax rate, a 1.45 percent Medicare tax rate and a 7.35 percent state income tax rate.

        If an executive officer had been terminated for cause on December 31, 2008, he would not have received any severance payments and would have forfeited all unvested equity payments, receiving only salary payments through the vesting date and vested retirement benefits under the Company's retirement plans.

        For the purpose of these tables, the value of restricted stock has been determined by multiplying the number of shares of unvested restricted stock on December 31, 2008 by the closing price of our common stock on December 31, 2008, which was $11.40. Similarly, we calculated the value of unexercised options by multiplying the number of unvested options by the difference between the closing price of our Common Shares on December 31, 2008 by the applicable exercise price.

        Salary continuation, benefit and retirement plan contributions assume no subsequent employment after termination.

  Assured Non-Qualified Retirement Plans

        All the executive officers participate in a non-qualified defined contribution retirement plan through an Assured employer. These plans generally permit distributions only following a participant's termination of employment, and each of the plans impose some additional restrictions on distributions as described below. A change in control under the current provisions of these plans does not entitle a participant to payment. Below is an overview of each plan.

        The Assured Guaranty Ltd. Supplemental Employee Retirement Plan is a non-qualified retirement plan for higher-paid employees. Internal Revenue Code provisions, such as the annual limit on employee deferrals, limit the amount of contributions that these employees may make or have made on their behalf to the qualified Assured Guaranty Ltd. Employee Retirement Plan. Contributions credited to this supplemental plan mirror the employee contributions, employer matching contributions, and 6% employer contributions that would have been made under the Assured Guaranty Ltd. Employee Retirement Plan had the Internal Revenue Code provisions not limited the contributions. The plan also permits discretionary employer contributions. A participant does not vest in the employer contributions until he or she has completed one year of service, but the participant will vest earlier if he or she dies or attains age 65 while employed by an Assured employer. Distribution of a participant's account balances will be made as a lump sum. However, a participant may elect to receive payment of his or her account balances in annual installments over a period not exceeding five years, but only if, at the time of termination, the participant has attained age 55 and completed at least five years of service, and the amount of the participant's account balances is at least $50,000. A participant who is considered to be a specified employee as defined in Internal Revenue Code section 409A and whose payment of benefits begins by reason of termination of employment may not begin to receive such payment until six months after termination of employment. To satisfy the requirements of Internal Revenue Code section 457A, U.S. taxpayers will not accrue additional benefits under the plan on and after January 1, 2009.

        The Assured Guaranty Corp. Supplemental Executive Retirement Plan is a non-qualified retirement plan for higher-paid employees. Internal Revenue Code provisions, such as the annual limit on employee deferrals, limit the amount of contributions that these employees may make or have made on their behalf to the qualified Assured Guaranty Corp. Employee Retirement Plan. Contributions credited to this supplemental plan mirror the employee contributions, employer matching contributions, and 6% employer contributions that would have been made under the Assured Guaranty Corp. Employee Retirement Plan had the Internal Revenue Code provisions not limited the contributions. The plan also permits discretionary employer contributions. A participant does not vest in employer contributions until he or she has completed one year of service, but the participant will vest earlier if he or she dies or attains age 65 while employed by an Assured employer. Distribution of a participant's account balances will be made as a lump sum. However, a participant may elect to receive payment of his or her account balances in annual installments over a period not exceeding five years, but only if, at the time of termination, the participant has attained age 55 and completed at least five years of service, and the amount of the participant's account balances is at least $50,000. A participant who is considered to be a specified employee as defined in Internal Revenue Code section 409A and whose payment of benefits begins by reason of termination of employment may not begin to receive such payment until six months after termination of employment.

  Equity and Incentive Plans

        All the executive officers have received awards pursuant to the Company's long-term equity incentive plan and participate in the performance retention plan. A change in control of the company accelerates vesting of some equity awards made under the equity incentive plans, and restricted stock units will be distributed on a "change in control" if it satisfies the definition of change in control under Section 409A of the Internal Revenue Code. Below is an overview of the plans.

        Assured Guaranty Ltd. 2004 Long-Term Incentive Plan provides for the grant of non-qualified and incentive stock options, stock appreciation rights, full value awards, which include awards such as restricted stock or restricted stock units, and cash incentive awards to employees selected by the Compensation Committee. The Compensation Committee specifies the terms of the award, including the vesting period applicable to the award, at the time it grants the award to the employee, and includes the terms in an award agreement between the employee and the company. A participant generally vests in restricted stock awards over four years of continued employment and in option awards over three years of continued employment, but if a change in control occurs or if the participant terminates employment as a result of death or disability, then the participant immediately vests in any outstanding awards. In the event of retirement, prior equity grants to an executive officer will continue to vest and options will be exercisable for their original term.

        Assured Guaranty Ltd. Performance Retention Plan as in effect for 2008 permits the award of cash based awards to selected employees. Two types of awards were granted in 2008. Under the first type, the award is divided into three installments, with 25% of the award allocated to a performance period that includes 2008 and 2009, 25% of the award allocated to a performance period that includes 2008 through 2010, and 50% of the award allocated to a performance period that includes 2008 through 2011. Each installment of an award vests if the participant remains employed through the end of the performance period for that installment (or vests on the date of the participant's death, disability, or retirement if that occurs during the performance period). Payment for each performance period is made at the end of that performance period. One half of each installment is increased or decreased in proportion to the increase or decrease of the per share modified adjusted book value during the performance period, and one half of each installment is increased or decreased in proportion to the increase or decrease of operating return on equity during the performance period. (However, if, during the performance period, a participant dies or becomes disabled while employed, the amount is based on performance through the quarter ending before death or disability and is paid after the occurrence of death or disability.)

        Under the second type of award granted in 2008, the entire award is allocated to a performance period that includes 2008 through 2012. The award vests if the participant remains employed through the end of the performance period (or vests on the date of the participant's death, disability, or retirement if that occurs during the performance period). Payment is made at the end of the performance period. One half of the award is increased or decreased in proportion to the increase or decrease of the per share of modified adjusted book value during the performance period, and one half of the award is increased or decreased in proportion to the increase or decrease of operating return on equity during the performance period. (However, if, during the performance period, a participant dies or becomes disabled while employed, the amount is based on performance through the quarter ending before death or disability and is paid after the occurrence of death or disability.)

        Under both types of the 2008 awards, if a payment would otherwise be subject to the $1 million limit on tax deductible compensation, no payment will be made unless performance satisfies a minimum threshold.

        Modified adjusted book value as of any date is determined by the Compensation Committee and equals:

  •
  the book value of the Company, derived by determining shareholders' equity, plus

  •
  the after-tax value of the financial guaranty and mortgage guaranty net unearned premium reserves, less

  •
  deferred acquisition costs, plus

  •
  the present value of estimated net future installment premiums, as reported in the Company's quarterly financial supplement, excluding

  •
  the effects of accumulated other comprehensive income, and

  •
  the effects of unrealized gains and losses on derivative financial instruments in accordance with FAS 133.

        Operating return on equity as of any date is determined by the Compensation Committee and equals the Company's operating income as a percentage of average shareholders' equity, excluding accumulated other comprehensive income and after-tax unrealized gains (losses) on derivative financial instruments.

        Operating income is net income (loss) excluding after-tax realized gains (losses) on investments and after-tax unrealized gains (losses) on derivative financial instruments.

        In the event of a corporate transaction involving the Company, including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares, the Compensation Committee may adjust the calculation of the Company's modified adjusted book value and operating return on equity as the Compensation Committee deems necessary or desirable in order to preserve the benefits or potential benefits of Performance Retention Plan awards.

  Employment Agreements

        As described above, each executive officer is a party to an employment agreement that provides post employment benefits. The Company provides these benefits to recruit and retain these executive officers. In this section we summarize the post termination provisions of those employment agreements. See the section of this proxy statement entitled "Executive Compensation—Employment Agreements" for additional details concerning those employment agreements.

AUDIT COMMITTEE REPORT

        The Audit Committee consists of four members of the Board of Directors. Each Audit Committee member is independent, within the meaning of the NYSE listing standards, of the Company and its management and has been determined by the Board of Directors to be financially literate, as contemplated by the NYSE listing standards. In addition, the Board of Directors has determined that Messrs. Buhl, Borges and O'Kane are each audit committee financial experts within the meaning of the rules of the SEC, as that term is defined under 401(h) of Regulation S-K.

        The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which is available on the Company's website. As more fully described in the charter, the primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of the Company's financial statements and financial reporting process, the system of internal controls, the audit process, the performance of the Company's internal audit process and the performance, qualification and independence of the Company's independent auditors, PricewaterhouseCoopers LLP, which we refer to as PwC.

        The Company's management prepares the Company's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and is responsible for the financial reporting process that generates these statements. Management is also responsible for establishing and maintaining adequate internal controls over financial reporting and for performing an assessment of the effectiveness of these controls. PwC audits the Company's year-end financial statements and reviews interim financial statements. PwC also audits the effectiveness of the Company's internal controls over financial reporting. The Audit Committee, on behalf of the Board of Directors, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by the Company's management, PwC and other advisors. The Company has also retained Ernst & Young LLP, which we refer to as E&Y, to provide services to support its internal audit program and implementation of Sarbanes-Oxley Section 404. The Audit Committee has adopted an Internal Audit Charter.

        The Audit Committee held five meetings in 2008. Audit Committee meetings are usually held in conjunction with the quarterly meetings of the board of directors. At all of its quarterly meetings, the Audit Committee met with management, PwC, E&Y, the chief financial officer, the chief accounting officer and the general counsel to review, among other matters, the overall scope and plans for the internal and independent audits, and the results of such audits; critical accounting estimates and policies; the status of the Company's loss reserves and compliance with the Company's conflict of interest, regulatory compliance and code of conduct policies. At each quarterly meeting the Audit Committee also reviewed underwriting and risk management with the chief credit officer and the chief surveillance officer. The Audit Committee coordinates the oversight of underwriting and risk management with the Risk Oversight Committee. Its fifth meeting was held in February 2008 to review and approve the Company's December 31, 2007 audited consolidated financial statements and Annual Report on Form 10-K. The Committee also at that time reviewed the Company's program to ensure compliance with the requirements of Sarbanes-Oxley Section 404 and its internal controls over financial reporting, including controls to prevent and detect fraud. The Audit Committee also participated in four telephone calls with management to discuss proposed financial disclosures.

        The Audit Committee also met with management and PwC twice in February 2009 to review results of operations and audit results, and approve the Company's December 31, 2008 audited consolidated financial statements and Annual Report on Form 10-K. The Committee also reviewed the Company's program to ensure compliance with the requirements of Sarbanes-Oxley Section 404 and its internal controls over financial reporting, including controls to prevent and detect fraud. The Audit Committee also reviewed a draft proxy statement for the 2009 Annual General Meeting at this meeting.

        Also, at each meeting in 2008 and February 2009, the Audit Committee met in executive session (i.e., without management present) with representatives of PwC to discuss the results of their examinations and their evaluations of the Company's internal controls and overall financial reporting. Similar executive sessions are held at the quarterly meetings with representatives of E&Y to discuss their observations as well as to further review the results of specific internal audits and the overall internal audit program. Portions of quarterly meetings were dedicated to further education of Audit Committee members.

        The Audit Committee has also discussed with PwC all the matters required to be discussed by generally accepted auditing standards, including those described in PCAOB AU 380, "Communication with Audit Committees". These discussions included (a) the auditor's judgments about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting, (b) methods used to account for significant unusual transactions, (c) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (d) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates, (e) disagreements with management over the application of accounting principles, of which there were none, the basis for management's accounting estimates, and disclosures in the financial statements, and (f) any significant audit adjustments, of which there were none, and any significant deficiencies in internal control, of which there were none. The Audit Committee also reviewed all other material written communications between PwC and management The Audit Committee has also discussed with PwC their independence from the Company and management, including a review of audit and non-audit fees, and has reviewed in that context the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant's communications with the Audit Committee concerning independence.

        Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by the Company's management and PwC, the Audit Committee recommended to the Board of Directors that the December 31, 2008 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K.

        The foregoing report has been approved by all members of the Audit Committee.

                      G. Lawrence Buhl, Chairman
                      Neil Baron
                      Francisco L. Borges
                      Michael T. O'Kane

 EQUITY COMPENSATION PLANS INFORMATION

        The following table summarizes our equity compensation plans as of December 31, 2008:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,226,503	(1)	$21.65	1,041,161	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	4,226,503		$21.65	1,041,161

(1)
Includes common shares to be issued upon exercise of stock options granted under the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan.

(2)
Includes common shares available for future stock options granted, restricted stock awards and restricted stock units reserved for future issuance under the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan. The grants of dividend equivalents of restricted stock units have been excluded from the number of shares available for future issuance.

PROPOSAL NO. 2: APPROVAL OF THE ASSURED GUARANTY LTD. 2004
LONG-TERM INCENTIVE PLAN AS AMENDED AND RESTATED AS OF MAY 7, 2009

        A proposal will be presented at the Annual General Meeting to approve the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan, as amended and restated as of May 7, 2009 (the "LTIP"). On February 5, 2009, the Board of Directors adopted the amended and restated LTIP, subject to shareholder approval. The LTIP, as amended and restated, will increase the number of common shares of the Company ("Stock") reserved for delivery under the LTIP by 3,470,000 shares of Stock. Amendment and restatement of the LTIP is subject to shareholder approval, and will become effective upon such approval. Under New York Stock Exchange rules, shareholder approval is required for increases to the number of shares reserved under the LTIP. To enable the Company to grant performance-based compensation that is exempt from the $1 million limit on tax-deductible compensation, the performance goals of the LTIP must be periodically resubmitted to and approved by the shareholders. Shareholder approval of the LTIP will constitute approval of the performance measurement criteria set forth in the LTIP. The amendment and restatement also makes certain other technical and clarifying changes. A summary of the material provisions of the LTIP is set forth below. A copy of the LTIP, as amended and restated, is set forth in Exhibit B.

        The LTIP originally became effective as of April 21, 2004 (the "LTIP Effective Date") and will continue in effect until terminated by the Board; provided, however, that, if the LTIP as amended and restated, is approved by shareholders, no awards may be granted under the LTIP on or after the ten-year anniversary of the date of such approval. Any awards that are outstanding after termination of the LTIP shall remain subject to the terms of the LTIP.

        As of February 28, 2009, a total of 351,848 shares of Stock remained available for future issuance under the LTIP, excluding dividend equivalents. The number of shares of Stock to be issued upon exercise of outstanding options, warrants, and rights was 4,606,198 with a weighted-average exercise price of outstanding options of $20.48 and a weighted average remaining contractual term of 6.9 years. As of February 28, 2009, the outstanding unvested restricted stock was 439,764.

        If the LTIP is not approved, the increase in reserved shares, and the other changes made by the LTIP as amended and restated effective as of May 7, 2009 will not take effect.

Purpose

        The LTIP has been established by the Company to:

  •
  attract and retain persons eligible to participate in the LTIP;

  •
  motivate eligible individuals to whom awards under the LTIP will be granted by means of appropriate incentives, to achieve long-range goals;

  •
  provide incentive compensation opportunities that are competitive with those of other similar companies; and

  •
  further identify participants' interests with those of the Company's other shareholders through compensation that is based on the Company's Stock; and thereby promote the long-term financial interest of the Company and its subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

        The Company has proposed amending the LTIP to increase the number of shares of Stock available at this time due to the lower number of shares of Stock available for issuance and because it believes in the merits of linking executives' overall compensation opportunities to the enhancement of long-term shareholder return. The Company uses equity-based compensation, such as options and other Stock-related awards, as key elements of its executives' compensation packages. Because the Company believes it is important for the employees and directors of the Company and its subsidiaries to have an equity interest in the Company so that their interests are aligned with shareholder interests, and to be eligible to receive cash incentive awards, the Board of Directors has approved the amended and restated LTIP, and is recommending that shareholders approve the LTIP as amended and restated. Approval of the amended and restated LTIP will help to achieve this goal and is necessary in order for the Company to continue making equity awards to employees and directors at competitive levels.

        To achieve these objectives, the LTIP provides for the grant of non-qualified and incentive stock options, stock appreciation rights, which we refer to as "SARs", full value awards, which include awards such as restricted stock or restricted stock units, and cash incentive awards.

        Also, to preserve a tax deduction for compensation and expenses, the Company has proposed amending the LTIP to satisfy the requirement that the performance goals be periodically approved by shareholders as a condition of satisfying the performance-based compensation exception to the $1 million limits on US tax-deductible compensation.

General Description

        The LTIP provides that it is administered by a committee of two or more members of the Board of Directors of the Company who are selected by the Board. The Board has designated the Compensation Committee of the Board to serve as the committee administering the LTIP. The Compensation Committee selects those persons who shall become participants (who can be employees of the Company or any of its subsidiaries or consultants, directors or other persons providing services to the Company or any of its subsidiaries), determines the types of awards to be granted and establishes the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards. The Compensation Committee may delegate all or any portion of its responsibilities or powers under the LTIP to persons selected by it. If the Compensation Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the LTIP that would otherwise be the responsibility of the Compensation Committee.

        If the amended and restated LTIP is approved by shareholders, the maximum number of shares of Stock that may be delivered to participants and their beneficiaries under the LTIP shall be increased by 3,470,000 shares of Stock, for a total of 10,970,000 shares of Stock. Any shares of Stock covered by an award that are not delivered on an unrestricted basis, for example, because the award is forfeited, canceled, settled in cash, or used to satisfy the applicable tax withholding obligation, shall not be deemed to have been delivered for this purpose. If the exercise price of any option granted under the LTIP, or the tax withholding obligation with respect to any Award granted under the LTIP, is satisfied by tendering shares of Stock to the Company, only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the number of shares of Stock available for delivery under the LTIP. The maximum number of shares of Stock that may be delivered to participants and their beneficiaries under the LTIP as full value awards may not exceed 2,500,000 shares of Stock. The maximum number of shares of Stock that may be delivered pursuant to full value awards intended to be performance-based compensation, as described below, granted to any one participant during any one-calendar-year period, regardless of whether settlement of the award is to occur prior to, at the time of, or after the time of vesting, may not exceed 1,250,000 shares of Stock. For cash awards intended to be performance-based compensation granted to any one participant for any performance period may not exceed $500,000 multiplied by the number of months in such performance period. In addition, no more than 10,970,000 shares of Stock for incentive stock options may be delivered to participants and their beneficiaries under the LTIP. The maximum number of shares of Stock that may be covered by options and SARs granted to any one participant in any one calendar year may not exceed 2,500,000 shares of Stock.

        The shares of Stock with respect to which awards may be made under the LTIP shall be:

  •
  shares currently authorized but unissued;

  •
  to the extent permitted by applicable law, currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions; or

  •
  shares purchased in the open market by a direct or indirect wholly-owned subsidiary of the Company, as determined by the Chief Executive Officer or the Chief Financial Officer of the Company. The Company may contribute to the subsidiary an amount sufficient to accomplish the purchase in the open market of the shares of Stock to be so acquired, as determined by the Chief Executive Officer or the Chief Financial Officer of the Company. At the discretion of the Compensation Committee, an award under the LTIP may be settled in cash or a replacement award rather than shares of Stock.

        The Compensation Committee may use shares of Stock available under the LTIP as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.

        In the event of a corporate transaction involving the Company, including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares, the Compensation Committee may adjust awards to reflect the transactions. Action by the Compensation Committee may include:

  •
  adjustment of the number and kind of shares which may be delivered under the LTIP;

  •
  adjustment of the number and kind of shares subject to outstanding awards;

  •
  adjustment of the exercise price of outstanding options and SARs; and

  •
  any other adjustments that the Compensation Committee determines to be equitable, which may include, without limitation, replacement of awards with other awards which the Compensation Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that in the case of an option, the amount of such payment may be the excess of value of the shares of Stock subject to the option at the time of the transaction over the exercise price.

        Except as otherwise provided by the Compensation Committee, awards under the LTIP are not transferable except as designated by the participant by will or by the laws of descent and distribution.

        The LTIP is not subject to the Employee Retirement Income Security Act of 1974, as amended.

        All employees and directors of the Company or its subsidiaries, as well as consultants and other persons providing services to the Company or its subsidiaries, are eligible to become participants in the LTIP, except that non-employees may not be granted incentive stock options. As of February 28, 2009, the Company and its subsidiaries had approximately 160 employees. The specific employees who initially will be granted awards under the LTIP and the type and amount of any such awards will be determined by the Compensation Committee. The awards that were made to executive officers under the LTIP in 2008 are described in the "2008 Grants of Plan-Based Awards" table. Awards that were granted in February 2009 under the LTIP are described in "Compensation Discussion and Analysis—Individual Compensation Analysis."

Options

        The Compensation Committee may grant an incentive stock option or non-qualified stock option to purchase the shares of Stock at an exercise price determined under the option. Except as described below, the exercise price for an option shall not be less than the fair market value of a share of Stock at the time the option is granted or, if greater, the par value, if any, of a share of Stock. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price, except as approved by the Company's shareholders or as adjusted for corporate transactions described above.

        The option shall be exercisable in accordance with the terms established by the Compensation Committee. The full purchase price of each share of Stock purchased upon the exercise of any option shall be paid at the time of exercise of an option. Except as otherwise determined by the Compensation Committee, the purchase price of an option shall be payable in cash, by promissory note, in shares of Stock (including shares otherwise distributable pursuant to the exercise of the option), valued at fair market value as of the day of exercise, or a combination thereof. The Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies on shares of Stock acquired pursuant to the exercise of an option as the Compensation Committee determines to be desirable. In no event will an option expire more than ten years after the grant date.

Stock Appreciation Rights

        An SAR entitles the participant to receive the amount, in cash or shares, by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Compensation Committee. The exercise price for an SAR shall not be less than the fair market value of a share of Stock at the time the SAR is granted or, if less, the exercise price of the tandem option. The Compensation Committee may grant an SAR independent of any option grant and may grant and option and SAR in tandem with each other, and SARs and options granted in tandem may be granted on different dates but may have the same exercise price. The SAR shall be exercisable in accordance with the terms established by the Compensation Committee. The Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies on shares of Stock acquired pursuant to the exercise of an SAR as the Compensation Committee determines to be desirable. In no event will an SAR expire more than ten years after the grant date. The Compensation Committee may grant an SAR independent of any option grant, and may also grant an option and SAR in tandem with each other.

Full Value Awards

        The following types of "full value awards" may be granted, as determined by the Compensation Committee:

  •
  The Compensation Committee may grant shares of Stock that may be in return for previously performed services, or in return for the participant surrendering other compensation that may be due.

  •
  The Compensation Committee may grant shares of Stock that are contingent on the achievement of performance or other objectives during a specified period.

  •
  The Compensation Committee may grant shares of Stock subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the participant, or the achievement of performance or other objectives.

        Any such awards shall be subject to such other conditions, restrictions and contingencies as the Compensation Committee determines. If the right to become vested in a full value award is conditioned on the completion of a specified period of service with the Company or the subsidiaries, without achievement of performance measures, as described below, or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting will not be less than three years, subject to accelerated vesting, to the extent provided by the Compensation Committee, in the event of the participant's death, disability, retirement, change of control or involuntary termination. However, the

Compensation Committee may grant full value awards that do not condition vesting on achievement of performance objectives, and such full value award shall not be subject to the requirements of the preceding sentence provided that the aggregate number of shares covered by awards described in this sentence may not exceed 548,500 shares (which is 5% of the total number of shares available for delivery under the LTIP.

Cash Incentive Awards

        The Compensation Committee may grant cash incentive awards, including the right to receive payment of shares having the value equivalent to the cash otherwise payable, that may be contingent on achievement of a participant's performance objectives over a specified period established by the Compensation Committee. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Compensation Committee.

$1 Million Limit

        A U.S. income tax deduction for the Company will generally be unavailable for the Company for annual compensation in excess of $1 million paid to any of the most highly compensated officers of a public corporation (not more than five). However, amounts that constitute "performance-based compensation" are not counted toward the $1 million limit. It is expected that, generally, options and SARs granted under the LTIP will satisfy the requirements for "performance-based compensation." The Compensation Committee may designate whether any full value awards or cash incentive awards being granted to any participant are intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more performance measures, to the extent required by section 162(m) of the Code. The performance measures that may be used for such awards shall be based on any one or more of the following Company, subsidiary, operating unit or division performance measures as selected by the Compensation Committee: gross premiums written; net premiums written; net premiums earned; net investment income; losses and loss expenses; underwriting and administrative expenses; operating expenses; cash flow(s); operating income; profits; earnings before interest and taxes; net income; stock price; dividends; strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, investments or to assets or net assets.

Change in Control

        The LTIP provides that the occurrence of a change in control shall have such effect, if any, with respect to any award as set forth in the award agreement or, to the extent not prohibited by the LTIP or the award agreement, as provided by the Compensation Committee. For the purposes of the LTIP, a "change in control" is generally deemed to occur when:

  •
  Any person becomes the owner of 25% of the voting securities of the Company (but not including any acquisition of voting securities directly from the Company).

  •
  The majority of the Board of Directors consists of individuals other than Incumbent Directors, which term means the members of the Board of Directors on the LTIP Effective Date; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by a majority of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director.

  •
  The sale or other disposition of more than 50% of the operating assets of the Company, or the reorganization, merger, amalgamation, consolidation or other business combination involving the Company, except the transaction will not be a Change in Control if it is a sale-leaseback or other arrangement resulting in the continued utilization of the assets being sold by the Company, and the transaction will not be a Change in Control if (i) the shareholders of the Company immediately before the transaction own more than 50% of the outstanding equity securities and voting power after the transaction; (ii) no person will have ownership of more than 25% of the parent company resulting from the transaction; and (iii) Incumbent Directors immediately prior to the transaction will constitute a majority of the board of the parent company resulting from the transaction.

  •
  The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Amendment and Termination

        The LTIP may be amended or terminated at any time by the Board, and the Board or the Compensation Committee may amend any award granted under the LTIP, provided that no amendment or termination may adversely affect the rights of any participant under any award granted prior to the date such amendment is adopted without the participant's written consent (except for adjustments for corporate transactions, as described above). The Board may not amend the provisions of the LTIP related to repricing without approval of shareholders. The LTIP provides that it will continue in effect until terminated by the Board, except that no new awards may be granted under the LTIP after the ten-year anniversary of May 7, 2009. Any awards that are outstanding after the plan's termination shall remain subject to the terms of the LTIP.

United States Income Tax Considerations

        The following is a brief description of the U.S. federal income tax treatment that will generally apply to awards under the LTIP based on current U.S. income taxation with respect to participants who are subject to U.S. income tax.

  Non Qualified Options

        The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of stock acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

        The exercise of a non-qualified option through the delivery of previously acquired shares will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the participant at the time of the exercise. The excess shares will have a new holding period for capital gain purposes and a basis equal to the value of such shares of Stock determined at the time of exercise.

        Neither the participant nor the transferee will realize taxable income at the time of a non arms' length transfer of a non-qualified option as a gift. Upon the subsequent exercise of the option by the transferee, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares of Stock on the date of exercise over the option price. Upon a subsequent disposition of the shares of Stock by the transferee, the transferee will generally realize short-term or long-term capital gain or loss, with the basis for computing such gain or loss equal to the fair market value of the shares at the time of exercise. If a participant makes a gift of an option, and surrenders all dominion and control of the option, the gift should be complete for U.S. gift tax purposes at the time of transfer and should be valued at that time or, if later, at the time the option becomes vested. For gift and estate tax purposes, the gift of an option would generally cause the option and the shares of Stock acquired by exercise to be excluded from the participant's estate. Special rules may apply if the participant makes a gift of an award to a charity or to a "living trust" under which the participant retains the right to revoke the trust or substantially alter its terms.

  Incentive Stock Options

        The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise or ending one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code.

        The excess of the fair market value of the shares of Stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant's alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant's alternative minimum tax liability for the year of disposition of the shares of Stock acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

        If the participant does not sell or otherwise dispose of the Stock within two years from the date of the grant of the incentive stock option or within one year after receiving the transfer of such shares of Stock, then, upon disposition of such shares of stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and the Company will not be entitled to any deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

        If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and a corresponding deduction will be allowed to the Company, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

        The exercise of an incentive stock option through the exchange of previously acquired shares of Stock will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of a non-qualified option; that is, as a non-taxable, like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gain purposes, the same holding period as the shares that are given up. However, such holding period will not be credited for purposes of the one-year holding period required for the new shares to receive incentive stock option treatment. Shares received in excess of the number of shares given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess shares received will have a basis equal to the amount of the cash. If a disqualifying disposition, which is a disposition before the end of the applicable holding period, occurs with respect to any of the shares received from the exchange, it will be treated as a disqualifying disposition of the shares with the lowest basis.

        If the exercise price of an incentive stock option is paid with shares of Stock acquired through a prior exercise of an incentive stock option, gain will be realized on the shares given up and will be taxed as ordinary income if those shares have not been held for the minimum incentive stock option holding period, which holding period is two years from the date of grant and one year from the date of transfer, but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares received.

  Stock Appreciation Rights

        The grant of an SAR will not result in taxable income to the participant. Upon exercise of an SAR, the amount of cash or the fair market value of shares of Stock received will be taxable to the participant as ordinary income, and a corresponding deduction will be allowed to the Company. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

  Full Value Awards

        A participant who has been granted a full value award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, if the grant is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of other objectives, assuming that the restrictions constitute a "substantial risk of forfeiture" for U.S. income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period will also be compensation income to the participant and deductible as such by the Company.

  Cash Incentive Awards

        A participant will realize taxable income at the time the cash incentive award is distributed, and the Company will be entitled to a corresponding deduction.

  Withholding of Taxes

        Pursuant to the LTIP, the Company may deduct, from any payment or distribution of shares under the LTIP, the amount of any tax required by law to be withheld with respect to such payment, or may require the participant to pay such amount to the Company prior to, and as a condition of, making such payment or distribution. Subject to rules and limitations established by the Compensation Committee, a participant may elect to satisfy the withholding required, in whole or in part, either by having the Company withhold shares of Stock from any payment under the LTIP or by the participant delivering shares of the Company to the Company. However, the number of such shares used to satisfy the withholding obligation with respect to the exercise of a stock option may not be more than the number required to satisfy the Company's minimum statutory withholding obligation based on minimum statutory withholding rates for U.S. federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income. Any election must be made in writing on or before the date when the amount of taxes to be withheld is determined. The portion of the withholding that is satisfied with shares will be determined using the fair market value shares of shares of Stock on the date when the amount of taxes to be withheld is determined.

        The use of shares of Stock to satisfy any withholding requirement will be treated, for U.S. income tax purposes, as a sale of such shares for an amount equal to the fair market value of the shares on the date when the amount of taxes to be withheld is determined. If previously-owned shares of Stock of the Company are delivered by a participant to satisfy a withholding requirement, the disposition of such shares would result in the recognition of gain or loss by the participant for tax purposes, depending on whether the basis in the delivered shares is less than or greater than the fair market value of the shares at the time of disposition.

  Tax Deduction

        The Company is not currently subject to U.S. corporate income taxes, other than withholding taxes on dividends or intercompany interest income. However, if an award is granted to a participant employed by a subsidiary that is a U.S. taxpayer, the subsidiary will be entitled to a deduction equal to an amount which is equal to the amount of income includible in the participant's income.

        A U.S. income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the most highly compensated officers of a public corporation (not more than five). However, amounts that constitute "performance-based compensation" are not counted toward the $1 million limit. If a U.S. subsidiary has an employee who is among its most highly compensated officers, that subsidiary's deduction will be subject to this limit. To preserve the deduction for the subsidiary, the Company has designed the LTIP to enable awards thereunder to constitute "performance-based compensation" and not be counted toward the $1 million limit.

  Change In Control

        Any acceleration of the vesting or payment of awards under the LTIP in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the participant to a 20% excise tax and preclude deduction by a subsidiary.

  Deferred Compensation.

        Awards granted pursuant to the LTIP are generally not intended to constitute "deferred compensation" subject to section 409A of the Code. If an award does constitute "deferred compensation," it is intended to comply with section 409A of the Code. A violation of section 409A of the Code may subject a participant to immediate taxation of an award plus a 20 percent excise tax and interest. In addition, to the extent that the LTIP is treated as a plan of a "nonqualified entity" (which generally includes an entity in a jurisdiction that is not subject to U.S. income tax or a comprehensive foreign income tax), income will be recognized by the recipient at the time of vesting, rather than the time of distribution.

  Tax Advice

        The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the Federal income tax aspects of the LTIP. A participant may also be subject to state and local taxes, or taxes in other jurisdictions, in connection with the grant of awards under the LTIP. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

        THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF THE ASSURED GUARANTY LTD. 2004 LONG-TERM INCENTIVE PLAN AS AMENDED AND RESTATED AS OF MAY 7, 2009.

PROPOSAL NO. 3: APPROVAL OF THE ASSURED GUARANTY LTD. EMPLOYEE
STOCK PURCHASE PLAN AS AMENDED BY THE FIRST AMENDMENT

        A proposal will be presented at the Annual General Meeting to approve the Assured Guaranty Ltd. Employee Stock Purchase Plan (the "ESPP"), as amended by the first amendment (the "First Amendment") thereto. On February 5, 2009, the Board of Directors adopted the First Amendment, subject to shareholder approval. The First Amendment will increase the number of shares of Stock reserved for delivery under the ESPP by 250,000 shares of Stock, and will become effective upon such approval. A summary of the material provisions of the ESPP is set forth below. A copy of the ESPP, as amended through the First Amendment, is set forth in Exhibit C.

        The ESPP became effective as of November 4, 2004. As of February 28, 2009, under the current plan limit of 100,000 shares of Stock, no shares remained available for future issuance under the ESPP.

        The ESPP is a broad-based plan that gives eligible employees of the Company and its subsidiaries, who elect to participate, the right to purchase shares of Stock using amounts deducted from their pay during consecutive "Subscription Periods." The ESPP is intended to qualify as an "employee stock purchase plan" under section 423 of the Code, and therefore offers favorable tax treatment for certain purchases of Stock made pursuant to the ESPP (see "United States Income Tax Considerations," below in this section). The first Subscription Period began January 1, 2005.

        If the shareholders do not approve the ESPP as amended through the First Amendment, the increase in shares will not take effect, and no shares will be available for purchase under the ESPP after 2008.

Purpose

        The purpose of the ESPP is to provide eligible employees of the Company and its subsidiaries with an opportunity to purchase Stock through accumulated payroll deductions.

        Because the Board of Directors believes it is important for the employees of the Company and its subsidiaries to have an equity interest in the Company, the Board of Directors has approved the First Amendment in order to increase Stock available under the ESPP, and is recommending it to shareholders for approval.

General Description

        The ESPP provides that it shall be administered by a committee of two or more members of the Board of Directors of the Company who are selected by the Board. The Board has designated the Compensation Committee to serve as the committee administering the ESPP. The Compensation Committee has the authority to manage and control the operation and administration of the ESPP, including the authority to interpret the ESPP and to establish, amend and rescind rules and regulations relating to the ESPP. Except to the extent prohibited by the provisions of Rule 16b-3 pursuant to the Exchange Act, applicable local law, the applicable rules of any stock exchange, or any other applicable rules, the Compensation Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers under the ESPP to any person or persons selected by it. Any such allocation or delegation may be revoked by the Compensation Committee at any time.

        The maximum number of shares of Stock which shall be available for sale under the ESPP shall be 350,000, subject to the approval by the shareholders of the Company of the ESPP as amended through the First Amendment. The Stock with respect to which awards may be made under the ESPP shall be:

  •
  shares currently authorized but unissued;

  •
  shares purchased in the open market by a direct or indirect wholly-owned subsidiary of the Company (as determined by the President, Chief Financial Officer or General Counsel of the Company). The Company may contribute to the subsidiary an amount sufficient to accomplish the purchase in the open market of the shares of Stock to be so acquired (as determined by the Chairman or any Executive Vice President of the Company).

        Subject to the requirements of section 423 of the Code, the Compensation Committee shall adjust the number of shares available under the ESPP for any subdivision or consolidation of shares or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or any other increase or reduction of the number of shares of Stock outstanding that is effected without receiving compensation therefor in money, services or property.

        If the shareholders of the Company receive any shares of Stock or other securities or property pursuant to any reorganization, merger, consolidation or plan of exchange with another corporation, or if the Company distributes securities of another corporation to its shareholders, then, subject to the requirements of section 423 of the Code, an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the shareholders of the Company in respect of such shares shall be substituted for the shares subject to outstanding rights to purchase Stock under the ESPP.

        Except as otherwise permitted under Code section 424 and SEC Rule 16b-3, neither the amount of any payroll deductions made with respect to a participant's compensation nor any participant's rights to purchase shares of Stock under the ESPP may be pledged or hypothecated, nor may they be assigned or transferred other than by will and the laws of descent and distribution. During the lifetime of the participant, the rights provided to the participant under the ESPP may be exercised only by him.

        The ESPP is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or qualified under Section 401(a) of the Code.

Duration, Amendment and Termination

        The ESPP shall be unlimited in duration unless it is terminated pursuant to the provisions of the ESPP, which provide that the Board may amend or terminate the ESPP at any time. With limited exceptions specified in the ESPP, no amendment or termination of the ESPP may adversely affect the rights of a participant with respect to Stock that have been purchased before such amendment is adopted by the Board.

Eligibility

        All employees of the Employers (meaning the Company and each of its subsidiaries which, with the consent of the Company, adopts the ESPP for the benefit of its eligible employees) who have been employed for more than 500 hours and for longer than six months, and whose customary employment is greater than 20 hours per week and more than five months in any calendar year, are eligible to participate in the ESPP. However, only those individuals employed by the Employers on the first day of a Subscription Period (defined below) may participate in the ESPP during that Subscription Period. In addition, certain restrictions apply to employees who own, or who would own upon the exercise of any rights extended under the ESPP and the exercise of any other options (whether qualified or non-qualified), shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation. Certain restrictions also apply to employees whose rights to purchase Stock under all employee stock purchase programs the Employers maintain would accrue at a rate that exceeds $25,000 of fair market value (determined at the time the purchase rights are granted) for each calendar year in which the purchase rights are outstanding. As of February 28, 2009, the Company and its subsidiaries had approximately 160 employees eligible to participate in the ESPP.

Participation

        The ESPP gives participants the right to purchase shares of Stock using amounts deducted from their pay during consecutive "Subscription Periods." The Compensation Committee, with the approval of the Board, has established six-month Subscription Periods that will begin on January 1 and July 1 of each year. The Compensation Committee has the authority to change the length and/or frequency of the Subscription Periods, but the periods may not extend beyond one year. The Compensation Committee may permit participation in Subscription Periods beginning on or after January 1, 2009, subject to shareholder approval of the ESPP as amended through the First Amendment.

        Eligible employees can become participants in the ESPP for any Subscription Period by filing a written payroll deduction authorization (referred to as a "Subscription Agreement" or an "Enrollment Form") with the Compensation Committee. The Subscription Agreements authorize payroll deductions from the employees' pay for contributions to the ESPP for that Subscription Period.

        When participants file Subscription Agreements, their participation in the ESPP generally begins on the first day of the Subscription Period to which their Subscription Agreements relate and continues until the end of the Subscription Period or, if earlier, until the participants elect to terminate participation as described below or until the ESPP is terminated. At the time participation begins for a Subscription Period, participants are granted an "option" to purchase Stock on the Exercise Date (as defined below) for that Subscription Period. The amount of Stock to be purchased is determined based on the accumulated payroll deductions and the purchase price applicable to the option, as discussed below. The participants have no interest in shares of Stock covered by the Subscription Agreement until the shares are delivered. Neither the ESPP nor any contract in connection with the ESPP gives any person a right to a lien on the funds deducted from participants' pay pursuant to the ESPP.

Payroll Deductions

        At the time participants file Subscription Agreements, they elect to have payroll deductions made on each pay day during the applicable Subscription Period. Participants may choose a reduction of either a full percentage of their Compensation (as defined below) or a specified whole dollar amount. Whether they elect a dollar amount or a percentage, the total amount of the payroll deductions for the Subscription Period cannot exceed 10% of their Compensation for that Subscription Period. "Compensation" means salary, except that if a participant does not receive salary, Compensation is based on such other amount of basic compensation as determined by the Compensation Committee. Participants do not earn interest on amounts deducted from their paychecks, and, prior to the time they are used to buy Stock under the ESPP, the funds are available for general use by the Employers and may be subject to the claims of the Employers' creditors.

        After the Subscription Period begins, participants may not increase or decrease the rate of their payroll deductions for that Subscription Period, unless their participation terminates, as described below.

Termination of Participation

        Participants may discontinue participation in the ESPP for any Subscription Period. If a participant chooses to terminate participation, the total amount that has been deducted during that Subscription Period will be returned, without interest (to the extent the amount has not been used to exercise options under the ESPP). If deductions are withdrawn, the option for that Subscription Period will be terminated and no further payroll deductions will be made for that Subscription Period.

        If a participant's employment with the Employers terminates, the total amount that has been deducted during that Subscription Period will be returned, without interest (to the extent the amount has not been used to exercise options under the ESPP), and the option will be terminated.

Purchase of Stock

        The amounts that have been deducted from participants' paychecks during a Subscription Period will be used on the "Exercise Date" to purchase full shares of Stock. An Exercise Date is generally the last trading day of a Subscription Period. The number of shares purchased will be equal to the total amount, as of the Exercise Date, that has been deducted from the participants' paychecks for that Subscription Period, divided by the Purchase Price, rounded down to the next full share (subject to any limits on the number of shares of Stock that may be purchased with respect to a Subscription Period as may be imposed by the Compensation Committee). The "Purchase Price" is 85% of the lower of (1) the fair market value of a Share on the first day of the Subscription Period, or (2) the fair market value of a Share on the Exercise Date (or such higher price as the Compensation Committee may determine form time to time). The closing price with respect to a Share on December 31, 2008 was $9.69 per share. In no event shall the Purchase Price be less than the par value of the Stock. Limitations may apply with respect to the amount and value of Stock that a participant may purchase under the ESPP for any Subscription Period. No participant may purchase more than $25,000 in value of Stock under the ESPP (and any other employee stock purchase plan) in any calendar year.

        If participants decide they do not wish to purchase Stock during a Subscription Period, they may notify the Company prior to the Exercise Date (or at such other time as the Compensation Committee may establish) that they elect not to purchase the shares of Stock which they are entitled to purchase. To the extent the amounts deducted from participants' paychecks are not used to purchase full shares of Stock, those amounts shall be returned without interest. The options shall expire on the last day of the Subscription Period.

United States Income Tax Considerations

        The following is a brief description of the U.S. federal income tax treatment that will generally apply with respect to purchases under the ESPP by participants who are subject to U.S. income tax. This discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the ESPP. Participants may also be subject to foreign, state and/or local taxes in connection with purchases under the ESPP, which could differ significantly from U.S. federal tax consequences. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax aspects of purchases to their personal circumstances.

        The ESPP is intended to qualify under section 423 of the Code. Under this section, a participant will not be required to recognize taxable income at the time shares are purchased under the ESPP. The participant may, however, become liable for tax upon the disposition of the shares of Stock acquired, as described below.

        In the event that shares acquired pursuant to the ESPP are not sold or disposed of (including by way of gift) prior to two years after the first day of a Subscription Period or one year after the relevant Exercise Date, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price, or (b) the excess of the fair market value of the shares at the date of grant over an amount equal to what the purchase price would have been if it had been computed as of the date of the grant, will be treated as ordinary income to the participant. Any further gain on disposition will be treated as long-term capital gain and any loss will be treated as a capital loss.

        In the event the participant sells or disposes of the shares before the expiration of the holding periods described above, the excess of the fair market value of the shares on the Exercise Date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as a capital gain and will be treated as a long-term capital gain if the shares have been held for more than one year. If the shares are sold for less than their fair market value on the Exercise Date, the participant may recognize a capital loss equal to the difference between the sales price and the value of the shares on the Exercise Date.

        The Company is not currently subject to U.S. corporate income taxes. However, if a sale or disposition is made before the expiration of the holding periods described above, by a participant employed by a subsidiary that is a U.S. taxpayer, the subsidiary will be entitled to a deduction for its taxable year in which such sale or disposition occurs equal to the amount of income includible in the participant's gross income as ordinary income.

ESPP Benefits

        The benefits to be derived under the ESPP by any individual is currently undeterminable. Participation in the ESPP is entirely voluntary and benefits will only be realized for those employees who choose to allocate a portion of their Compensation to the purchase of Stock of the Company. The total number of shares to be purchased during each Subscription Period cannot be determined in advance, as it will vary based on individual elections and the price of Stock at the Exercise Date.

        THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF THE ASSURED GUARANTY LTD. EMPLOYEE STOCK PURCHASE PLAN AS AMENDED BY THE FIRST AMENDMENT THERETO.

 PROPOSAL NO. 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The appointment of independent auditors is approved annually by the Audit Committee and ratified by our shareholders. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has authorized the engagement of PricewaterhouseCoopers LLP, who we refer to as PwC, as our independent auditors for the year ending December 31, 2009. Since 1999, the Company's subsidiaries, as subsidiaries of ACE prior to the IPO, had a working association with PwC, ACE's independent auditor. PwC had the responsibility for examining the consolidated financial statements of the Company and its subsidiaries during the IPO.

        Our audited financial statements for the year ending December 31, 2008 will be presented at the Annual General Meeting. Representatives of PwC will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

Independent Auditor Fee Information

        The following table presents fees for professional audit services rendered by PwC for the audit of our annual consolidated financial statements for 2008 and 2007 and fees for other services rendered by PwC for 2008 and 2007.

	2008	2007
Audit fees(1)	$2,129,021	$1,921,089
Audit-related fees(2)	$71,925	$79,310
Tax fees(3)	$153,467	$188,556
All other fees(4)	$523,740	—

    (1)
    We paid audit fees, including costs, for the years ended December 31, 2008 and December 31, 2007 for professional services rendered in connection with:

      •
      the audits of our consolidated financial statements of management's assessment of internal controls over financial reporting and of the effectiveness of these controls;

      •
      the statutory and GAAP audits of various subsidiaries;

      •
      comfort letters issued in connection with registrant statements filed by the Company;

      •
      consents issued in connection with financial guaranty transactions; and

      •
      review of quarterly press releases and financial supplements and documentation of internal controls

    (2)
    Audit related fees, including costs for the years ended December 31, 2008 and December 31, 2007 were for professional services rendered in connection with audits of employee benefit plans and review procedures in connection with the compensation disclosures in this proxy statement, which were approximately $15,000 in both years. In addition, in 2007 the Company spent approximately $11,310 on review procedures in connection with an examination of AGC by the Maryland Insurance Administration.

    (3)
    Tax fees for 2008 were for professional services rendered in connection with preparation of the 2007 federal tax returns. Tax fees for 2007 were for professional services rendered in connection with the preparation of the 2006 federal tax returns and for assistance with the filing of a change in accounting method with the IRS.

    (4)
    Fees related to due dilgence services provided in connection with the Company's pending acquisition of FSAH and to a review of servicing procedures for home equity line of credit loans in the Company's direct financial guaranty Countrywide transactions.

Pre-Approval Policy of Audit and Non-Audit Services

        The Audit Committee pre-approved all of the fees described above. The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent auditor, PwC. The Audit Committee provides a general pre-approval of certain audit and non-audit services on an annual basis. The types of services that may be covered by a general pre-approval include other audit services, audit-related services and permissible non-audit services. If a type of service is not covered by the Audit Committee's general pre-approval, the Audit Committee must review the service on a specific case by case basis and pre-approve it if such service is to be provided by the independent auditor. Annual audit services engagement terms and fees require specific pre-approval of the Audit Committee. Any proposed services exceeding pre-approved costs also require specific pre-approval by the Audit Committee. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence. The Audit Committee may delegate either type of pre-approval authority to one or more of its members.

        THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

 PROPOSAL NO. 5: PROPOSALS CONCERNING OUR SUBSIDIARY,
ASSURED GUARANTY RE LTD.

        In accordance with the Company's Bye-Laws, if the Company is required or entitled to vote at a general meeting of any direct non-United States subsidiary of the Company, the Company's directors must refer the matter to the shareholders of the Company and seek authority from the Company's shareholders for the Company's representative or proxy to vote in favor of the resolution proposed by the subsidiary. The Company's directors must cause the Company's representative or proxy to vote the Company's shares in the subsidiary pro rata to the votes received at the general meeting of the Company. In addition, the Company's board of directors, in its discretion, may require that the organizational documents of each subsidiary of the Company organized under the laws of a jurisdiction outside the United States to contain provisions substantially similar to these provisions. As a consequence, we are proposing that our shareholders authorize the Company to vote in favor of the following matters to be presented at the next annual general meeting of its subsidiary, Assured Guaranty Re Ltd., a company organized under the laws of Bermuda, which we refer to as AG Re.

        Proposal 5.1—Election of Directors.    We propose that the Company be directed to elect each of Howard Albert, Robert A. Bailenson, Gary Burnet, Dominic J. Frederico, James M. Michener, Robert B. Mills, David Penchoff and Andrew Pickering as directors of AG Re, with such persons constituting the entire board of directors of AG Re, to serve for one year terms commencing at the annual general meeting of AG Re. Each of Messrs. Albert, Bailenson, Burnet, Frederico, Michener, Mills, Penchoff and Pickering are officers of the Company and have consented to serve as directors of AG Re without fee if elected. We do not expect that any of the nominees will become unavailable for election as a director of AG Re, but if any nominees should become unavailable prior to the meeting, proxy cards authorizing the proxies to vote for the nominees will instead be voted for substitute nominees recommended by AG Re's board of directors.

        The biographies for these nominees are set forth below:

        Howard Albert, age 49, has been the Managing Director and Chief Credit Officer of the Company since 2003. He is also Deputy Chief Credit Officer of AGC. He joined the Company in 1999 as Chief Underwriting Officer of Capital Re Corp., the predecessor to the Company. Prior to joining the Company, he spent two years with Rothschild Inc.

        Robert A. Bailenson, age 42, has been Chief Accounting Officer of Assured since May 2005 and has been with Assured and its predecessor companies since 1990. In addition to this position, Mr. Bailenson serves as the Chief Accounting Officer of the Company's subsidiary, Assured Guaranty Corp; a position he has held since 2003. He was Chief Financial Officer and Treasurer of Assured Guaranty Re Ltd. from 1999 until 2003 and was previously the Assistant Controller of Capital Re Corp., which was acquired by ACE in 1999.

        Gary Burnet, age 38, has been the Managing Director-Chief Credit Officer of AG Re since 2006 and served as the Vice President-Risk Management and Operations of AG Re from 2002 to 2005. Prior to working for the Company, Mr. Burnet worked in various capacities for subsidiaries of ACE from 1998 to 2002, for Coopers & Lybrand from 1996 to 1998 and Geoghegan & Co. CA from 1993 to 1996.

        Dominic J. Frederico—See Mr. Frederico's biography in "Election of Directors—Directors whose terms of office will continue after this meeting."

        James M. Michener, age 56, has been General Counsel and Secretary of Assured since February 2004. Mr. Michener was General Counsel and Secretary of Travelers Property Casualty Corp. from January 2002 to February 2004. From April 2001 to January 2002, Mr. Michener served as general counsel of Citigroup's Emerging Markets business. Prior to joining Citigroup's Emerging Markets business, Mr. Michener was General Counsel of Travelers Insurance from April 2000 to April 2001 and General Counsel of Travelers Property Casualty Corp. from May 1996 to April 2000.

        Robert B. Mills, age 59, has been Chief Financial Officer of Assured since January 2004. Mr. Mills was Managing Director and Chief Financial Officer—Americas of UBS AG and UBS Investment Bank from April 1994 to January 2004 where he was also a member of the Investment Bank Board of Directors. Previously, Mr. Mills was with KPMG from 1971 to 1994 where his responsibilities included being partner-in-charge of the Investment Banking and Capital Markets practice.

        David Penchoff, age 54, has been the President of AG Re since 2005. From 2004-2005 he served as AG Re's Chief Underwriting Officer. Before joining the Company Mr. Penchoff worked at MBIA Insurance Corp. for 10 years, where he was director for public finance. Prior to joining MBIA, Mr. Penchoff served as a vice president in the Bond Insurance Ratings Group at Standard & Poor's and was an investment officer at Aetna Life and Casualty.

        Andrew Pickering, age 52, has been the Managing Director of Risk Management and Surveillance at the Company since 2005. Mr. Pickering joined the Company in 1995 as part of the underwriting team and has held a variety of positions with the Company and its predecessor companies over the past 14 years.

        Proposal 5.2—Appointment of Auditors.    We propose that the Company be directed to appoint PricewaterhouseCoopers LLP, as the independent auditors of AG Re for the fiscal year ending December 31, 2009, subject to PricewaterhouseCoopers LLP being appointed as the Company's independent auditors. We expect representatives of the firm to be present at the meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

        The following table presents fees for professional audit services rendered by PwC for the audit of AG Re's financial statements for 2008 and 2007 and fees for other services rendered by PwC to AG Re for 2008 and 2007.

	2008	2007
Audit fees	$120,000	$140,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

        The above audit fees are included in the audit fees shown in "Proposal No. 4: Ratification of Appointment of Independent Auditors."

        Other Matters.    The Board of Directors of the Company does not know of any matter to be brought before the annual general meeting of AG Re that we have not described in this proxy statement. If any other matter properly comes before the annual general meeting of AG Re, the Company's representative or proxy will vote in accordance with his or her judgment on such matter.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU AUTHORIZE THE COMPANY TO VOTE FOR EACH OF THE PROPOSALS CONCERNING THE COMPANY'S SUBSIDIARY, ASSURED GUARANTY RE LTD.

 SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

How do I submit a proposal for inclusion in next year's proxy material?

        If you wish to submit a proposal to be considered for inclusion in the proxy material for the next annual meeting, please send it to the Secretary, Assured Guaranty Ltd., 30 Woodbourne Avenue, Hamilton HM 08, Bermuda. Under the rules of the SEC, proposals must be received no later than December 7, 2009 and otherwise comply with the requirements of the SEC to be eligible for inclusion in the Company's 2010 Annual General Meeting proxy statement and form of proxy.

 How do I submit a proposal or make a nomination at an annual general meeting?

        Our Bye-Laws provide that if a shareholder desires to submit a proposal for consideration at an annual general meeting, or to nominate persons for election as directors, the shareholder must provide written notice of an intent to make such a proposal or nomination which the Secretary of the Company must receive at our principal executive offices no later than 90 days prior to the anniversary date of the immediately preceding annual general meeting. With respect to the 2010 Annual General Meeting, such written notice must be received on or prior to February 6, 2010. The notice must meet the requirements set forth in our Bye-Laws. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Exchange Act, management proxies would be allowed to use their discretionary voting authority to vote on any proposal with respect to which the foregoing requirements have been met.

OTHER MATTERS

        The Board of Directors of the Company does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

                      By Order of the Board of Directors,

                      James M. Michener
                      Secretary

EXHIBIT A

EXHIBIT A—CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

I.     Introduction

        To be considered independent, a director of the Company must meet all of the following Categorical Standards for Director Independence. In addition, a director who is a member of the Company's Audit Committee must meet the heightened criteria set forth below in Section IV to be considered independent for the purposes of membership on the Audit Committee. These categorical standards may be amended from time to time by the Company's Board of Directors.

        Directors who do not meet these categorical standards for independence can also make valuable contributions to the Company and its Board of Directors by reason of their knowledge and experience.

        In addition to meeting the standards set forth below, a director will not be considered independent unless the Board of Directors of the Company affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its determination, the Board of Directors shall broadly consider all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. For this purpose, the Board does not need to reconsider relationships of the type described in Section III below if such relationships do not bar a determination of independence in accordance with Section III below.

II.    Definitions

        An "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home. When considering the application of the three year period referred to in each of paragraphs III.1 through III.5 below, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

        The "Company" includes any subsidiary in its consolidated group.

III.  Standards for Directors

        The following standards have been established to determine whether a director of the Company is independent:

1.
A director is not independent if the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company. Employment as an interim Chairman or CEO or other executive officer shall not disqualify a director from being considered independent following that employment.

  For purposes of this paragraph III, the term "executive officer" has the same meaning specified for the term "officer" in Rule 16(a) 1(f) under the Securities Exchange Act of 1934. Rule 16a 1(f) defines "officer" as a company's president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the company. Officers of the company's parent(s) or subsidiaries shall be deemed officers of the company if they perform such policy-making functions for the company.

2.
A director is not independent if the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this test. Compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) need not be considered in determining independence under this test.

3.
A director is not independent if: (A) the director is a current partner or employee of a firm that is the company's internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company's audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company's audit within that time.

4.
A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee.

5.
A director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

  In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member's current employer; the Company need not consider former employment of the director or immediate family member. Contributions to tax exempt organizations shall not be considered "payments" for purposes of this test, provided, however, that the Company shall disclose in its annual proxy statement any such contributions made by the Company to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from the Company to the organization exceeded the greater of $1 million, or 2% of such tax exempt organization's consolidated gross revenues.

6.
Being a director, executive officer or employee, or having an immediate family member who is a director, executive officer or employee, of a company that purchases insurance, reinsurance or other services or products from the Company, by itself, does not bar a determination that the director is independent if the payments made to the Company for such products or services do not exceed the threshold set forth in paragraph III.5 above.

IV.    Standards for Audit Committee Members

        In addition to satisfying the criteria set forth in Section III above, directors who are members of the Company's Audit Committee will not be considered independent for purposes of membership on the Audit Committee unless they satisfy the following criteria:

1.
A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board committee, accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service).

2.
A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee, be an affiliated person of the Company or any subsidiary thereof.

3.
If an Audit Committee member simultaneously serves on the audit committees of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Company's Audit Committee.

EXHIBIT B

ASSURED GUARANTY LTD.
2004 LONG-TERM INCENTIVE PLAN

(As Amended and Restated as of May 7, 2009)

ASSURED GUARANTY LTD.
2004 LONG-TERM INCENTIVE PLAN

(As Amended and Restated as of May 7, 2009)

SECTION 1
GENERAL

        1.1    Purpose.    The Assured Guaranty Ltd. 2004 Long-Term Incentive Plan (the "Plan") has been established by Assured Guaranty Ltd. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common shares; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return. The Plan was amended and restated on August 5, 2008, to conform to the requirements of section 409A of the Code. The Plan as so amended and restated was amended and restated as of May 7, 2009 in the form set forth herein, to be effective with respect to Awards granted after December 31, 2008, subject to shareholder approval.

        1.2    Participation.    Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

        1.3    Operation, Administration, and Definitions.    The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 5 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 9).

SECTION 2
OPTIONS AND SARS

        2.1    Definitions.

  (a)
  The grant of an "Option" entitles the Participant to purchase Shares at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either an incentive stock option (an "ISO") or a non-qualified option (an "NQO"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

  (b)
  A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Shares (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of Shares at the time of exercise; over (b) an Exercise Price established by the Committee.

        2.2    Exercise Price.    The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted. The Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of grant (or, if greater, the par value, if any, of a Share).

        2.3    Exercise.    An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall an Option or SAR expire later than ten years after the date of its grant.

        2.4    Payment of Option Exercise Price.    The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

  (a)
  Subject to the following provisions of this subsection 2.4, the full Exercise Price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

  (b)
  Subject to applicable law, the full Exercise Price shall be payable in cash, by promissory note, or by tendering, by either actual delivery of shares or by attestation, Shares acceptable to the Committee (including shares otherwise distributable pursuant to the exercise of the Option), and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

  (c)
  Subject to applicable law, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

        2.5    Settlement of Award.    Settlement of Options and SARs is subject to subsection 5.7.

        2.6    No Repricing.    Except for either adjustments pursuant to paragraph 5.2(f) (relating to the adjustment of Shares), or reductions of the Exercise Price approved by the Company's shareholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower Exercise Price.

        2.7    Grants of Options and SARs.    An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the Exercise Price of both the Option and SAR shall be the same, and the exercise of the Option or SAR with respect to a Share shall cancel the corresponding tandem SAR or Option right with respect to such Share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same Exercise Price as the earlier granted Award, but the Exercise Price for the later granted Award may be less than the Fair Market Value of the Share at the time of such grant.

SECTION 3
FULL VALUE AWARDS

        3.1    Definition.    A "Full Value Award" is a grant of one or more Shares or a right to receive one or more Shares in the future, with such grant subject to one or more of the following, as determined by the Committee:

  (a)
  The grant shall be in consideration of a Participant's previously performed services, or surrender of other compensation that may be due.

  (b)
  The grant shall be contingent on the achievement of performance or other objectives during a specified period.

  (c)
  The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.

The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

        3.2    Restrictions on Awards.

  (a)
  The Committee may designate a Full Value Award granted to any Participant as "performance-based compensation" as that term is used in section 162(m) of the Code. To the extent required by Code section 162(m), any Full Value Award so designated shall be conditioned on the achievement of one or more performance objectives. The performance objectives shall be based on Performance Measures selected by the Committee. For Awards under this Section 3 intended to be "performance-based compensation," the grant of the Awards and the establishment of the performance objectives shall be made during the period required under Code section 162(m).

  (b)
  If the right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives (whether or not related to the Performance Measures) being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant's death, disability, retirement, change in control or involuntary termination). However, the Committee may grant Full Value Awards that do not condition vesting on achievement of performance objectives, and such Awards shall not be subject to the limits of foregoing provisions of this paragraph (b), provided that the aggregate number of shares subject to Full Value Awards granted pursuant to this paragraph (b) (excluding any such Awards to the extent that they have been forfeited or cancelled) may not exceed 5% of the limit imposed by paragraph 5.2(b) (relating to the limit on Shares granted under the Plan).

SECTION 4
CASH INCENTIVE AWARDS

        A Cash Incentive Award is the grant of a right to receive a payment of cash (or in the discretion of the Committee, Shares having value equivalent to the cash otherwise payable) that is contingent on achievement of performance or other objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee. The Committee may designate a Cash Incentive Award granted to any Participant as "performance-based compensation" as that term is used in section 162(m) of the Code. To the extent required by Code section 162(m), any such Award so designated shall be conditioned on the achievement of one or more performance objectives. The performance objectives shall be based on Performance Measures as selected by the Committee. For Awards under this Section 4 intended to be "performance-based compensation," the grant of the Awards and the establishment of the performance objectives shall be made during the period required under Code section 162(m). Except as otherwise provided in the applicable plan or arrangement, distribution of any bonus awards by the Company or its Subsidiaries (whether granted this Plan or otherwise), for a performance period ending in a calendar year, shall be made to the participant not later than March 15 of the following calendar year; provided, however, that for purposes of determining compliance with Code section 409A, a payment will be considered to satisfy the requirement of this sentence if distribution is made no later than the end of the calendar year following the end of the applicable performance period.

SECTION 5
OPERATION AND ADMINISTRATION

        5.1    History.    The Plan was amended and restated as of August 5, 2008, to conform to the requirements of section 409A of the Code. The Plan as so amended and restated was amended and restated as of May 7, 2009 in the form set forth herein, to be effective with respect to Awards granted after December 31, 2008, contingent on shareholder approval of such restatement by the Company's shareholders at the 2009 annual meeting, to increase the shares reserved under the Plan and to make certain other revisions. To the extent not prohibited by applicable law or the applicable rules of any stock exchange, Awards which are to use Shares reserved under the Plan that are contingent on the approval by the Company's shareholders may be granted prior to that meeting contingent on such approval. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of May 7, 2009, which is the date on which the shareholders approved the Plan as amended and restated to increase the reserved Shares.

        5.2    Shares and Other Amounts Subject to Plan.    The Shares for which Awards may be granted under the Plan shall be subject to the following:

  (a)
  The Shares with respect to which Awards may be made under the Plan shall be: (i) shares currently authorized but unissued; (ii) to the extent permitted by applicable law, currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions (it being recognized that at the time of adoption of the Plan the Company is not permitted to have treasury shares); or (iii) shares purchased in the open market by a direct or indirect wholly-owned subsidiary of the Company (as determined by the Chief Executive Officer or the Chief Financial Officer of the Company). The Company may contribute to the subsidiary or trust an amount sufficient to accomplish the purchase in the open market of the Shares to be so acquired (as determined by the Chief Executive Officer or the Chief Financial Officer of the Company).

  (b)
  Subject to the following provisions of this subsection 5.2, the maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be 10,970,000 Shares (which number includes all shares available for delivery under this paragraph (b) since the establishment of the Plan in 2004, determined in accordance with the terms of the Plan).

  (c)
  To the extent provided by the Committee, any Award may be settled in cash rather than Shares.

  (d)
  Only Shares, if any, actually delivered to the Participant or beneficiary on an unrestricted basis with respect to an Award shall be treated as delivered for purposes of the determination under paragraph (b) above, regardless of whether the Award is denominated in Shares or cash. Consistent with the foregoing:

  (i)
  To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the Shares are not delivered on an unrestricted basis (including, without limitation, by reason of the Award being settled in cash or used to satisfy the applicable tax withholding obligation), such Shares shall not be deemed to have been delivered for purposes of the determination under paragraph (b) above.

  (ii)
  If the exercise price of any Option granted under the Plan or the tax withholding obligation with respect to any Award granted under the Plan is satisfied by tendering

      Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the number of Shares available for delivery under the Plan.

  (e)
  Subject to paragraph 5.2(f), the following additional maximums are imposed under the Plan:

  (i)
  The maximum number of Shares that may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be 10,970,000 Shares (which number includes all Shares available for delivery under this paragraph (e)(i) since the establishment of the Plan in 2004, determined in accordance with the terms of the Plan); provided, however, that to the extent that Shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan.

  (ii)
  The maximum number of Shares that may be covered by Awards granted to any one Participant during any one-calendar-year period pursuant to Section 2 (relating to Options and SARs) shall be 2,500,000 Shares. For purposes of this paragraph (ii), if an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a Share cancels the tandem SAR or Option right, respectively, with respect to such Share, the tandem Option and SAR rights with respect to each Share shall be counted as covering but one Share for purposes of applying the limitations of this paragraph (ii).

  (iii)
  The maximum number of Shares that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Full Value Awards) shall be 2,500,000 Shares.

  (iv)
  For Full Value Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than 1,250,000 Shares may be delivered pursuant to such Awards granted to any one Participant during any one-calendar-year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided that Awards described in this paragraph (iv) that are intended to be performance-based compensation shall be subject to the following:

  (A)
  If the Awards are denominated in Shares but an equivalent amount of cash is delivered in lieu of delivery of Shares, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of Shares into cash.

  (B)
  If delivery of Shares or cash is deferred until after Shares have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the Shares are earned shall be disregarded.

  (v)
  For Cash Incentive Value Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), the maximum amount payable to any Participant with respect to any performance period shall equal $500,000 multiplied by the number of calendar months included in that performance period; provided that Awards described in this paragraph (v), that are intended to be performance-based compensation, shall be subject to the following:

  (A)
  If the Awards are denominated in cash but an equivalent amount of Shares is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into Shares.

  (B)
  If delivery of Shares or cash is deferred until after cash has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the cash is earned shall be disregarded.

  (f)
  In the event of a corporate transaction involving the Company (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee may adjust Awards to reflect the transactions. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (A) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on shares of a company resulting from the transaction, and (B) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option, the amount of such payment may be the excess of value of the Shares subject to the Option at the time of the transaction over the exercise price). However, in no event shall this paragraph (f) be construed to permit a modification (including a replacement) of an Option or SAR if such modification either: (i) would result in accelerated recognition of income or imposition of additional tax under Code section 409A; or (ii) would cause the Option or SAR subject to the modification (or cause a replacement Option or SAR) to be subject to Code section 409A, provided that the restriction of this clause (ii) shall not apply to any Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A.

        5.3    General Restrictions.    Delivery of Shares or other amounts under the Plan shall be subject to the following:

  (a)
  Notwithstanding any other provision of the Plan, the Company shall have no obligation to recognize an exercise of an Option or SAR or deliver any Shares or make any other distribution of benefits under the Plan unless such exercise, delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the United States Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity or other regulatory authority with respect to the issue of shares and securities by the Company.

  (b)
  To the extent that the Plan provides for issuance of share certificates to reflect the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by or may be made in compliance with applicable law, the Bye-laws of the Company, or the applicable rules of any stock exchange.

        5.4    Tax Withholding.    All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee and subject to applicable law, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of Shares which the Participant already owns (provided, however, that to the extent Shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with Shares in accordance with this clause (ii) shall be limited to Shares held by the Participant for not less than six months prior to the payment date); or (iii) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that such Shares under this clause (iii) may be used to satisfy not more than the Company's minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

        5.5    Grant and Use of Awards.    In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Subject to subsection 2.6 (relating to repricing), Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. Notwithstanding the provisions of subsection 2.2, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company or a Subsidiary assumed in business combinations may provide for Exercise Prices that are less than the Fair Market Value of the Shares at the time of the replacement grants, if the Committee determines that such Exercise Price is appropriate to preserve the economic benefit of the award. The provisions of this subsection shall be subject to the provisions of subsection 5.15.

        5.6    Dividends and Dividend Equivalents.    An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend or dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares, will be subject to the Company's Bye-laws as well as applicable law and further may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents. The provisions of this subsection shall be subject to the provisions of subsection 5.15.

        5.7    Settlement of Awards.    The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of Shares, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment or distribution, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Share equivalents. Except for Options and SARs designated at the time of grant or otherwise as intended to be subject to Code section 409A, this subsection 5.7 shall not be construed to permit the deferred settlement of Options or SARs, if such settlement would result in deferral of compensation under Treas. Reg. §1.409A-1(b)(5)(i)(A)(3) (except as permitted in paragraphs (i) and (ii) of that section). Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee. The provisions of this subsection shall be subject to the provisions of subsection 5.15.

        5.8    Transferability.    Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

        5.9    Form and Time of Elections.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

        5.10    Agreement With Company.    An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

        5.11    Action by Company or Subsidiary.    Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

        5.12    Gender and Number.    Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

        5.13    Limitation of Implied Rights.

  (a)
  Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

  (b)
  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and is registered in the Company's Register of Shareholders.

  (c)
  All Stock and shares issued under any Award or otherwise are to be held subject to the provisions of the Company's Bye-laws and each Participant is deemed to agree to be bound by the terms of the Company's Bye-laws as they stand at the time of issue of any Shares under the Plan.

        5.14    Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

        5.15    Limitations under Section 409A.    The provisions of the Plan shall be subject to the following:

  (a)
  Neither subsection 5.5 nor any other provision of the Plan shall be construed to permit the grant of an Option or SAR if such action would cause the Option or SAR being granted or the option or stock appreciation right being replaced to be subject to Code section 409A, provided that this paragraph (a) shall not apply to any Option or SAR (or option or stock appreciation right granted under another plan) being replaced that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A.

  (b)
  Except with respect to an Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A, no Option or SAR shall condition the receipt of dividends with respect to an Option or SAR on the exercise of such Award, or otherwise provide for payment of such dividends in a manner that would cause the payment to be treated as an offset to or reduction of the exercise price of the Option or SAR pursuant Treas. Reg. §1.409A-1(b)(5)(i)(E).

  (c)
  The Plan shall not be construed to permit a modification of an Award, or to permit the payment of a dividend or dividend equivalent, if such actions would result in accelerated recognition of taxable income or imposition of additional tax under Code section 409A.

SECTION 6
CHANGE IN CONTROL

        Subject to the provisions of paragraph 5.2(f) (relating to the adjustment of shares), the occurrence of a Change in Control shall have the effect, if any, with respect to any Award as set forth in the Award Agreement or, to the extent not prohibited by the Plan or the Award Agreement, as provided by the Committee.

SECTION 7
COMMITTEE

        7.1    Administration.    The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 7. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board. As a committee of the Board, the Committee is subject to the overview of the Board. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

        7.2    Powers of Committee.    The Committee's administration of the Plan shall be subject to the following:

  (a)
  Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 8) to cancel or suspend Awards.

  (b)
  To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States and Bermuda, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States and Bermuda.

  (c)
  The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

  (d)
  Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

  (e)
  In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to applicable corporate law.

  (f)
  Notwithstanding any other provision of the Plan, no benefit shall be distributed under the Plan to any person unless the Committee, in its sole discretion, determines that such person is entitled to benefits under the Plan.

        7.3    Delegation by Committee.    Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

        7.4    Information to be Furnished to Committee.    The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 8
AMENDMENT AND TERMINATION

        The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee if applicable); and further provided that adjustments pursuant to paragraph 5.2(f) shall not be subject to the foregoing limitations of this Section 8; and further provided that the provisions of subsection 2.6 (relating to Option and SAR repricing) cannot be amended unless the amendment is approved by the Company's shareholders. No amendment or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Code section 409A or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Code section 409A to become subject to section 409A.

SECTION 9
DEFINED TERMS

        In addition to the other definitions contained herein, the following definitions shall apply:

  (a)
  Award.    The term "Award" means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, and Full Value Awards.

  (b)
  Board.    The term "Board" means the Board of Directors of the Company.

  (c)
  Change in Control.    The term "Change in Control" means the occurrence of the events described in any of paragraphs (i), (ii), (iii) or (iv) below:

  (i)
  Acquisition of Securities.    The acquisition (disregarding any Excluded Acquisitions) by any Person of ownership of any Voting Securities if, immediately after such acquisition, such Person has ownership of more than twenty-five percent (25%) of either the Outstanding Company Common Shares, or the combined voting power of the Outstanding Company

      Voting Securities. In no event shall a Change in Control occur by reason of ownership of Shares, Voting Securities, Outstanding Company Common Shares, or Outstanding Company Voting Securities by ACE Limited and/or any successor or Affiliate of ACE Limited.

    (ii)
    Change in Board.    Individuals who constitute the Incumbent Board cease for any reason to represent greater than 50% of the voting power of members of the Board.

    (iii)
    Corporate Transaction.    Consummation of (A) a Corporate Transaction or (B) the sale or other disposition of more than fifty percent (50%) of the operating assets of the Company (determined on a consolidated basis), but not including an Internal Reorganization.

    (iv)
    Liquidation.    Approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

    (v)
    Definitions.    The terms used in the definition of "Change in Control" shall have the following meanings:

    (A)
    An "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

    (B)
    The term "Company Plan" means an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company.

    (C)
    The term "Corporate Transaction" means any reorganization, merger, amalgamation, consolidation, or other business combination involving the Company.

    (D)
    The following shall constitute "Excluded Acquisitions" of Shares or Voting Securities (whichever is applicable):

    (I)
    Any acquisition of Shares or Voting Securities (whichever is applicable) by a Company Plan.

    (II)
    Any acquisition of Shares or Voting Securities (whichever is applicable) by an underwriter temporarily holding securities pursuant to an offering of such securities.

    (III)
    Any acquisition of Shares or Voting Securities (whichever is applicable) by any Person pursuant to an Internal Reorganization.

    (IV)
    Any acquisition of Shares or Voting Securities (whichever is applicable) directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company).

    (V)
    Any acquisition of Shares or Voting Securities (whichever is applicable) by the Company.

    (VI)
    Any acquisition of Shares or Voting Securities (whichever is applicable) by ACE Limited and/or any successor or Affiliate of ACE Limited or any employee benefit plan (or related trust) maintained by any such entity.

    (E)
    The members of the "Incumbent Board" shall mean the members of the Board of Directors as of the date immediately prior to the date of the initial public offering of the shares of the Company and shall also mean any individual becoming a director after that date whose election, or nomination for election by the Company shareholders, was approved by a vote of a least a majority of the directors then comprising the Incumbent Board; provided, however, that there shall be excluded for this purpose any such individual whose initial assumption of office occurs as a result of an actual or publicly threatened election contest (as such terms are used in Rule 14a-11 promulgated under the Securities Exchange Act of 1934) or other actual or publicly threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

      (F)
      The term "Internal Reorganization" means a sale-leaseback or other arrangement resulting in the continued utilization of the assets being sold or otherwise transferred (or the operating products of such assets) by the Company. The term "Internal Reorganization" also means a Corporate Transaction to which all of paragraphs (I), (II), and (III) below are applicable:

      (I)
      All or substantially all of the individuals and entities who have ownership, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction have ownership of more than fifty percent (50%) of, respectively, the then outstanding shares of common equity securities and the combined voting power of the then outstanding Voting Securities entitled to vote generally in the election of directors, as the case may be, of the ultimate parent entity resulting from such Corporate Transaction (including, without limitation, an entity which, as a result of such transaction, has ownership of the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries) in substantially the same relative proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be.

      (II)
      No Person (other than the Company, any Company Plan or related trust, the corporation resulting from such Corporate Transaction, and any Person having ownership, immediately prior to such Corporate Transaction, directly or indirectly, of more than twenty-five percent (25%) of the Outstanding Company Common Shares or the Outstanding Company Voting Securities, as the case may be) will have ownership of more than twenty-five percent (25%) of, respectively, the then outstanding common shares of the ultimate parent entity resulting from such Corporate Transaction or the combined voting power of the then outstanding Voting Securities of such entity.

      (III)
      Individuals who were members of the Incumbent Board immediately prior to the Corporate Transaction will constitute at least a majority of the members of the board of directors of the ultimate parent entity resulting from such Corporate Transaction.

      (G)
      The term "Outstanding Company Common Shares" as of any date means the then outstanding common shares, of whatever subclass or series, of the Company.

      (H)
      The term "Outstanding Company Voting Securities" as of any date means the then outstanding Voting Securities (which shall be counted based on the number of votes that may be cast per share).

      (I)
      The term "ownership" means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934.

      (J)
      The term "Person" means an individual, entity or group as that term is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934.

      (K)
      The term "Voting Securities" as of any date means any of the outstanding securities of the Company entitled to vote generally in the election of the Company's Board of Directors.

    (d)
    Code.    The term "Code" means the United States Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

    (e)
    Dollars.    As used in the Plan, the term "dollars" or numbers preceded by the symbol "$" means amounts in United States dollars.

    (f)
    Eligible Individual.    For purposes of the Plan, the term "Eligible Individual" means any employee of the Company or a Subsidiary, and any consultant, director, or other person providing services to the Company or a Subsidiary; provided, however, that to the extent required by the Code, an ISO may only be granted to an employee of the Company or a subsidiary corporation of the Company (as that term is used in section 424(f) of the Code). An Award may be granted to an employee or other individual providing services, in connection with hiring, retention or otherwise, prior to the date the employee or service provider first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee or service provider first performs such services.

    (g)
    Fair Market Value.    Except as otherwise provided by the Committee, the "Fair Market Value" of a Share as of any date shall be the closing market composite price for such Share as reported for the New York Stock Exchange—Composite Transactions on that date or, if the Shares are not traded on that date, on the next preceding date on which the Shares were traded.

    (h)
    Performance Measures.    The "Performance Measures" shall be based on any one or more of the following Company, Subsidiary, operating unit or division performance measures: gross premiums written; net premiums written; net premiums earned; net investment income; losses and loss expenses; underwriting and administrative expenses; operating expenses; cash flow(s); operating income; profits, earnings before interest and taxes; net income; stock price; return on equity; dividends; strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, investments or to assets or net assets.

    (i)
    Shares.    The term "Shares" means common shares of the Company.

    (j)
    Subsidiaries.    For purposes of the Plan, the term "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

    (k)
    Stock.    The term "Stock" is sometimes used to refer to common shares of the Company.

    (l)
    Termination of Service.    With respect to Awards that constitute Deferred Compensation, references to the Participant's termination of employment (including references to the Participant's employment termination, and to the Participant terminating employment, a Participant's separation from service, and other similar reference) and references to a Participant's termination as a director (including separation from service and other similar references) shall mean, respectively, the Participant ceasing to be employed by, or ceasing to perform director services for, the Company and the Affiliates, subject to the following:

    (i)
    The employment relationship or director relationship will be deemed to have ended at the time the Participant and the applicable company reasonably anticipate that a level of bona fide services the Participant would perform for the Company and the Affiliates after such date would permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36 month period (or the full period of service to the Company and the Affiliates if the Participant has performed services for the Company and the Affiliates for less than 36 months). In the absence of an expectation that the Participant will perform at the above-described level, the date of termination of employment or termination as a director will not be delayed solely by reason of the Participant continuing to be on the Company's and the Affiliates' payroll after such date.

    (ii)
    The employment or director relationship will be treated as continuing intact while the Participant is on a bona fide leave of absence (determined in accordance with Treas. Reg. §409A-1(h)).

    (iii)
    The determination of a Participant's termination of employment or termination as a director by reason of a sale of assets, sale of stock, spin-off, or other similar transaction of the Company or an Affiliate will be made in accordance with Treas. Reg. §1.409A-1(h).

    (iv)
    If a Participant performs services both as an employee of the Company or an Affiliate, and a member of the board of directors of the Company or an Affiliate, the determination of whether termination of employment or termination of service as a director shall be made in accordance with Treas. Reg. §1.409A-1(h)(5) (relating to dual status service providers).

    (v)
    The term "Affiliates" means all persons with whom the Company is considered to be a single employer under section 414(b) of the Code and all persons with whom the Company would be considered a single employer under section 414(c) thereof.

    (vi)
    The term "Deferred Compensation" means payments or benefits that would be considered to be provided under a nonqualified deferred compensation plan as that term is defined in Treas. Reg. §1.409A-1.

EXHIBIT C

ASSURED GUARANTY LTD.
EMPLOYEE STOCK PURCHASE PLAN

(Effective as of November 4, 2004 and as amended through the First Amendment)

ASSURED GUARANTY LTD.
EMPLOYEE STOCK PURCHASE PLAN

(Effective as of November 4, 2004 and as amended through the First Amendment)

SECTION 1
GENERAL

        1.1.    Purpose.    The Assured Guaranty Ltd. Employee Stock Purchase Plan (the "Plan") has been established by Assured Guaranty Ltd. (the "Company") to provide eligible employees of the Company and the Related Companies with an opportunity to acquire a proprietary interest in the Company through the purchase of common shares of the Company ("Stock"). The Plan is intended to qualify as an employee stock purchase plan under section 423 of the Code, and the provisions of the Plan are to be construed in a manner consistent with the requirements of that section.

        1.2.    Operation and Administration.    The operation and administration of the Plan shall be subject to the provisions of Section 3. Capitalized terms in the Plan shall be defined as set forth in Section 6 or elsewhere in the Plan.

SECTION 2
METHOD OF PURCHASE

        2.1.    Eligibility.    Plan participation shall be available to (and shall be limited to) all persons who are employees of the Employers, except that the following persons shall not be eligible to participate in the Plan:

  (a)
  An employee who has been employed less than 500 hours and less than six months.

  (b)
  An employee whose customary employment is 20 hours or less per week.

  (c)
  An employee whose customary employment is for not more than five months in any calendar year.

  (d)
  An employee who owns, or who would own upon the exercise of any rights extended under the Plan and the exercise of any other option held by the employee (whether qualified or non-qualified), shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation.

Notwithstanding the foregoing provisions of this subsection 2.1, an individual may participate in the Plan for any Subscription Period only if he is employed by an Employer on the first day of that period.

        2.2.    Participation Election.    The Committee shall establish "Subscription Periods" of not longer than one year for the accumulation of funds necessary for payment of the Purchase Price (as defined in subsection 2.3) of Stock under the Plan. For any Subscription Period, an eligible employee shall become a Plan 'Participant' by filing, with the Committee, a written payroll deduction authorization with respect to Compensation otherwise payable to the Participant during the period. Such payroll deductions shall be any full percentage of the Compensation of the Participant, or any specified whole dollar amount, up to but not more than 10% of his Compensation in either case. After the beginning of the Subscription Period, and except as otherwise provided in subsection 2.4, a Participant may not alter the rate of his payroll deductions for that period. Subject to the limitations of subsection 2.3, each eligible employee who has elected to become a Participant for a Subscription Period in accordance with the foregoing provisions of this subsection 2.2 shall be granted on the first day of such Subscription Period an option to purchase (at the applicable Purchase Price) on the Exercise Date (as defined in subsection 2.3) for such Subscription Period up to a number of whole shares of Stock determined by dividing such Participant's accumulated payroll deductions as of such Exercise Date by the applicable

Purchase Price, subject to such limits on the number of shares that may be purchased with respect to any Subscription Period as may be imposed by the Committee. Exercise of the option shall occur as provided in subsection 2.3, unless the Participant has terminated participation in the Plan prior to the Exercise Date as provided in subsection 2.4 or the Participant elects not to exercise the option as provided in subsection 2.3(b). The option shall expire on the last day of the Subscription Period.

        2.3.    Purchase of Stock.    On the last day of each Subscription Period (the "Exercise Date"), a Participant shall become eligible to exercise his option to purchase the number of whole shares of Stock as his accumulated payroll deductions for the Subscription Period will purchase, subject to the following:

  (a)
  The "Purchase Price" per share shall be equal to 85% of the lesser of (i) the fair market value of Stock on the first day of the Subscription Period; or (ii) the fair market value of Stock on the Exercise Date (or such higher price as may be determined by the Committee from time to time). In no event shall the Purchase Price be less than the par value of the Stock.

  (b)
  A Participant shall be deemed to have elected to purchase the shares of Stock which he became entitled to purchase on the Exercise Date unless he shall notify the Company prior to the Exercise Date, or such other time as the Committee may establish, that the Participant he elects not to make such purchase.

  (c)
  Any accumulated payroll deductions that are not used to purchase full shares of Stock under the Plan shall be paid to the Participant without interest.

  (d)
  No employee shall have the right to purchase more than $25,000 in value of Stock under the Plan (and any other employee stock purchase plan described in Code section 423 and maintained by the Company or any Related Company) in any calendar year, such value being based on the fair market value of Stock as of the date on which the option to purchase the Stock is granted, as determined in accordance with subsection 2.2 of the Plan.

        2.4.    Termination of Participation.    A Participant may discontinue his participation in the Plan for any Subscription Period, whereupon all of the Participant's payroll deductions for the Subscription Period will be promptly paid to him without interest, and no further payroll deductions will be made from his pay for that period. If a Participant's employment with the Employers terminates during a Subscription Period for any reason, all payroll deductions accumulated by the Participant under the Plan for the period shall be paid to the Participant without interest.

SECTION 3
OPERATION AND ADMINISTRATION

        3.1.    Effective Date.    Subject to the approval of the shareholders of the Company at the Company's 2005 annual meeting of its shareholders, the Plan shall be effective as of the date on which it is adopted by the Board; provided, however, that to the extent that rights are granted under the Plan prior to its approval by shareholders, they shall be contingent on approval of the Plan by the shareholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any rights granted under the Plan are outstanding.

        3.2.    Shares Subject to Plan.    Shares of Stock to be purchased under the Plan shall be subject to the following:

  (a)
  The shares of Stock which may be purchased under the Plan shall be currently authorized but unissued shares, or shares purchased in the open market by a direct or indirect wholly owned subsidiary of the Company (as determined by the President, Chief Financial Officer or General Counsel of the Company). The Company may contribute to the subsidiary an amount sufficient to accomplish the purchase in the open market of the shares of Stock to be so acquired (as determined by the Chairman or any Executive Vice President of the Company).

  (b)
  Subject to the provisions of subsection 3.3 and the following provisions of this paragraph (b), the number of shares of Stock which may be purchased under the Plan shall not exceed 100,000 shares of Stock; provided that, contingent on approval by the Company's shareholders at the Company's 2009 annual meeting of the increase in the number of shares reserved for purchase as set forth below, the number of shares of Stock that may be purchased under the Plan shall not exceed 350,000 shares of Stock (which number includes all shares available for delivery under this paragraph (b) since the establishment of the Plan in 2004, determined in accordance with the terms of the Plan). To the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Committee may permit participation for Subscription Periods beginning on or after January 1, 2009 and prior to the 2009 annual shareholders meeting, provided that such participation is contingent on the approval of the increase in reserved shares by the Company's shareholders at the Company's 2009 annual shareholders meeting.

  (c)
  A Participant will have no interest in shares of Stock covered by his Subscription Agreement until the shares are delivered to him.

        3.3.    Adjustments to Shares.

  (a)
  If the Company shall effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then, subject to the requirements of Code section 423, the Committee shall adjust the number of shares of Stock available under the Plan.

  (b)
  If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange the shareholders of the Company receive any shares of stock or other securities or property, or the Company shall distribute securities of another corporation to its shareholders, then, subject to the requirements of Code section 423, there shall be substituted for the shares subject to outstanding rights to purchase Stock under the Plan an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the shareholders of the Company in respect of such shares.

        3.4.    Limit on Distribution.    Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

  (a)
  Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

  (b)
  In the case of a Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, add such conditions and limitations with respect to such Participant as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

  (c)
  To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may, at the direction of the Committee, be effected on a non-certificated basis, to the extent not prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules.

        3.5.    Withholding.    All benefits under the Plan are subject to withholding of all applicable taxes.

        3.6.    Transferability.    Except as otherwise permitted under Code section 424 and SEC Rule 16b-3, neither the amount of any payroll deductions made with respect to a Participant's compensation nor any Participant's rights to purchase shares of Stock under the Plan may be pledged or hypothecated, nor may they be assigned or transferred other than by will and the laws of descent and distribution. During the lifetime of the Participant, the rights provided to the Participant under the Plan may be exercised only by him.

        3.7.    Limitation of Implied Rights.

  (a)
  Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Employers whatsoever, including, without limitation, any specific funds, assets, or other property which the Employers, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Employers. Nothing contained in the Plan shall constitute a guarantee by any of the Employers that the assets of the Employers shall be sufficient to pay any benefits to any person.

  (b)
  The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of an Employer or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no right to purchase shares under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights.

        3.8.    Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

        3.9.    Action by Employers.    Any action required or permitted to be taken by any Employer shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules) by a duly authorized officer of the Employer.

        3.10.    Gender and Number.    Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

SECTION 4
COMMITTEE

        4.1.    Administration.    The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 4.

        4.2.    Selection of Committee.    The Committee shall be selected by the Board, and shall consist of not less than two members of the Board, or such greater number as may be required for compliance with SEC Rule 16b-3.

        4.3.    Powers of Committee.    The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

  (a)
  Subject to the provisions of the Plan, the Committee will have the authority and discretion to establish the terms, conditions, restrictions, and other provisions applicable to the right to purchase shares of Stock under the Plan.

  (b)
  The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

  (c)
  Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

        4.4.    Delegation by Committee.    Except to the extent prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

        4.5.    Information to be Furnished to Committee.    The Employers and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Employers and Related Companies as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

        4.6.    Liability and Indemnification of Committee.    No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Employers be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Employers. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Employers, to the fullest extent permitted by law, against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

SECTION 5
AMENDMENT AND TERMINATION

        The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 3.3 (relating to certain adjustments to shares), no amendment or termination may adversely affect the rights of any Participant or beneficiary with respect to shares that have been purchased prior to the date such amendment is adopted by the Board. No amendment of the Plan may be made without approval of the Company's shareholders to the extent that such approval is required to maintain compliance with the requirements of Code section 423.

 SECTION 6
DEFINED TERMS

        For purposes of the Plan, the terms listed below shall be defined as follows:

  (a)
  Board.    The term "Board" shall mean the Board of Directors of the Company.

  (b)
  Code.    The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

  (c)
  Compensation.    The term "Compensation" means total compensation paid by the Employers for the applicable period specified in Section 2.2, exclusive of any bonus payment, payment in cash or kind under any stock option plan, deferred compensation plan, or other employee benefit plan or program of the Employers.

  (d)
  Dollars.    As used in the Plan, the term "dollars" or numbers preceded by the symbol "$" shall mean amounts in United States Dollars.

  (e)
  Effective Date.    The "Effective Date" shall be the date on which the Plan is adopted by the Board.

  (f)
  Employer.    The Company and each Related Company which, with the consent of the Company, adopts the Plan for the benefit of its eligible employees are referred to collectively as the "Employers" and individually as an "Employer".

  (g)
  Fair Market Value.    The "Fair Market Value" of a share of Stock of the Company as of any date shall be the closing market composite price for such Stock as reported for the New York Stock Exchange—Composite Transactions on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

  (h)
  Participant.    The term "Participant" means any employee of the Company who is eligible and elects to participate pursuant to the provisions of Section 2.

  (i)
  Related Companies.    The term "Related Company" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

PROXY
ASSURED GUARANTY LTD.

ANNUAL GENERAL MEETING OF STOCKHOLDERS – May  7, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Dominic J. Frederico, Robert B. Mills and James M. Michener as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the Common Shares of Assured Guaranty Ltd. (the “Company”) which the undersigned is entitled to vote at the Annual General Meeting to be held at 8 a.m. Atlantic Time on May 7, 2009 at the Fairmont Hamilton Princess, 76 Pitts Bay Road, Hamilton, Bermuda or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted (1) for the election of each of Stephen A. Cozen, Donald H. Layton, Wilbur L. Ross, Jr. and Walter A. Scott, (2) for the amendment of the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan, (3) for the amendment of the Assured Guaranty Ltd. Employee Stock Purchase Plan, (4) for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009 and (5) for the approval of the proposals relating to the Company’s subsidiary, Assured Guaranty Re Ltd. (“Ag Re”). The Board of Directors of Assured recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the amendment of the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan, “FOR” the amendment of the Assured Guaranty Ltd. Employee Stock Purchase Plan, “FOR” the appointment of PricewaterhouseCoopers LLP and “FOR” the proposals relating to AG Re.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

FOLD AND DETACH HERE

You can now access your BNY Mellon Shareowner Services account online.

Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Assured Guaranty Ltd. now makes it easy and convenient to get current information on your shareholder account.

• View account status

• View certificate history

• View book-entry information

• View payment history for dividends

• Make address changes

• Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

****TRY IT OUT****

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1 THROUGH 5

Please mark your votes as indicated in this example ☒

(1) ELECTION OF DIRECTORS FOR TERM EXPIRING	FOR ALL	WITHHOLD	*EXCEPTIONS
IN 2012		FOR ALL
Nominees:
01-Stephen A. Cozen	☐	☐	☐
02-Donald H. Layton
03-Wilbur L. Ross, Jr.
04-Walter A. Scott

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions _________________________________________

(2) AMENDMENT OF 2004 LONG-TERM INCENTIVE PLAN	FOR	AGAINST	ABSTAIN
	☐	☐	☐

	FOR	AGAINST	ABSTAIN
(3) AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN	☐	☐	☐

(4) RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR YEAR ENDING DECEMBER 31, 2009	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5) SUBSIDIARY PROPOSALS	FOR	WITHHOLD	*EXCEPTIONS
(5.1) Authorizing the Company to vote for directors of our subsidiary,	ALL	FOR ALL	☐
Assured Guaranty Re Ltd. (“AG Re”), for term expiring in 2010:	☐	☐
01-Howard Albert
02-Robert A. Bailenson
03-Gary Burnet
04-Dominic J. Frederico
05-James M. Michener
06-Robert B. Mills
07-David Penchoff
08-Andrew Pickering

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions _________________________________________

(5.2) Authorizing the Company to vote for the appointment of PricewaterhouseCoopers LLP as AG Re’s independent auditors for the ending year December 31, 2009	FOR ☐	AGAINST ☐	ABSTAIN ☐

Mark Here for Address Change or ☐ Comments SEE REVERSE	I Will Attend Meeting ☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 P.M. Eastern Time on May 6, 2009.

INTERNET
Assured Guaranty Ltd.	http://www.eproxyvoting.com/ago
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone 1-866-580-9477
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.